Filed Pursuant to Rule 424(b)(3)
Registration No. 333-267375

PROSPECTUS SUPPLEMENT NO. 15
(to prospectus dated April 18, 2023)

NAUTICUS ROBOTICS, INC.

8,275,000 Shares of Common Stock

Up to 8,625,000 Shares of Common Stock Underlying Public Warrants to Purchase Common Stock

Up to 7,175,000 Shares of Common Stock Underlying Private Warrants to Purchase Common Stock

Up to 2,922,425 Shares of Common Stock Underlying Securities Purchase Agreement Warrants to Purchase Common Stock

Up to 2,922,425 Shares of Common Stock Underlying Convertible Debentures

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated April 18, 2023 (the “Prospectus”), with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 5, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale by us of (i) 862,500 shares of common stock, par value $0.0001 per share (“Common Stock”), of Nauticus Robotics, Inc. (the “Company”) which were issued upon the conversion of the rights to receive one twentieth (1/20) of one share of Common Stock (the “Right Shares”) in connection with the closing of the Business Combination (defined below), (2) 8,625,000 shares of Common Stock (the “Public Warrant Shares”) issuable upon the exercise of 8,625,000 redeemable warrants, which are exercisable at a price of $11.50 per share (the “Public Warrants”) and (3) 7,175,000 shares of Common Stock (the “Private Warrant Shares”) issuable upon the exercise of 7,175,000 redeemable warrants, purchased by CleanTech Sponsor I LLC and CleanTech Investments, LLC (together, the “Co-sponsors”) at a price of $1.00 per Private Warrant pursuant to a subscription agreement entered into in connection with CLAQ’s (defined below) initial public offering (“IPO”), which are exercisable at a price of $ 11.50 per share (the “Private Warrants”).

The Prospectus and this prospectus supplement also relate to the resale from time to time by the selling securityholders named in the Prospectus or their permitted transferees (the “Selling Securityholders”) of (i) 4,312,500 shares of Common Stock (the “Founder Shares”) that were issued to the Co- sponsors in conjunction with the IPO at a purchase price equivalent to approximately $0.00058 per Founder Share and subsequently converted upon the closing of the Business Combination and (ii) 3,100,000 shares of Common Stock purchased by certain Selling Securityholders at a price of $10.00 per share of Common Stock, and issued pursuant to the terms of certain subscription agreements entered into in connection with the Business Combination pursuant to the Merger Agreement (the “Merger Agreement,” and together with the other agreements and transactions contemplated thereby, the “Business Combination”) by and among CleanTech Acquisition Corp. (“CleanTech” or “CLAQ”), Nauticus Robotics Holdings, Inc. (formerly known as “Houston Mechatronics, Inc.”), a Texas corporation (“Nauticus Robotics Holdings”), and CleanTech Merger Sub, Inc. (“Merger Sub”), a wholly- owned subsidiary of CleanTech. Pursuant to the Merger Agreement, in connection with the consummation of the Business Combination Merger Sub merged with and into Nauticus Robotics Holdings, with Nauticus Robotics Holdings surviving the merger as a wholly owned subsidiary of the Company, and the Company was renamed “Nauticus Robotics, Inc.”

Further, the Prospectus and this prospectus relate to the offer and sale by us of (i) 2,922,425 shares of Common Stock (the “SPA Warrant Shares”) which have been or may be issued from time to time upon the exercise of 2,922,425 warrants that were issued to certain Selling Securityholders (the “SPA Investors”) pursuant to the SPA (the “SPA Warrants”) and (ii) 2,922,425 shares of Common Stock (the “Debenture Shares” and together with the SPA Warrant Shares, the “SPA Shares”) issuable upon the conversion of the debentures (the “Debentures”) that were purchased by certain Selling Securityholders pursuant to the SPA. Pursuant to the Securities Purchase Agreement by and among the Company, Nauticus Robotics Holdings, and the SPA Investors (the “SPA”), the SPA Investors subscribed for Debentures in an aggregate principal amount of $36,530,320. In exchange for such subscriptions, Nauticus delivered to such Selling Securityholders (i) a Debenture with a principal amount equal to such Selling Securityholder’s subscription amount and (ii) SPA Warrants.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, any may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Stock is listed on the Nasdaq Stock Market LLC under the symbol “KITT.” On February 5, 2024, the closing price for our Common Stock was $0.35 per share.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 12 of the Prospectus. Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 5, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2024

NAUTICUS ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17146 Feathercraft Lane, Suite 450, Webster, TX 77598

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 942-9069

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Second Amendment to Senior Secured Term Loan Agreement and Second Agreement Regarding Incremental Loans

On January 30, 2024, Nauticus Robotics, Inc., a Delaware corporation (the “Company”), entered into a Second Amendment to Senior Secured Term Loan Agreement, dated as of January 30, 2024 (the “Second Amendment”), by and among the Company, the guarantors (as defined in the Second Amendment) and the required lenders (as defined in the Second Amendment), which amended that certain Senior Secured Term Loan Agreement, dated as of September 18, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “2023 Term Loan Agreement”), by and among the Company, Transocean Finance Limited (“Transocean Finance”), ATW Special Situations I LLC (“ATW I”), Material Impact Fund II, L.P. (“Material Impact”), and RCB Equities #1, LLC (“RCB”), as lenders (collectively, the “Initial Lenders”), and ATW Special Situations II LLC (“ATW II”), as collateral agent (as succeeded by Acquiom Agency Services LLC, the “Collateral Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the 2023 Term Loan Agreement.

In connection with the Second Amendment, the Company also entered into a Second Agreement Regarding Incremental Loans, dated as of January 30, 2024 (the “Second Agreement”), by and among the Company, the guarantors (as defined in the Second Agreement), and ATW II and Material Impact, as incremental lenders. The Second Agreement provides the Company with an incremental loan in the aggregate principal amount of $3,753,144 (the “January 2024 Incremental Loan”). The January 2024 Incremental Loan would be made on the same terms as the Additional Term Loans funded on the Closing Date and be deemed to be Additional Term Loans for all purposes under the 2023 Term Loan Agreement.

New Senior Secured Term Loan Agreement

On January 30, 2024, the Company also entered into a senior secured term loan agreement (the “Term Loan Agreement”) with ATW Special Situations Management LLC (“ATW Management”), as collateral agent (in such capacity, the “Collateral Agent”) and lender, and ATW Special Situations III LLC (“ATW III”), Material Impact, VHG Investments LLC (“VHG Investments”), ATW II LLC and ATW I LLC, as lenders (collectively, the “Lenders”).

The Term Loan Agreement provides the Company with an aggregate $9.55 million of secured term loans (the “Loans”). Any portion of the outstanding principal amount of the Loans is prepayable at the Company’s option pro rata to each Lender upon at least five days’ prior written notice to each Lender. The Term Loan Agreement also provides for up to an additional $6 million of secured term loans within 180 days of signing, $1 million of which has been already been committed by ATW III or an affiliate.

The Loans bear interest at the rate of 15% per annum, payable quarterly in arrears on the first day of each calendar quarter commencing April 1, 2024. The Loans (other than the ATW Extended Maturity Term Loan) will mature on the earliest of: (a) the third anniversary of the date of the Term Loan Agreement, (b) the maturity of the Indebtedness under that certain Senior Secured Term Loan Agreement among the Company, the lenders party thereto and Acquiom Agency Services LLC, as collateral agent, dated September 18, 2023, as amended on December 31, 2023, and as further amended on January 30, 2024 (the “2023 Term Loan Agreement”), and (c) 91 days prior to the maturity of the 5% Original Issue Discount Senior Secured Convertible Debentures, dated as of September 9, 2022 (the “Original Debentures”), issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of December 16, 2021, as amended on January 31, 2022, and as further amended on September 9, 2022, and as further amended on January 30, 2024 (the “SPA”). The ATW Extended Maturity Term Loan will mature on the earlier of the 30th anniversary of the date of the Term Loan Agreement or such earlier date as is required or permitted to be repaid under the Term Loan Agreement.

Subject to the terms and conditions of the Term Loan Agreement, the Company may, upon at least two trading days’ written notice to the Lenders, elect to redeem some or all of the then outstanding principal amount of the Loans. In connection with any such election, which shall be irrevocable, the Company shall pay each Lender, on a pro rata basis, an amount in cash equal to the greater of (x) the sum of (i) 100% of the then outstanding principal amount of the Loans, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the Loans (including, without limitation, the Minimum Return Fee (as defined in the Term Loan Agreement)) (the “Optional Redemption Amount”) and (y) the product of (i) the aggregate number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), then issuable upon conversion of the applicable Optional Redemption Amount (without regard to any limitations on conversion set forth in the Term Loan Agreement) multiplied by (ii) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding the date that the applicable notice of redemption is delivered to the Lenders and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made in connection with such redemption.

The Loans are convertible, in whole or in part, at the option of each Lender into shares of Common Stock, until the date that the Loans are no longer outstanding, at a conversion price of $ $0.4582 per share of Common Stock (the “Conversion Price”), subject to certain customary anti-dilution adjustments as described in the Term Loan Agreement. The Company may voluntarily reduce the then current Conversion Price to any amount and for any period of time at the board’s discretion, subject to Nasdaq rules and the written consent of required lender (ATW, or if ATW does not hold any Loans, Lenders holding at least 50.1% of the outstanding principal Loan balance). The conversion of the Loans is subject to the Lender’s beneficial ownership limitation of 4.99% of outstanding shares (except one Lender) and the Nasdaq Rule 5635(d) stockholder approval requirement for the maximum 20% issuance of shares, for the aggregate shares of Common Stock issued with the conversion of the Loans and the conversion of the Exchange Debentures (defined below) in the six months after the Closing Date. At any time after the Stockholder Meeting Deadline (as defined in the Exchange Agreements), if the Company is prohibited from issuing shares of Common Stock due to this cap on the share issuance pursuant to the Nasdaq stockholder approval rule (the “Exchange Cap Shares”), the Company shall pay cash in exchange for the cancellation of such portion of the applicable Exchange Debenture convertible into such Exchange Cap Shares.

The proceeds of the Loans are to be used by the Company solely for general administrative costs and working capital or other payments for the business operations of the Company and its subsidiaries; provided that the proceeds must be used in accordance with the initial budget of the Company produced in form and substance reasonably acceptable to the Collateral Agent. Together with the January 2024 Incremental Loan, the total gross proceeds to the Company were approximately $13.3 million.

The Term Loan Agreement contains customary negative and affirmative covenants, subject to certain exceptions, as well as events of default customary for transactions of this nature, including with respect to (subject in certain cases to cure periods, thresholds and other qualifiers, as applicable), among other things, non-payment of principal, interest and other amounts contemplated by the Obligations, material inaccuracy of representations and warranties, covenant noncompliance, cross-defaults triggered by certain indebtedness, bankruptcy and insolvency, monetary judgments, change of control, failure to comply with certain financial covenants and other fundamental transactions and failure to deliver shares of Common Stock upon conversion of the Loans in accordance with the Term Loan Agreement. Subject to certain applicable cure periods, the occurrence of an event of default will result in the acceleration of the Obligations (as defined in the Term Loan Agreement). Commencing five business days after any event of default, the interest rate on the Obligations shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. The Term Loan Agreement also provided for liquidated damages (and not as a penalty) in the event of late delivery of the conversion shares, late or failure to remove restrictive legends from the conversion shares or the delay in or reduction of Lender’s ability to sell the conversion shares due to the Company’s failure to satisfy the current public information requirement under Rule 144.

All Obligations (whether for principal, interest, fees, expenses, indemnification or otherwise) under the Term Loan Agreement and other Transaction Documents (as defined in the Term Loan Agreement) are (i) guaranteed by Nauticus Robotics Holdings, Inc., a Texas corporation and wholly owned subsidiary of the Company (“Holdings”), NautiWorks LLC, a Delaware limited liability company and wholly owned subsidiary of Holdings (“NautiWorks”), Nauticus Robotics Fleet LLC, a Delaware limited liability company and wholly owned subsidiary of Holdings (“Robotics Fleet”), and Nauticus Robotics USA LLC, a Delaware limited liability company and wholly owned subsidiary of Holdings (“Robotics USA”), and will be guaranteed from time to time by all domestic subsidiaries (excluding any Excluded Subsidiary (as defined in the Pledge and Security Agreement (as defined below))) of the Company (such other subsidiaries, together with Holdings, NautiWorks, Robotics Fleet and Robotics USA, the “U.S. Subsidiaries” or “Guarantors”) pursuant to the Subsidiary Guarantee (as defined below) and (ii) secured by a first priority lien on substantially all assets of the Company and the U.S. Subsidiaries (collectively, the “Debtors” or “Pledgors”), each as required by the terms of the Term Loan Agreement and Security Documents (as defined below).

Security Documents

As a condition precedent to the closing of the Loans, the following security documents (the “Security Documents”) were entered into in connection with the Term Loan Agreement:

●	the pledge and security agreement, dated as of January 30, 2024, by and among the Debtors and the Collateral Agent (the “Pledge and Security Agreement”), pursuant to which the Debtors agreed to grant a security interest in substantially all of their respective tangible and intangible assets to the Collateral Agent, on behalf of the Lenders;

●	the intellectual property security agreement, dated as of January 30, 2024, by and among the Pledgors and the Collateral Agent (the “IP Security Agreement”), pursuant to which the Pledgors agreed to grant a security interest in certain patents, trademarks, copyrights and other intellectual property to the Collateral Agent, on behalf of the Lenders;

●	the subsidiary guarantee, dated as of January 30, 2024 (the “Subsidiary Guarantee”), made by the Guarantors in favor of the Lenders and the Collateral Agent, and acknowledged and agreed to by the Company;

●	pari passu intercreditor agreement, dated as of January 30, 2024 (the “2023 Term Loan Intercreditor Agreement”) among the Collateral Agent, Acquiom Agency Services LLC, as collateral agent for the lenders under the 2023 Term Loan Agreement, the Company and the U.S. Subsidiaries, pursuant to which the First Lien Obligations (as defined in the 2023 Term Loan Intercreditor Agreement) are subject to customary intercreditor arrangements; and

●	intercreditor agreement, dated as of January 30, 2024 (“Debenture Intercreditor Agreement”), between the Collateral Agent and ATW Special Situations I LLC, in its capacity as collateral agent for the holders of the Debentures, and acknowledged by the Company and the U.S. Subsidiaries, pursuant to which the First Lien Obligations (as defined in the Debenture Intercreditor Agreement) and the Second Lien Obligations (as defined in the Debenture Intercreditor Agreement) are subject to customary intercreditor arrangements.

Each of the Lenders are considered by the Company to have a material relationship with the Company by virtue of each Lender’s ownership of securities of the Company and involvement in previous financings of the Company and, in the case of Material Impact, service on the Company’s Board of Directors by an affiliate, which relationships are disclosed in further detail in the Company’s filings with the SEC.

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Amendment and Exchange Agreements and Original Issue Discount Exchanged Senior Secured Convertible Debentures Due September 9, 2026

On January 30, 2024, the Company and certain of its subsidiaries and ATW I entered into an Amendment and Exchange Agreement (the “Amendment and Exchange Agreement”), pursuant to which ATW I transferred its existing 5% Original Issue Discount Senior Secured Convertible Debenture to the Company in exchange for a new Original Issue Discount Exchanged Senior Secured Convertible Debenture Due September 9, 2026 (the “New Debenture”) in the aggregate principal amount of $29,127,177. The Amendment and Exchange Agreement provides for certain amendments to that certain Securities Purchase Agreement dated as of December 16, 2021, as amended, and contains certain covenants of the Company to, among other items, hold one or more stockholder meetings in respect of the shares of the Company’s common stock underlying the New Debentures and obtain certain voting agreements related thereto. In addition, on January 30, 2024, the Company and certain of its subsidiaries entered into additional Amendment and Exchange Agreements with Material Impact and SLS Family Irrevocable Trust on substantially similar terms, pursuant to which Material Impact and SLS Family Irrevocable Trust transferred their existing 5% Original Issue Discount Senior Secured Convertible Debentures to the Company in exchange for New Debentures in the aggregate principal amount of $5,102,000 and $1,836,720, respectively.

The New Debentures provide for, among other items: (a) an interest rate of 5% per annum, payable quarterly in shares of the Company’s common stock (if the conditions described therein are met) and/or in cash, at the Company’s option; (b) conversion by the holder into shares of the Company’s common stock at any time (subject to limitations on conversion described therein); (c) a conversion price of $0.4582 (subject to adjustment as provided therein) with shares of the Company’s common stock issuable on conversion determined by dividing 120% of the applicable “conversion amount” (as defined in the New Debenture) by the conversion price; (d) prior to the date of sale of the Company’s common stock (or equivalents) in one or in a series of transactions resulting in net cash proceeds to the Company of at least $30 million, an alternate conversion price at the lower of (1) $0.4582 (subject to adjustment as provided therein) and (2) the greater of a floor price of $0.0878 (subject to adjustment as provided therein) and 98% of the lowest VWAP of the Company’s shares of commons stock during the applicable 10-trading day period (subject to payment in cash if the applicable VWAP calculation is less than the floor price), and an interest conversion rate of 90% of such alternate conversion price; and (d) an option by the holder to extend the maturity date by an additional year.

Generally, upon an event of default the outstanding principal, interest, liquidated damages, and other amounts become immediately due and payable in cash (and interest then accrues at 18% per annum). The obligations of the Company under the New Debentures are generally secured by all assets of the Company and its subsidiaries, and are generally guaranteed by the Company’s subsidiaries. The New Debentures include, among other items, representations, warranties, affirmative and negative covenants, certain adjustments (including in respect of stock dividends, stock splits, and subsequent equity sales and rights offerings, pro rata distributions, and fundamental transactions), certain limitations on share issuances (including prior to stockholder approval), optional redemption, liquidated damages, events of default, and remedies, in each case, as further described therein.

Nauticus Second Lien Restructuring Agreements

On January 31, 2024, the Company and certain of its subsidiaries and certain investors (the “Investors”), as holders of warrants issued pursuant to that certain Securities Purchase Agreement dated as of December 16, 2021, as amended, entered into Nauticus Second Lien Restructuring Agreements (the “Second Lien Restructuring Agreements”). Among other things, the Second Lien Restructuring Agreements provided for (a) a voluntary adjustment of the warrants exercise price to $0.0001 for the remaining term of the warrants as permitted under the warrants, and (b) the Investors’ waiver of certain provisions of the warrants, in part, such that the aggregate shares of the Company’s common stock issuable upon exercise of the warrants (after giving effect to the exercise price adjustment above) would be 351,724 shares less in the aggregate than the underlying shares that would have otherwise been triggered by the transactions contemplated by that certain Securities Purchase Agreement dated as of December 31, 2023 (as previously disclosed in the Company’s Current Report on Form 8-K filed on January 5, 2024).

The foregoing descriptions of each of the transaction documents described in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the complete text thereof, copies of which are filed as Exhibits to this Current Report and are incorporated herein by reference.

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Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference. The transactions described herein were undertaken in reliance upon the exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D.

Item 7.01. Regulation FD Disclosure.

On February 5, 2024, the Company issued a press release announcing, among other matters, the entry into the transactions described herein. The press release is attached hereto and furnished as Exhibit 99.1 to this Current Report.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1*	Senior Secured Term Loan Agreement, dated as of January 30, 2024, by and among Nauticus Robotics, Inc., ATW Special Situations Management LLC, as collateral agent and lender, and the lenders party thereto
10.2*	Pledge and Security Agreement, dated as of January 30, 2024, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, Nauticus Robotics USA LLC, and ATW Special Situations Management LLC, as collateral agent
10.3*	Intellectual Property Security Agreement, dated as of January 30, 2024, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, Nauticus Robotics USA LLC, and ATW Special Situations Management LLC, as collateral agent
10.4	Subsidiary Guarantee, dated as of January 30, 2024, by Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, and Nauticus Robotics USA LLC, and acknowledged and agreed to by Nauticus Robotics, Inc.
10.5	Pari Passu Intercreditor Agreement, dated as of January 30, 2024, by and among ATW Special Situations Management LLC, as collateral agent for the lenders under the Term Loan Agreement, Acquiom Agency Services LLC, as collateral agent for the lenders under the 2023 Term Loan Agreement, and Nauticus Robotics, Inc., and Nauticus Robotics Holdings, Inc., as grantors
10.6	Intercreditor Agreement, dated as of January 30, 2024, by and between ATW Special Situations Management LLC, as 2024 first lien collateral agent, ATW Special situations I LLC, as second lien collateral agent, and acknowledged by Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, Nauticus Robotics USA LLC
10.7	Second Amendment to Senior Secured Term Loan Agreement, dated as of January 30, 2024, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, Nauticus Robotics USA LLC, ATW Special Situations II LLC, ATW Special Situations I LLC, and Material Impact Fund II, L.P.
10.8*	Second Agreement Regarding Incremental Loans, dated as of January 30, 2024, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, Nauticus Robotics USA LLC, ATW Special Situations II LLC, and Material Impact Fund II, L.P.
10.9	Form of Amendment and Exchange Agreement
10.10	Form of Original Issue Discount Exchanged Senior Secured Convertible Debenture Due September 9, 2026
10.11	Nauticus Second Lien Restructuring Agreement, entered into as of January 31, 2024, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, Nauticus Robotics USA LLC, and SLS Family Irrevocable Trust
10.12	Nauticus Second Lien Restructuring Agreement, entered into as of January 31, 2024, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, Nauticus Robotics USA LLC, and Material Impact Fund II, L.P.
99.1	Press release, dated February 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain of the exhibits, schedules and/or annexes to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any such omitted exhibit, schedule or annex to the SEC upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2024	Nauticus Robotics, Inc.

	By:	/s/ Nicholas J. Bigney
		Name:	Nicholas J. Bigney
		Title:	General Counsel

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Exhibit 10.1

EXECUTION VERSION

Senior secured term loan Agreement

nauticus robotics, inc.

This SENIOR SECURED TERM LOAN AGREEMENT dated as of January 30, 2024 (this “Agreement”), is by and among Nauticus Robotics, Inc. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation (together with its successors and permitted assigns, the “Company”), having its principal place of business at 17146 Feathercraft Lane, Suite 450 Webster, TX 77598, the Collateral Agent and the lenders from time to time party hereto (collectively the “Lenders”).

Each Lender, severally and not jointly, has agreed to make a term loan to the Company in the amount equal to such Lender’s Commitment Percentage of $9,551,856 on the date hereof (each, a “Loan” and collectively, the “Loans”), in all cases subject to the terms and conditions of this Agreement.

FOR VALUE RECEIVED, the Company promises to pay to the Lenders, or their respective assigns, or shall have paid pursuant to the terms hereunder, the principal sum of the (1) Loans (other than the ATW Extended Maturity Term Loan) on the earliest of: (a) the third anniversary of the date hereof, (b) the maturity of the Indebtedness under the 2023 Term Loan Agreement and (c) 91 days prior to the maturity of the Debentures (such earlier date, the “Maturity Date”) or such earlier date as this Agreement is required or permitted to be repaid as provided hereunder, and (2) the ATW Extended Maturity Term Loan on the earlier of the thirtieth anniversary of the date hereof or such earlier date as this Agreement is required or permitted to be repaid as provided hereunder (such earlier date the “ATW Extended Maturity Term Loan Maturity Date”), and to pay interest to the Lenders on the aggregate outstanding principal amount of the Loans in accordance with the provisions hereof. To the extent all or any portion of the Loans are repaid or prepaid, such Loans shall not be reborrowed. This Agreement is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“2023 Term Loan Intercreditor Agreement” means that certain Intercreditor Agreement among Collateral Agent and Acquiom Agency Services LLC, as collateral agent for the lenders under the 2023 Term Loan Agreement, dated as of even date herewith, as amended, restated, modified and supplemented from time to time.

“2023 Term Loan Agreement” means that certain Senior Secured Term Loan Agreement among the Company, the lenders party thereto and Acquiom Agency Services LLC, as collateral agent, dated September 18, 2023, as amended, restated, modified and supplemented from time to time to the extent permitted by the 2023 Term Loan Intercreditor Agreement.

“2023 Term Loans” means the loans made under and pursuant to the 2023 Term Loan Agreement.

“Action” shall have the meaning set forth in Section 3(i).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning given to such term in the introductory paragraph to this Agreement.

“ATW” means ATW Special Situations III LLC and its successors and assigns.

“ATW Extended Maturity Term Loan” means the Loans to the Company on the Closing Date in the amount equal to such Lender’s ATW Extended Maturity Term Loan Commitment Percentage of $1,000,000 on the date hereof.

“ATW Extended Maturity Term Loan Commitment Amount” means, as to any Lender, the ATW Extended Maturity Term Loan Commitment Amount (if any) set forth opposite such Lender’s name on Schedule I hereto, as the same may be adjusted upon any assignment by or to such Lender in accordance with the terms hereof.

“ATW Extended Maturity Term Loan Commitment Percentage” shall mean, as to any Lender, the ATW Extended Maturity Term Loan Commitment Percentage set forth opposite such Lender’s name on Schedule I hereto, as the same may be adjusted upon any assignment by or to such Lender in accordance with the terms hereof.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and/or the 2023 Term Loans and the securities issued together with the Debentures and/or the 2023 Term Loans), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Closing Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Closing Date” means the date hereof.

“Collateral” shall have the meaning given to such term in the Pledge and Security Agreement.

“Collateral Agent” means ATW Special Situations Management LLC and any of its successors and permitted assigns.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Percentage” means, as to any Lender, the sum of (i) the Term Loan Commitment Percentage set forth opposite such Lender’s name on Schedule I hereto and (ii) the ATW Extended Maturity Term Loan Commitment Percentage set forth opposite such Lender’s name on Schedule I hereto, in each cash, as may be adjusted upon any assignment by or to such Lender in accordance with the terms hereof.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning given to such term in the introductory paragraph to this Agreement.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of any of the Loans in accordance with the terms hereof.

“Debenture Intercreditor Agreement” means that certain Intercreditor Agreement between the Collateral Agent and ATW Special Situations I LLC, in its capacity as collateral agent for the holders of the Debentures, and acknowledged by the Company.

“Debentures” means the 5% Original Issue Discount Senior Secured Convertible Debentures dated as of September 9, 2022, in the original aggregate principal amount of $36,530,320 issued pursuant to the Securities Purchase Agreement (as amended, restated, exchanged, supplemented or otherwise modified from time to time).

“Default” means any event or condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

“Disclosure Time” means 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof.

“Disqualified Institution” means those institutions set forth on Annex B.

“Effective Date” means the earliest of the date that (a) the Registration Statement registering all Underlying Shares has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions or (c) following the second year anniversary of the Closing Date provided that a holder of the Underlying Shares is not an Affiliate of the Company.

“Eligible 30-Day Receivables” means and includes each Receivable of the Company arising in the ordinary course of business (other than an Eligible 60-Day Receivable) and which is (a) due no more than thirty (30) days after the services were provided which generated such Receivable, (b) not past due and (c) not subject to an allowance for “bad debt”.

“Eligible 60-Day Receivables” means and includes each Receivable of the Company arising in the ordinary course of business (other than an Eligible 30-Day Receivable) and which is (a) due no more than sixty (60) days after the services were provided which generated such Receivable, (b) not past due, (c) not subject to an allowance for “bad debt” and (d) due from a customer that is either (x) rated investment grade by either Moody’s or S&P or (y) a governmental body (or agency thereof).

“Equity Investment Event” means the occurrence of a sale or grant of any option to purchase, or otherwise issuance, of any Common Stock and/or Common Stock Equivalents by the Company, whether in one transaction or in a series of transactions, in each case, after the date hereof, as applicable, which results in the payment by such purchaser(s) of a non-refundable amount of net cash proceeds to the Company of at least $30,000,000.

“Event of Default” shall have the meaning set forth in Section 24.

“Exchange Agreements” shall mean those certain Amendment and Exchange Agreements, dated on or after the date hereof, by and among the Company, the other Group Members and each respective holder of a Debenture.

“Excluded Subsidiary” shall have the meaning given to such term in the Pledge and Security Agreement.

“Expenses” means and includes the sum of (a) direct costs, (b) development costs, (c) sales costs and (d) general and administrative costs. For the avoidance of doubt, severance costs and one-time expenses are not included in the calculation of “Expenses”.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Group Member” means each of the Company and the Subsidiaries.

“Incremental Loan Commitment Amount” shall mean, as to any Lender, the Incremental Loan Commitment Amount set forth opposite such Lender’s name on Schedule I hereto, as the same may be adjusted upon any assignment by or to such Lender in accordance with the terms hereof.

“Indebtedness” or “indebtedness” of any person shall mean, if and to the extent (other than with respect to clause (f)) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course of business or consistent with past practice or industry norm), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all capitalized lease obligations of such person, (f) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (g) the principal component of all obligations of such person in respect of bankers’ acceptances, and (h) all guarantees by such person of indebtedness described in clauses (a) to (g) above; provided, that Indebtedness shall not include (A) trade and other ordinary-course payables and intercompany liabilities arising in the ordinary course of business or consistent with past practice or industry norm, (B) accrued expenses, (C) prepaid or deferred revenue, (D) purchase price holdbacks arising in the ordinary course of business or consistent with past practice or industry norm in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, or (E) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Closing Date, between the Collateral Agent and ATW Special Situations I LLC, in its capacity as collateral agent for the holders of the Debentures, and acknowledged by the Company.

“IP Security Agreements” means one or more intellectual property security agreements duly executed by the Company and each Subsidiary, in form and substance reasonably satisfactory to the Collateral Agent.

“Initial Budget” means the four (4) quarter budget for the Company attached as Annex D, setting forth the Company’s cash flow forecast in reasonable detail including receipts, disbursements, and projected borrowings forecast for the four (4) quarter period commencing with the week in which the Closing Date shall occur, which shall be in form and substance reasonably acceptable to the Collateral Agent and the Company.

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Lenders” has the meaning given to such term in the introductory paragraph to this Agreement.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Loans” has the meaning given to such term in the preliminary paragraphs to this Agreement.

“Material Adverse Effect” shall have the meaning set forth in Section 3(b).

“Maturity Date” has the meaning given to such term in the preliminary paragraphs to this Agreement.

“Merger Target” means 3D at Depth, Inc., a Delaware corporation.

“Merger Transaction” means the consummation of the transactions pursuant to which the Merger Target shall merge with and into the Company, with the Company being the surviving entity.

“Nauticus Sub” has the meaning given to such term in the preliminary paragraphs to this Agreement.

“New Budget” means a budget for the Company based on the form of Initial Budget, which shall be approved by the Required Lenders.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Obligations” means and includes all of the Company’s and each other Subsidiary’s obligations under this Agreement and the other Transaction Documents including all unpaid principal and accrued and unpaid interest and any premium (including, without limitation, interest that accrues during the pendency of, or premiums that become owed upon the occurrence of, any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) under the Transaction Documents, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Company and each Subsidiary to any Lender and/or the Collateral Agent arising under this Agreement and the other Transaction Documents.

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Amount” means the sum of (a) 100% of the then outstanding principal amount of the Loans, (b) accrued but unpaid interest and (c) all liquidated damages and other amounts due in respect of the Loans (including, without limitation, the Minimum Return Fee).

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Period” shall have the meaning set forth in Section 6(a).

“Permitted Indebtedness” means (a) the Indebtedness evidenced by the Obligations, (b) the Indebtedness existing on the Closing Date set forth on Schedule 20 to the Perfection Certificate (attached as Exhibit A to the Pledge and Security Agreement), (c) lease obligations (including capital leases) and purchase money Indebtedness of up to $500,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (d) Indebtedness that (i) is expressly subordinate in right of payment to the Obligations pursuant to a written subordination agreement with the Collateral Agent that is acceptable to the Required Lenders in their sole and absolute discretion and (ii) matures at a date later than the 91st day following the Maturity Date, (e) without duplication of any amount described in clause (b) of this definition, the Indebtedness evidenced by the 2023 Term Loans existing on the date hereof made under the 2023 Term Loan Agreement, subject to the terms of the 2023 Term Loan Intercreditor Agreement, in a principal amount not to exceed $16,050,000 less repayments (including by conversion) after the Closing Date, (f) additional unsecured Indebtedness in an amount not to exceed $1,500,000 in the aggregate, (g) without duplication of any amount described in clause (b) of this definition, the Indebtedness evidenced by the Debentures existing on the date hereof and any additional Indebtedness issued under the Purchase Agreement that evidences interest paid in kind on the Debentures, in each case subject to the terms of the Intercreditor Agreement and (h) Indebtedness assumed in connection with any Subsidiary Acquisition, provided that such Indebtedness (i) was not created or incurred in contemplation of such Subsidiary Acquisition and (ii) is limited to ordinary course (x) capital leases, (y) purchase money indebtedness, and (z) factoring, receivables and/or securitization financing (with such factoring, receivables and/or securitization financing to be on customary terms).

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet delinquent by more than 30 days or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business which secure obligations which are not more than 30 days overdue, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a), (b), (e) and (g) thereunder that do not encumber assets that do not constitute Collateral, and subject to the subordination or intercreditor agreement as applicable, (d) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased, (e) other Liens incurred in the ordinary course of business securing obligations not to exceed $500,000 in the aggregate and (f) Liens securing Indebtedness permitted to be assumed under clause (h) of the definition of Permitted Indebtedness, provided that such Liens do not extend beyond the assets securing such Indebtedness at the time of assumption.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledge and Security Agreement” means the Pledge and Security Agreement dated as of the Closing Date, by and among the Company and the Collateral Agent, in form and substance satisfactory to the Collateral Agent in its sole discretion.

“Pledged Securities” means any and all certificates and other instruments representing or evidencing all of the capital stock and other equity interests of the Subsidiaries.

“Pro Rata Share” means, with respect to any Lender, the proportion that the unpaid principal and accrued interest on such Lender’s Loans bears to the aggregate unpaid principal and accrued interest on all outstanding Loans.

“Promissory Note” has the meaning given to such term in the preliminary paragraphs to this Agreement.

“Receivables” shall mean and include all of the Company’s accounts (as defined in Article 9 of the Uniform Commercial Code).

“Registration Statement” means a registration statement (both declared effective by the Securities and Exchange Commission prior to such date of determination and with a prospectus contained therein available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable)) for the resale of all Underlying Shares issuable upon conversion in full of the Loans by each applicable Lender; provided, however, that the Company shall have no obligation to file any such registration statement.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of the Loans, ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 50% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Required Lenders” means, so long as ATW holds any of the Loans, solely ATW, and thereafter, Lenders holding at least 50.1% of the outstanding principal balance of the Loans.

“Securities” means the Loans and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement by and among the Company, Nauticus Robotics Holdings, Inc. (f/k/a Nauticus Robotics, Inc.), a Texas corporation (the “Nauticus Sub”) and the purchasers party thereto dated as of December 16, 2021, as amended, amended and restated, or otherwise modified from time to time, to the extent permitted by the Debenture Intercreditor Agreement.

“Security Documents” shall mean the Pledge and Security Agreement, the IP Security Agreements, the 2023 Term Loan Intercreditor Agreement, the Debenture Intercreditor Agreement, the Subsidiary Guarantee and any other documents and filings required thereunder in order to grant the Collateral Agent, for the benefit of the Lenders, a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Pledge and Security Agreement or the IP Security Agreements, as applicable, including all UCC-1 filing receipts, each in form and substance satisfactory to the Collateral Agent.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Specified Event of Default” means an Event of Default arising under Section 24(a)(i) or (vi).

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Acquisition” means any acquisition by a Loan Party (other than the Company) of (i) all of substantially all of the assets of another Person (each a “Target”) (or all or substantially all of a line or lines of business or a division or divisions of a Target) or (ii) more than 50% of the capital stock or other equity interests of a Target.

“Subsidiary Guarantee” means the Subsidiary Guarantee dated as of the Closing Date, by each Subsidiary in favor of the Lenders, in form and substance satisfactory to the Lenders in their sole discretion.

“Term Loan Commitment Amount” shall mean, as to any Lender, the term loan commitment amount (if any) set forth opposite such Lender’s name on Schedule I hereto, as the same may be adjusted upon any assignment by or to such Lender in accordance with the terms hereof.

“Term Loan Commitment Percentage” shall mean, as to any Lender, the Term Loan Commitment Percentage set forth opposite such Lender’s name on Schedule I hereto, as the same may be adjusted upon any assignment by or to such Lender in accordance with the terms hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Security Documents, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable pursuant to the terms of this Agreement, in each case without respect to any limitation or restriction on the conversion of the Loans. For the avoidance of doubt, such term also includes the Conversion Shares issuable upon conversion of the Loans in accordance with Section 4 hereof.

“VHG Investments” means VHG Investments LLC.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Required Lenders and VHG Investments and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Loans and Interest.

a) Loans. On the Closing Date, subject to the satisfaction of the conditions set forth in this Section 2, each Lender shall make, severally and not jointly, a Loan to the Company in the amount equal to such Lender’s Commitment Percentage of the Loans pursuant to written direction received from the Company at least three Business Days prior to the Closing Date. The Company shall pay interest to each Lender at the payment office indicated by such Lender to the Company on such Lender’s Commitment Percentage of the aggregate outstanding principal amount of the Loans at the rate of 15% per annum, payable quarterly in arrears on the first day of each calendar quarter commencing April 1, 2024, on each date when any principal amount is prepaid (as to that principal amount then being prepaid), on the Maturity Date and on the ATW Extended Maturity Term Loan Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash; provided that the Company may, at its option, elect for up to (x) 100% for the six (6) months after the Closing Date and (y) thereafter, 50%, in each case, of any accrued but unpaid interest that would otherwise be payable on an Interest Payment Date, to be capitalized and added as of such date to the principal amount of the Loans (the “PIK Interest”). The principal amount of the Loans shall be deemed to be increased by the PIK Interest so capitalized and added to the unpaid principal balance of the Loans in accordance with the provisions hereof. All payments of principal, interest and other amounts payable hereunder, or under any of the Transaction Documents shall be made not later than 1:00 p.m. Eastern Standard Time on the due date therefor in Dollars in federal funds or other immediately available funds. All payments hereunder shall be made in cash, without any setoff, deduction, or withholding. Each payment (including each prepayment) by the Company on account of the principal of and interest on the Loans shall be applied to the Loans pro rata according to the Commitment Percentages of the Lenders.

b) Conditions Precedent to the Loans. The obligation of the Lenders set forth in the immediately foregoing clause (a) is subject to the satisfaction in the sole discretion of the Lenders of the following terms and conditions:

i. each Lender and the Collateral Agent shall have received the following in form and substance satisfactory to such Lender and the Collateral Agent:

1) a fully executed and delivered copy of this Agreement, the Pledge and Security Agreement, the 2023 Term Loan Intercreditor Agreement, the Debenture Intercreditor Agreement, the Subsidiary Guarantee and all other Security Documents;

2) the Pledged Securities;

3) one or more legal opinions of outside counsel to the Group Members;

4) the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer of the Company;

5) [reserved];

6) a perfection certificate, duly executed by the Company and each Subsidiary as of the Closing Date;

7) an amendment to the Debentures and the 2023 Term Loan Agreement that, among other things, permits the Loans;

8) a certificate of an officer of the Company certifying that the Company, individually, is solvent, and the Company and the Subsidiaries, on a consolidated basis, are solvent;

9) a certificate of an officer of each Group Member, dated the date of the Closing, (x) certifying as to (A) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Transaction Documents, (B) its organizational documents as then in effect, (C) the names and true signatures of the officers or managers, as applicable, of such Group Member authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder, and (y) attaching a recent good standing certificate (or its equivalent) for such Group Member from the applicable governmental authority in its jurisdiction of organization;

10) a closing certificate certifying as to the satisfaction of the below clauses (ii) through (iv);

11) evidence that the Group Members have obtained all consents and approvals so that the execution, delivery and performance by the Group Members of the Transaction Documents will not contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under any lease, charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected;

12) evidence that the Liens created by the Security Documents are perfected as first-priority Liens; and

13) such other documents and instruments with respect to the transactions contemplated hereby as any Lender or the Collateral Agent may request; and

ii. the representations and warranties of the Company and each other Group member set forth in each Transaction Document being true and correct in all respects;

iii. no Default or Event of Default shall exist or could result from the transactions contemplated by this Agreement;

iv. there shall have been no Material Adverse Effect with respect to the Company or any Subsidiary since December 31, 2023; and

v. the Company shall have paid on or before the Closing Date, all fees, charges and disbursements of ATW, including legal fees.

c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Closing Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.

d) Additional Loans. At the option of ATW or VHG Investments, ATW or VHG Investments, as applicable, may lend, and the Company must borrow, additional term loans in an amount up to such Lender’s Incremental Loan Commitment Amount (each, an “Incremental Loan”), which shall be deemed to be Permitted Indebtedness, subject to the following terms and conditions:

i.	Such Incremental Loan shall be made on or prior to the 180th day following the Closing Date;

ii.	Neither ATW nor VHG Investments shall be obligated or committed to make such Incremental Loans;

iii.	The Incremental Loans shall be on the same terms as the Loans funded on the Closing Date;

iv.	Such Incremental Loans shall be subject to delivery of such other deliverables as requested by ATW; and

v.	The aggregate principal amount of such Incremental Loans shall not exceed $6,000,000.

Any Incremental Loans made shall be deemed to be Loans for purposes of this Agreement unless expressly stated otherwise.

e) Prepayment. The Company may prepay any portion of the principal amount of the Loans (together with the applicable Minimum Return Fee) pro rata to each Lender with at least five days prior written notice to each Lender.

Section 3. Representations. The Company hereby makes the following representations and warranties to Collateral Agent and each Lender:

a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 10 to the Perfection Certificate (attached as Exhibit A to the Pledge and Security Agreement). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, subject to Permitted Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the applicable entities, taken as a whole, or (iii) a material adverse effect on the applicable entities ability to perform any of its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

c) Authorization; Enforcement. (i) The Company and each other Group Member has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its Obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and each other Group Member and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or any other Group Member, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (1) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (3) insofar as indemnification and contribution provisions may be limited by applicable law. (ii) With respect to the Subsidiary Guarantee, each of the Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by such agreement and otherwise to carry out its obligations thereunder. The execution and delivery of the Subsidiary Guarantee and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the respective Subsidiary, its managers or its members in connection therewith. The Subsidiary Guarantee has been (or upon delivery will have been) duly executed by the respective Subsidiaries and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of the respective Subsidiary enforceable against such Subsidiary in accordance with its terms, except (A) as listed by general equitable principals and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Company or Company Subsidiary Material Adverse Effect.

e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents other than those that have been or will be obtained or made.

f) Capitalization. The capitalization of each Subsidiary of the Company as of the date hereof is as set forth on Schedule 10 of the Perfection Certificate (attached as Exhibit A to the Pledge and Security Agreement). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the vesting and/or exercise of equity awards governed by the Company’s 2022 Omnibus Incentive Plan (the “2022 Plan”) and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.

g) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

h) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Company or Company Subsidiary Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to the existing 2022 Plan. The Company does not have pending before the Commission any request for confidential treatment of information. No event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Business Day prior to the date that this representation is made.

i) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation (collectively, an “Action”) pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign). Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any such Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

j) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Company or Subsidiary Material Adverse Effect.

k) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

l) Transactions with Affiliates and Employees. Neither the Company nor any Subsidiary has directly or indirectly, purchased, acquired or leased any property from, or sold, transferred or leased any property to, or otherwise entered into any transaction or deal with, any Affiliate, except for transactions disclosed to each Lender in writing, which are in the Ordinary Course of Business and on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate.

m) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.

n) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Collateral Agent or any of the Lenders or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Collateral Agent and Lenders will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Collateral Agent and Lenders regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Lender makes or has made any representations or warranties with respect to the transactions contemplated hereby.

o) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

p) Cybersecurity. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Company or Company Subsidiary Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

q) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

r) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

s) Use of Proceeds. The Company shall use the proceeds of the Loan solely for general administrative costs and working capital or other payments for the operations of its and the Subsidiaries’ business, and not for any other purpose, including without limitation, any personal, family or household purpose or for the purpose of buying or carrying any margin stock; provided, however, the use of the proceeds of the Loans shall be in accordance with the Initial Budget.

t) Solvency. (i) The fair market value of the Company’s, individually, and the Company’s and the Subsidiaries’ assets, taken as a whole, is greater than the Company’s, individually, and the Company’s and the Subsidiaries’ liabilities (whether contingent, subordinated, unmatured, unliquidated or otherwise), taken as a whole, respectively (ii) the Company and the Subsidiaries do not have unreasonably small capital to carry out their respective businesses as conducted or as proposed to be conducted, and (iii) neither the Company nor any of the Subsidiaries has incurred, or will incur, debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account all reasonably anticipated financing and refinancing proceeds).

u) Environmental Laws. The Company and the Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

v) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit.

w) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

x) Intellectual Property. All patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses are set forth on Schedule 8 of the Perfection Certificate (attached as Exhibit A to the Pledge and Security Agreement) (collectively, the “Intellectual Property Rights”). The Company and the Subsidiaries have, or have rights to use, all Intellectual Property Rights. None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. For the avoidance of doubt, for purposes of the immediately preceding sentence only, “Intellectual Property Rights” shall not be deemed to include applications relating to Intellectual Property Rights that have been or may be rejected by the United States Patent and Trademark Office and/or that the Company in good faith from time to time may determine to no longer constitute Intellectual Property Rights (as defined in the first sentence of this sub-clause (x)) by reason of such application(s) (including the subject matter thereof) being unnecessary and/or not required for use in connection with the business of the Company and/or its Subsidiaries, as applicable. Neither the Company nor any Subsidiary has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Closing Date until the Loans are no longer outstanding, the Loans shall be convertible, in whole or in part, into shares of Common Stock at the option of each Lender, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). Each Lender shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of the Loan to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). To be a valid delivery of the Notice of Conversion pursuant to this Section 4(a), such Lender shall be required to send a separate Notice of Conversion to the attention of the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, and Audit Committee Chair. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Lender shall not be required to physically surrender any certificate or instrument evidencing the Loans, if any, to the Company unless the entire principal amount of all the Loans, plus all accrued and unpaid interest thereon, has been so converted and evidenced in writing by such a certificate or instrument, in which case the Collateral Agent shall surrender such certificate or instrument, if any, as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of the Loans in an amount equal to the applicable principal amount of the Loan being converted as set forth in a Notice of Conversion. Each Lender and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). In the event of any dispute or discrepancy, the records of the applicable Lender shall be controlling and determinative in the absence of manifest error.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.4582, subject to adjustment herein (the “Conversion Price”).

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) 100% of the outstanding principal amount of the Loan to be converted by (y) the Conversion Price.

ii. Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to applicable Lender (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Closing Date, if such Lender is not an affiliate (as such term is defined in Rule 144) of the Company, or (ii) the Effective Date, as applicable, if no Public Information Failure then exists, shall be free of restrictive legends and trading restrictions (other than those which may then be required by Section 11 of this Agreement) representing the number of Conversion Shares being acquired upon the conversion of the Loans;, and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash). On or after the earlier of (i) the six-month anniversary of the Closing Date or (ii) the Effective Date, if no Public Information Failure then exists, the Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion. If the Company delivers a written notice to the Lenders that a Public Information Failure exists prior to the second anniversary of the Closing Date and such Lender holders Conversion Shares that have not been resold on or prior to such date of determination, such Lender shall, at such Lender’s sole option, either enter into an agreement with the Company not to sell such Conversion Shares in reliance on Rule 144 prior to the earlier of (x) the second anniversary of the Closing Date and (y) the date such Public Information Failure is cured, or return such Conversion Shares to the Company to be certificated with a restricted securities act legend.

iii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Lender by the Share Delivery Date, such Lender shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event such Lender shall promptly return to the Company the Conversion Shares issued to such Lender pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of the Loans in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Collateral Agent or any Lender to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Collateral Agent, any Lender or any other Person of any obligation to the Company or any violation or alleged violation of law by the Collateral Agent or any Lender or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the applicable Lenders in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against any Lender. In the event a Lender shall elect to convert any or all of the outstanding principal amount of the Loans, the Company may not refuse conversion based on any claim that the Collateral Agent or any Lender or anyone associated or affiliated with the Collateral Agent or any Lender has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Collateral Agent and such Lender, restraining and or enjoining conversion of all or part of the Loans shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Lenders in the amount of 150% of the outstanding principal amount of the Loans, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the applicable Lender to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the applicable Lender such Conversion Shares pursuant to Section 4(c)(ii) by the Share Delivery Date, in respect of the second and any subsequent failure (in each case, that are not cured by the Company within five (5) Trading Days after the Share Delivery Date), the Company shall pay to such Lender, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or such Lender rescinds such conversion. Nothing herein shall limit the Collateral Agent’s or a Lender’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Collateral Agent and Lenders shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Collateral Agent or Lenders from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Collateral Agent and Lenders, if the Company fails for any reason to deliver to the applicable Lender such Conversion Shares by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date such Lender is required by its brokerage firm to purchase (in an open market transaction or otherwise), or such Lender’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Lender of the Conversion Shares which such Lender was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to such Lender (in addition to any other remedies available to or elected by such Lender) the amount, if any, by which (x) such Lender’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Lender was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Lender, either reinstate the Loan in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to such Lender the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if a Lender purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of a Loan with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay such Lender $1,000. Notwithstanding the foregoing, if on a given Share Delivery Date, the Conversion Shares are not available to be resold by such Lender pursuant to an effective Registration Statement or in reliance on the exemption from registration provided by Rule 144, as described in Section 11 below, such Conversion Shares shall be held in book-entry format at the Transfer Agent and subject to the legend and legend removal provisions of Section 11 below. The applicable Lender shall provide the Company written notice indicating the amounts payable to such Lender in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit the Collateral Agent’s or a Lender’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of a Loan as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Loans as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Lenders, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in this Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of all Loans and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Loans. As to any fraction of a share which a Lender would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of the Loans, or any portion thereof, shall be made without charge to the Collateral Agent or the Lenders for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of a Lender so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d) Lender’s Conversion Limitations.

i. Beneficial Ownership. The Company shall not effect any conversion of the Loans, and a Lender shall not have the right to convert any portion of the Loans, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, such Lender (together with such Lender’s Affiliates, and any other Persons acting as a group together with such Lender or any of such Lender’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Lender and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Loans with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted principal amount of the Loans beneficially owned by such Lender or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Debentures, 2023 Term Loans and the warrants issued pursuant to the Securities Purchase Agreement and 2023 Term Loan Agreement) beneficially owned by such Lender or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d)(i) applies, the determination of whether the Loans are convertible (in relation to other securities owned by such Lender together with any Affiliates and Attribution Parties) and of which principal amount of the Loans are convertible shall be in the sole discretion of such Lender, and the submission of a Notice of Conversion shall be deemed to be such Lender’s determination of whether the Loans may be converted (in relation to other securities owned by such Lender together with any Affiliates or Attribution Parties) and which principal amount of the Loans are convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d)(i), in determining the number of outstanding shares of Common Stock, the Lenders may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Lender, the Company shall within one Trading Day confirm orally and in writing to such Lender the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Loans, by such Lender or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Loans. Each Lender, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d)(i), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Loans held by such Lender and the Beneficial Ownership Limitation provisions of this Section 4(d)(i) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d)(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Loans. Notwithstanding the foregoing, this Section 4(d)(i) shall not apply to securities held by Material Impact Fund II, L.P. (“Material Impact”), until such time, if any, that Material Impact elects to be subject to this Section 4(d)(i) in a written notice (which may be an e-mail) delivered to the Company.

ii. Issuance Limitations. Notwithstanding anything herein to the contrary, if the Company has not obtained Stockholder Approval (as defined in the Exchange Agreements), then the Company may not issue, upon conversion of the Loans, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the Closing Date and prior to such Conversion Date (I) in connection with the conversion of any Loans and (II) in connection with the conversion of any Debentures issued pursuant to the Exchange Agreements on or prior to the six month anniversary of the Closing Date (the “Applicable Debentures”), that would otherwise breach the Company’s obligations under the rules or regulations of the principal Trading Market of the Common Stock (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d) (such applicable number of shares, the “Issuable Maximum”). Each Lender shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the original principal amount of the Loans on the Closing Date by (y) the original principal amount of the Loans on the Closing Date and the aggregate original principal amount of all Applicable Debentures issued pursuant to the Exchange Agreements. In addition, each Lender may allocate its pro-rata portion of the Issuable Maximum among Applicable Debentures and Loans held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Lender no longer holds any Applicable Debentures or Loans and the amount of shares issued to the Lender pursuant to the Lender’s Applicable Debentures and Loans was less than the Lender’s pro-rata share of the Issuable Maximum. At any time after the Stockholder Meeting Deadline (as defined in the Exchange Agreements), in the event that the Company is prohibited from issuing shares of Common Stock pursuant to this Section 4(d)(ii) (the “Exchange Cap Shares”), the Company shall pay cash in exchange for the cancellation of such portion of this Applicable Debenture convertible into such Exchange Cap Shares at a price equal to the sum of (A) the product of (x) such number of Exchange Cap Shares and (y) the greatest closing sale price of the Common Stock on any Trading Day during the period commencing on the date the Lender delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Company and ending on the date of such issuance and payment under this Section 4(d)(ii) and (B) to the extent of any Buy-In related thereto, payment amount with respect to any such Buy-In hereunder, any brokerage commissions and other out-of-pocket expenses, if any, of the Lender incurred in connection therewith (collectively, the “Exchange Cap Share Cancellation Amount”).

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while the Loans remain outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Loans), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Lenders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Lender could have acquired if such Lender had held the number of shares of Common Stock acquirable upon complete conversion of the applicable Loans (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that such Lender’s right to participate in any such Purchase Right would result in such Lender exceeding the Beneficial Ownership Limitation, then such Lender shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for such Lender until such time, if ever, as its right thereto would not result in such Lender exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as the Loans remain outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the making of the Loans, then, in each such case, each Lender shall be entitled to participate in such Distribution to the same extent that such Lender would have participated therein if such Lender had held the number of shares of Common Stock acquirable upon complete conversion of the applicable Loans (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that such Lender’s right to participate in any such Distribution would result in such Lender exceeding the Beneficial Ownership Limitation, then such Lender shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of such Lender until such time, if ever, as its right thereto would not result in such Lender exceeding the Beneficial Ownership Limitation)

d) Voluntary Adjustment by the Company. Subject to the rules and regulations of the Company’s principal Trading Market, the Company may at any time during the term of this Agreement, with the prior written consent of the Required Lenders, reduce the then current Conversion Price of each of the Loans to any amount and for any period of time deemed appropriate by the board of directors of the Company.

e) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

f) Notice to the Holder

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Lender a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by a Lender. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company(and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of any Loan, and shall cause to be delivered to each Lender at its last address as it shall appear upon the signature pages hereto, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. Each Lender shall remain entitled to convert the Loans during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6. Redemption.

a) Optional Redemption at Election of Company. Subject to the provisions of this Section 6(a), the Company may deliver a notice to the Lenders (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding principal amount of the Loans, on a pro rata basis, for cash in an amount equal to the greater of (x) the Optional Redemption Amount and (y) the product of (1) the aggregate number of shares of Common Stock then issuable upon conversion of the applicable Optional Redemption Amount (without regard to any limitations on conversion set forth herein) multiplied by (2) the greatest closing sale price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 6 (each, a “Company Optional Redemption Price”) on the 2nd Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 2nd Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Company Optional Redemption Price is payable in full on the Optional Redemption Date. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. The Company’s determination to pay an Optional Redemption in cash shall be applied ratably to all of the Lenders based on their Commitment Percentages.

b) Redemption Procedure. The payment of cash pursuant to an Optional Redemption shall be payable on the Optional Redemption Date. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company on or prior to the date that is 5 Business Days after the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Company Optional Redemption Price remains unpaid after such date, each Lender may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption. Notwithstanding anything to the contrary in this Section 6, the Company’s determination to redeem in cash shall be applied ratably among the Lenders. The Lenders may elect to convert the outstanding principal amount of the Loans pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company.

Section 7. Collateral Matters.

a) Sharing of Collateral. Upon the occurrence of any Event of Default and if the Collateral Agent proceeds to exercise any rights with respect to the Collateral, the Lenders shall share the Collateral and the proceeds of such Collateral in accordance with each Lender’s applicable Pro Rata Share, without priority of one over the other.

b) Appointment of Agent Each Lender hereby appoints the Collateral Agent as the collateral agent, under this Agreement and the other Transaction Documents, and hereby authorizes the Collateral Agent to take such actions on each of its behalf and to exercise such rights, powers, authorities and privileges under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof. Each Lender (i) accepts the authorizations, appointments and acknowledgements and other actions taken by the Collateral Agent, on behalf of the Lenders, in accordance with this Agreement and the other Transaction Documents, and (b) authorizes and directs the Collateral Agent to execute, deliver and perform each of the Transaction Documents to which the Collateral Agent is or is intended to be a party (including any amendments, supplements, accession agreements, acknowledgements or similar documents thereto or thereunder, provided that the consent of the Required Lenders, or all of the Lenders, as applicable, is obtained to the extent required by Section 25(c) of this Agreement). The provisions of this clause (b) are solely for the benefit of the Collateral Agent and the Lenders, and none of the Company nor any Subsidiary shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Transaction Documents (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The rights, powers and obligations of the Collateral Agent are governed by the provisions set forth in this Section 7.

c) Enforcement. Enforcement of the Lenders’ rights under any Transaction Documents shall (i) with respect to any Collateral, be taken by the Collateral Agent, and (ii) with respect to all other rights under the Transaction Documents, by the Required Lenders.

d) Rights and Powers. The Collateral Agent shall have the same rights and powers under the Transaction Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Collateral Agent.

e) Actions by the Collateral Agent.

i. The obligations of the Collateral Agent under the Transaction Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Collateral Agent:

1) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

2) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Transaction Documents that the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Transaction Documents); provided, that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Transaction Document or applicable law; and

3) shall not, except as expressly set forth in the Transaction Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its affiliates that is communicated to or obtained by the Collateral Agent or any of its affiliates in any capacity.

ii. The Collateral Agent shall in all cases be fully justified in failing or refusing to act under any Transaction Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action.

f) Consultation with Experts. The Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

g) Exculpatory Provisions; Credit Decisions.

i. Neither the Collateral Agent nor any of its affiliates or any of its or their respective officers, directors, shareholders or agents (collectively, the “Related Parties”) shall be liable for any action taken or not taken by them in connection with the Transaction Documents in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.

ii. Each Lender acknowledges that it has independently, and without reliance on the Collateral Agent, obtained such information and made such investigations and inquiries regarding the Company or any Subsidiary as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Company and any Subsidiary in the manner set forth in the Transaction Documents. The Collateral Agent shall have no duty to disclose to the Lenders information that is not expressly required by any Transaction Document to be furnished to it and the Lenders, but is voluntarily furnished to the Collateral Agent.

iii. The Collateral Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any Transaction Document to which it is a party, or be required to take any action that is contrary to this Agreement, any other Transaction Document or applicable law.

h) Reliance by the Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Whenever reference is made in this Agreement or any other Transaction Document to any discretionary action by consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given (including a direction given to the Collateral Agent to act under the Transaction Documents) or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases that the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such written instruction, advice or concurrence of the Required Lenders or such other number or percentage of the Lenders as shall be expressly provided for in the Transaction Documents. Notwithstanding anything else to the contrary in the Transaction Documents, the Collateral Agent may refrain from acting in accordance with any instructions or requests unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability, cost and expense that may be incurred by it by reason of taking or continuing to take any such action in compliance with the instruction or request. The Collateral Agent shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, under this Agreement and the other Transaction Document in accordance with a request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Transaction Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

i) Collateral and Guaranty Matters.

i. Each Lender authorizes and directs the Collateral Agent to enter into the Transaction Documents (including the 2023 Term Loan Intercreditor Agreement and Debenture Intercreditor Agreement) for the benefit of the Lenders, and acknowledges receipt of the 2023 Term Loan Intercreditor Agreement, Debenture Intercreditor Agreement and other Transaction Documents. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time (i) to take any action with respect to any Collateral which may be necessary to perfect, register and record (as applicable) and maintain perfected, registered and recorded (as applicable) the security interest in and Liens upon the Collateral granted pursuant to the Transaction Documents, (ii) to release any and all Collateral from the Liens created by the Transaction Documents or release any and all of the Company and its Subsidiaries from their respective obligations under the Subsidiary Guarantee at any time and from time to time in accordance with the provisions of the Transaction Documents and (iii) to execute and deliver, and take any action to evidence such release.

ii. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of any Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Group Member in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of such Collateral.

iii. The Collateral Agent shall not have any duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by such Collateral Agent in good faith.

j) The Collateral Agent may resign at any time in its sole discretion upon 15 days’ prior written notice to the Company and the Lenders. All indemnity and expense reimbursement provisions in favor of the resigning Collateral Agent shall continue for any actions taken prior to such resignation. The Lenders may, at any time upon 15 days’ notice, remove the Collateral Agent. The Lenders shall have the right, with the consent of the Company (not to be unreasonably withheld or delayed, provided that if the fees to be paid to any prospective successor Collateral Agent exceed $35,000 per year, Company withholding its consent to such successor Collateral Agent shall not be deemed to be unreasonable), to appoint a new Collateral Agent after any such resignation or removal. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent (other than any rights to indemnity payments owed to the retiring Collateral Agent), and the retiring Collateral Agent shall (to the extent not already discharged as provided above) be discharged from its duties and obligations hereunder. If no successor shall have been so appointed as provided above and shall have accepted such appointment within 30 days’ after the retiring Collateral Agent gives notice of its resignation or notice of removal is sent to the Collateral Agent, then all determinations provided to be made by the Collateral Agent shall instead be made by the Required Lenders, in each case, until such time as the Required Lenders and/or the Company, as applicable, appoint a successor Collateral Agent, as provided for above in this Section 7(j).

k) Indemnity. The Lenders, based on and to the extent of Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed indemnity payment is sought), hereby indemnify and hold the Collateral Agent and its Related Parties harmless from and against any liabilities, losses, costs or expenses suffered or incurred by any of them solely while acting in their capacity as Collateral Agent under any Transaction Document at the written direction of the Required Lenders or Lenders, as applicable, regardless of when asserted or arising, and solely to the extent Collateral Agent has not been promptly reimbursed for the same by the Group Members; provided no Lender shall be liable to the Collateral Agent for any liabilities, losses, costs or expenses resulting from the gross negligence or willful misconduct of Collateral Agent, as determined by a final judgment of a court of competent jurisdiction. The obligations of the Lenders under this Section 7 shall survive termination of the Transaction Documents and the resignation or removal of the Collateral Agent.

Section 8. Minimum Return Fee. The Company agrees to pay, in addition to each other fee set forth in this Agreement, a minimum return fee to each Lender in the amount set forth across from each Lender on Annex C attached hereto and in accordance with the terms set forth thereon (collectively, the “Minimum Return Fees”). The Minimum Return Fees are fully earned on the date hereof and shall be due and payable in full (a) with respect to the Loans (other than the ATW Extended Maturity Term Loan), on the earlier of (i) Maturity Date and (ii) the date upon which all Obligations under this Agreement are paid in full and (b) with respect to the ATW Extended Maturity Term Loan, on the earlier of (i) ATW Extended Maturity Term Loan Maturity Date and (ii) the date upon which all Obligations under this Agreement are paid in full (each such date, the “Fee Payment Date”).

Section 9. Affirmative Covenants. As long as any portion of the Obligations remain outstanding, the Company shall, and shall cause each of its Subsidiaries to:

a) Further Assurances. promptly take any action, and provide any documentation or other information related to the Company, its Subsidiaries or the transactions contemplated by this Agreement, in all cases as reasonably requested by any Lender or the Collateral Agent;

b) Insurance. maintain (i) insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, (ii) adequate public liability insurance against tort claims that may be incurred by any Group Member, and (iii) such other insurance as may be required by law;

c) Maintenance of Collateral. do all things commercially reasonable to maintain the Collateral in good repair and working condition, except for ordinary wear and tear;

d) Notification. promptly notify in writing the Lenders and the Collateral Agent in writing of (i) any Default or Event of Default or (ii) any event or condition that could reasonably be expected to cause a Material Adverse Effect;

e) Debentures and 2023 Term Loans. promptly provide copies of all information, certificates, instruments or other documents that the Company or any Subsidiary provides to any holder of the Debentures and/or 2023 Term Loans;

f) Use of Proceeds. use the proceeds of the Loans in a manner that does not conflict or breach any law or any other agreement pursuant to which any Group member or any of their respective properties is bound; and

g) Post-Closing. deliver within fifteen (15) Business Days of the Closing Date evidence of insurance required under the Pledge and Security Agreement, certificates of insurance evidencing that such required insurance is in force and endorsements naming the Collateral Agent as additional insured and lender loss payee, in each case, in form and substance satisfactory to the Collateral Agent in its sole discretion.

Section 10. Negative Covenants. As long as any portion of the Obligations remain outstanding, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a) Fundamental Transaction. (i) directly or indirectly, in one or more related transactions effect any merger or consolidation of the Company with or into another Person (excluding, for avoidance of doubt, (x) any Subsidiary Acquisition, (y) any acquisition of a Person by a Subsidiary in which such Subsidiary is the surviving entity or (z) any merger or consolidation by any Subsidiary in which such Subsidiary is the surviving entity), (ii) directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) consummate any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”);

b) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

d) amend or otherwise modify its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of any Lender or the Collateral Agent;

e) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Agreement;

f) voluntarily prepay or repurchase any Indebtedness if, at such time, or after giving effect to such payment, any Event of Default exists or occurs;

g) sell, lease, agree to sell or lease, or otherwise dispose of any Collateral (each, a “Disposition”) except for (i) Dispositions consisting of leases of equipment or sales of inventory in the ordinary course of business or any Permitted Charter (as defined in the Pledge and Security Agreement), (ii) Dispositions in the ordinary course of business of obsolete or worn out Collateral with a fair market value not to exceed $1,000,000 in the aggregate per calendar year, (iii) Dispositions of Collateral with a fair market value not to exceed $500,000 in the aggregate per calendar year and (iv) Dispositions not prohibited by the Transaction Documents;

h) pay cash dividends or distributions on any equity securities of the Company;

i) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

j) make any material expenditure except of the type and for the purposes provided for in the Initial Budget;

k) engage in any line of business substantially different from those lines of business conducted by the Company on the date hereof other than any business substantially related or incidental, complementary, corollary, synergistic or ancillary thereto or reasonable extensions thereof;

l) enter into any agreement with respect to any of the foregoing; or

m) prior to the occurrence of an Equity Investment Event:

i.	as of the end of any fiscal quarter of the Company, permit the Company’s expenses as set forth on the Initial Budget or New Budget, as applicable, to exceed (x) for the fiscal quarter ended March 31, 2024, (y) for the fiscal quarter ended June 30, 2024, by more than 5% and (z) for the fiscal quarter ended September 30, 2024 and each fiscal quarter thereafter, by more than 10%, the sum of:

1)	the Company’s expenses as set forth on the Initial Budget or New Budget, as applicable,

2)	solely to the extent related to the Company’s Expenses during such fiscal quarter, (A) 75% of the sum the Company’s cash receipts received during such fiscal quarter, provided that, the Company’s general and administrative expenses may not increase over the amount set forth in the Initial Budget by more than $500,000, and (B) following the Merger Transaction, 100% of the sum of cash received by the Merger Target for services rendered during such fiscal quarter, and

3)	solely for the period commencing April 1, 2024 and ending on December 31, 2024, one-time expenses in an aggregate amount not to exceed $250,000;

ii.	as of the end of any fiscal quarter of the Company, permit the sum of (a) the Company’s cash on hand, (b) seventy five percent (75%) of Eligible 30-Day Receivables and (c) one hundred percent (100%) of Eligible 60-Day Receivables, in each case, as of the end of such fiscal quarter, to be less than the Company’s cash on hand as set forth in the Initial Budget or New Budget, as applicable.

Section 11. Transfer Restrictions.

a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Lender or in connection with a pledge as contemplated in Section 11(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Lender under this Agreement.

b) The Lenders agree to the imprinting, so long as is required by this Section 11, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Lender may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Lender may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Lender’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 11(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) after the second anniversary of the Closing Date, or (iv) if such Underlying Shares are eligible for sale under Rule 144 without volume or manner-of- sale restrictions at a time no Public Information Failure Exists or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the). If the Company delivers a written notice to the Lenders that a Public Information Failure exists prior to the second anniversary of the Closing Date and such Lender holders Conversion Shares that have not been resold on or prior to such date of determination, such Lender shall, at such Lender’s sole option, either enter into an agreement with the Company not to sell such Conversion Shares in reliance on Rule 144 prior to the earlier of (x) the second anniversary of the Closing Date and (y) the date such Public Information Failure is cured, or return such Conversion Shares to the Company to be certificated with a restricted securities act legend. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Collateral Agent and each Lender in accordance with this Section 11(c) if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Lender, respectively. The Company agrees that following the later of the Effective Date (to the extent no Public Information Failure then exists) or at any time after the second anniversary of the Closing Date, it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Lender to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Lender a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 11. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the applicable Lenders by crediting the account of such Lender’s prime broker with the Depository Trust Company System as directed by such Lender. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend.

d) In addition to such Lender’s other available remedies, the Company shall pay to such Lender, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 11(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend (a “Delivery Failure”, and such amount of liquidated damages, the “Delivery Failure Payment Amount”) and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to such Lender by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Lender that is free from all restrictive and other legends (a “Conversion Failure”) and (b) if after the Legend Removal Date such Lender purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Lender of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Lender anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Lender’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to such Lender by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Lender to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii) (the “Buy-In Payment Amount”). The Company shall pay any Delivery Failure Payment Amount and or Buy-In Payment Amount, as applicable, to the Holder as soon as commercially practicable after the occurrence of a Conversion Failure and/or Delivery Failure, as applicable, but in no event later than the thirtieth (30th) calendar day after the applicable Conversion Date with respect to such Conversion Failure or the date of such request for legend removal in connection with such Delivery Failure hereunder. Notwithstanding the foregoing, but solely with respect to the initial Delivery Failure that occurs hereunder after the date hereof (if any), and not with respect to any other Delivery Failure hereunder (if any), no Delivery Failure Payment Amount shall be deemed to have accrued hereunder with respect to such initial Conversion Failure if such initial Conversion Failure is cured prior to the fifth (5th) calendar day after the date of such request for legend removal in connection with such Delivery Failure hereunder.

Section 12. Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Lender and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Section 13. Furnishing of Information; Public Information.

a) Until no Lender owns Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

b) At any time during the period commencing from the six month year anniversary of the date hereof and ending on the second (2nd) anniversary of the date hereof, , if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c), and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) at a time no registration statement is available by the Lenders for the resale of all of the Conversion Shares issuable hereunder and pursuant to the Loans (for the avoidance of doubt, solely to the extent such failure does not cause such Registration Statement to not be available by the Lenders for the resale of all of the Conversion Shares issuable hereunder and pursuant to the Loans )(a “Public Information Failure”) then, in addition to such Lender’s other available remedies, the Company shall pay to such Lender, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate outstanding principal balance of the Loans on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Lenders to transfer the Underlying Shares pursuant to Rule 144. The payments to which a Lender shall be entitled pursuant to this Section 13(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured; provided, that if such date is less than thirty (30) calendar days from the occurrence of such Public Information Failure, such date shall be extended to the thirtieth (30th) calendar day after the occurrence of such Public Information Failure. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Lender’s right to pursue actual damages for the Public Information Failure, and such Lender shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

Section 14. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

Section 15. Conversion and Exercise Procedures. The form of Notice of Conversion included in this Agreement sets forth the totality of the procedures required of the Lenders in order to convert the Loans. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to convert the Loans. No additional legal opinion, other information or instructions shall be required of the Lenders to convert the Loans. The Company shall honor conversions of the Loans and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth herein and in the Transaction Documents.

Section 16. Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby and (b) file a Current Report on Form 8-K, including this Agreement, the Pledge and Security Agreement, the Intercreditor Agreement, the other material Transaction Documents and other material agreements entered into in connection therewith as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Collateral Agent and Lenders that it shall have publicly disclosed all material, non-public information delivered to the Collateral Agent and/or any of the Lenders by the Company or any of the Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of the Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Lenders or any of their Affiliates on the other hand, shall terminate. The Company, Collateral Agent and each Lender shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and the Company shall not issue any such press release nor otherwise make any such public statement without the prior consent of the Collateral Agent, except if such disclosure is required by law, in which case the Company shall promptly provide the Collateral Agent with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Lender, or include the name of any Lender in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Lender, except (a) as required by federal securities law in connection with (i) any Registration Statement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Lender with prior notice of such disclosure permitted under this clause (b).

Section 17. Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Lender is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Lender could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Lenders.

Section 18. Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide Collateral Agent or any Lender or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto Collateral Agent and/or such Lender shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that Collateral Agent and each Lender shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of the Subsidiaries, or any of their respective officers, director, agents, employees or Affiliates delivers any material, non-public information to Collateral Agent or a Lender without Collateral Agent’s or such Lender’s consent, the Company hereby covenants and agrees that Collateral Agent and/or such Lender shall not have any duty of confidentiality to the Company, any of the Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of the Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that Collateral Agent and the Lenders shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that Collateral Agent and each Lender shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

Section 19. Reservation and Listing of Securities; Shareholder Approval.

a) The Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Lenders evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

Section 20. Equal Treatment of Lenders. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Loans in amounts which are disproportionate to the respective principal amounts outstanding on the Loans at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Lender by the Company and negotiated separately by each Lender, and is intended for the Company to treat the Lenders as a class and shall not in any way be construed as the Lenders acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

Section 21. Certain Transactions and Confidentiality; Short Sale Restriction. Each Lender, severally and not jointly with the other Lenders, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales (as defined in Regulation SHO of the Securities Exchange Act of 1934, as amended), of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the press release. Each Lender, severally and not jointly with the other Lenders, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the press release, such Lender will maintain the confidentiality of the existence and terms of this transaction and the information included in any schedule to this Agreement. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Lender makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the press release, (ii) no Lender shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the press release and (iii) no Lender shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the press release.

Section 22. Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Lender. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Lender s at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Lender.

Section 23. Existing Interests. The Company hereby acknowledges and agrees that the Lenders, and their respective affiliates may have, and will continue to have after the date hereof, existing pecuniary interests in the Company. The Company and the Lenders shall diligently cooperate with respect to the public disclosure of such interests, including providing the Lenders of advanced notice and review of any filings.

Section 24. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (1) the principal amount of any Obligation or (2) interest, liquidated damages and other amounts owing to a Lender or the Collateral Agent, as and when the same shall become due and payable which default, solely in the case of an interest payment or other default under clause (2) above, is not cured within 3 Business Days;

ii. the Company shall fail to observe or perform any covenant set forth in Section 10(m);

iii. the Company shall fail to observe or perform any other covenant or agreement contained in this Agreement or in any Transaction Document, and such failure is not cured within the earlier of (1) 5 Business Days after notice of such failure sent to the Company and (2) 10 Business Days after the Company has become or should have become aware of such failure;

iv. a default or event of default, which such default is not cured, if possible to cure, within the earlier of (1) 5 Business Days after notice of such default or event of default sent to the Company and (2) 10 Business Days after the Company has become or should have become aware of such default or event of default, shall occur under the Debentures, the 2023 Term Loan Agreement or any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

v. any representation or warranty made in this Agreement, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to any Lender or the Collateral Agent shall be untrue or incorrect in any material respect as of the date when made or deemed made, and such deficiency is not cured within the earlier of (1) 5 Business Days after notice of such deficiency sent to the Company and (2) 10 Business Days after the Company has become or should have become aware of such deficiency;

vi. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vii. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $500,000 whether such indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable, or the holders of such Indebtedness having the right to declare such Indebtedness to be due and payable, prior to the date on which it would otherwise become due and payable;

viii. the Company (and all of its Subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $500,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

x. any provision of any Security Document shall be deemed ineffective or unenforceable, or any Group Member shall state so, or any Lien purported to be created by any Security Document shall be ineffective or unenforceable, or any Group Member shall state so, or any subordination or intercreditor provision under any Transaction Document shall be deemed ineffective or unenforceable, or any Person shall state so, or any provision of the Subsidiary Guarantee shall be ineffective or unenforceable, or any Group Member shall state so;

xi. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

xii. the Company shall fail for any reason to deliver Conversion Shares to the applicable Lender prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to such Lender, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Loans in accordance with the terms hereof; or

xiii. the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of the Obligations, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall, upon the written election of the Collateral Agent or automatically in the case of an Event of Default under Section 24(a)(vi), become immediately due and payable in cash. Commencing 5 Business Days after any Event of Default, the interest rate on the Obligations shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Lenders need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Lenders and the Collateral Agent may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Lenders at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 25. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Lenders or the Collateral Agent hereunder or under any Transaction Document shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Lenders and the Collateral Agent delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to the Lenders and the Collateral Agent at the facsimile number, email address or address of the Lenders and the Collateral Agent appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. No provision of this Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Agreement at the time, place, and rate, and in the coin or currency, herein prescribed. This Agreement is a direct debt obligation of the Company. The Liens granted to secure the Obligations rank senior to the Liens granted to secure the Indebtedness under the Debentures.

c) Amendments. No modification or waiver of any provision of this Agreement or any other Transaction Document or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Required Lenders. Notwithstanding the foregoing:

i. no amendment or waiver shall (i) decrease the Conversion Price or the principal amount of, or interest rate applicable to, any Loan made by any Lender without the consent of such Lender, (ii) postpone or extend the maturity of the Loans or the scheduled date for any payment of interest or premium without the consent of all Lenders directly and adversely affected thereby, (iii) release any Collateral except as expressly set forth in the Transaction Documents without the consent of all Lenders, (iv) except as otherwise expressly permitted under the Subsidiary Guarantee, release any Subsidiary from the Subsidiary Guarantee, without the consent of all Lenders, (v) modify or change any provision in a manner that would alter the pro rata treatment of the Lenders without the written consent of each Lender;

ii. no amendment or waiver shall, unless signed by each Lender, change the provisions of this clause (c) or the definition of Required Lenders or the number of Lenders required to take any action under any other provision of the Transaction Documents, or any provision providing for the pro rata nature of payments by or to Lenders; and

iii. no amendment or waiver shall, unless signed by the Collateral Agent, alter the rights or obligations of the Collateral Agent.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Lenders of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of the Company or the Lenders to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement on any other occasion. Any waiver by the Company or the Lenders must be in writing.

f) Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Agreement as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to any Lender or the Collateral Agent, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Lenders’ right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Agreement. The Company covenants to the Lenders that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Lenders and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Lenders shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Lenders that is requested by any Lender to enable the Lenders to confirm the Company’s compliance with the terms and conditions of this Agreement.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and to the extent such amount being paid accrues interest, such amount shall continue to accrue interest through the date of payment.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

j) Secured Obligations. The obligations of the Company under this Agreement are secured by all assets of the Company and each Subsidiary pursuant to the Security Documents and as required herein.

k) Guaranteed Obligations. The obligations of the Company under this Agreement are guaranteed by each Subsidiary pursuant to the Subsidiary Guarantee and as required herein.

l) Assignments. Neither the Company nor any Subsidiary shall be permitted to assign any of its rights or obligations under this Agreement or any other Transaction Document. Any Lender may assign its rights and obligations hereunder, grant a participation in such rights or grant a security interest in such rights, without notice to or the consent of the Company or any other Person, to any Person other than the Company or any Subsidiary other than a Disqualified Institution unless a Specified Event of Default has occurred.

m) Expenses; Indemnification. The Company will pay all costs and expenses (including attorneys’ fees and fees of special counsels) incurred by any Lender and/or the Collateral Agent in connection with the Transaction Documents, including, without limitation, (i) incurred in preparation, execution, delivery and enforcing or defending (or determining whether or how to enforce or defend) any rights under any Loan Document (including any amendments or waivers in connection therewith) or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Transaction Document, (ii) incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Transaction Documents, and (iii) incurred by the Collateral Agent pursuant to the Transaction Documents in connection with the perfection of the Liens on the Collateral or the enforcement of its rights under the Transaction Documents. The Company will pay, and will save each Lender and the Collateral Agent harmless from, any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby or by the other Transaction Documents, including the use of the proceeds of the Loans by the Company, provided, however, that the Company shall not have any obligation to any Lender or the Collateral Agent under this clause (m) for any matter described herein resulting from the gross negligence or willful misconduct of such Lender or the Collateral Agent, as determined by a final judgment of a court of competent jurisdiction.

n) Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Transaction Document, the interest paid or agreed to be paid under the Transaction Documents shall not exceed the Highest Lawful Rate. If any Lender shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by a Lender exceeds the Highest Lawful Rate, such person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, and (ii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations. “Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Obligations under applicable laws which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

Section 26. New Subsidiaries.

a) If the Company or any Subsidiary (other than an Excluded Subsidiary) forms or acquires any new direct or indirect Subsidiary (other than an Excluded Subsidiary), or any Subsidiary merges, amalgamates, or consolidates with or into any other Person and such Subsidiary is not the surviving entity as a result of such merger, amalgamation, or consolidation and such surviving entity is not an Excluded Subsidiary (any such surviving entity, a “Surviving Entity”), the Company agrees to, or to cause such Subsidiary or Surviving Entity to, concurrently with such formation, acquisition, merger, amalgamation or consolidation, (i) provide notice to the Lenders and the Collateral Agent of such formation, acquisition, merger, amalgamation or consolidation, (ii) amend the Pledge and Security Agreement pursuant to a pledge and security agreement addendum attached as Exhibit B to the Pledge and Security Agreement to reflect the addition of such capital stock and pledge the applicable capital stock to the Collateral Agent as additional collateral for the Obligations of the Company under this Agreement, (iii) cause such newly formed or acquired Subsidiary or Surviving Entity to (A) become a party to the Subsidiary Guarantee pursuant to an assumption agreement in the form set forth on Annex 1 thereto, (B) become a party to the Pledge and Security Agreement pursuant to a joinder in form satisfactory to the Collateral Agent for the purposes of granting a security interest in such Subsidiary’s or Surviving Entity’s assets as additional security for the Obligations of the Company under this Agreement and (C) become a party to the Intellectual Property Security Agreement pursuant to a joinder in form satisfactory to the Collateral Agent for the purposes of granting a security interest in such Subsidiary’s or Surviving Entity’s intellectual property as additional security for the obligations of the Company under this Agreement, (iv) deliver to the Collateral Agent an opinion of counsel in form and substance acceptable to the Collateral Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to such Subsidiary or Surviving Entity and (v) to execute or deliver such other agreements, documents requested by the Collateral Agent in connection therewith.

b) If the Company or any Subsidiary forms or acquires any new direct or indirect Excluded Subsidiary, or any Subsidiary merges, amalgamates, or consolidates with or into any other Person and such Subsidiary is not the surviving entity as a result of such merger, amalgamation, or consolidation and such surviving entity is an Excluded Subsidiary (any such surviving entity, a “Excluded Surviving Entity”), the Company agrees to, or to cause such Subsidiary or Excluded Surviving Entity to, concurrently with such formation, acquisition, merger, amalgamation or consolidation, (i) provide notice to the Lenders and the Collateral Agent of such formation, acquisition, merger, amalgamation or consolidation, (ii) amend the Pledge and Security Agreement pursuant to a pledge and security agreement addendum attached as Exhibit B to the Pledge and Security Agreement to reflect the addition of such capital stock and pledge the applicable capital stock (in accordance with the Pledge and Security Agreement) to the Collateral Agent as additional collateral for the obligations of the Company under this Agreement, (iii) take such other actions as Agent deems necessary or reasonably advisable to perfect the Collateral Agent’s security interest therein (including without limitation, executing and/or delivering to the Collateral Agent foreign law pledge agreements and such other documents requested by the Collateral Agent in connection therewith together with opinions of counsel (including foreign counsel, if applicable) in form and substance acceptable to the Collateral Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to the pledge of the equity interest in such Excluded Surviving Entity. If any existing Excluded Subsidiary ceases to be an Excluded Subsidiary for any reason (including without limitation by operation of a change in applicable law) then, the Debtors (as defined in the Pledge and Security Agreement) agree to, within ten (10) Business Days (or such longer period as may be agreed to by the Collateral Agent in its reasonable discretion) after such existing Excluded Subsidiary ceases to be an Excluded Subsidiary, (i) amend the Pledge and Security Agreement to reflect the pledge of the additional equity interests not pledged prior to such time due to the operation of the Foreign Collateral Exclusion (as defined in the Pledge and Security Agreement) (such that 100% of the equity interests held by the Debtors (as defined in the Pledge and Security Agreement) shall then be pledged to the Collateral Agent as Collateral pursuant to the Pledge and Security Agreement), (ii) cause such former Excluded Subsidiary to (A) become a party to the Subsidiary Guarantee pursuant to an assumption agreement in the form set forth on Annex 1 thereto, (B) become a party to the Pledge and Security Agreement pursuant to a joinder in form satisfactory to the Collateral Agent for the purposes of granting a security interest in such former Excluded Subsidiary’s assets as additional security for the obligations of the Company under this Agreement and (C) become a party to the Intellectual Property Security Agreement pursuant to a joinder in form satisfactory to the Collateral Agent for the purposes of granting a security interest in such former Excluded Subsidiary’s intellectual property as additional security for the obligations of the Company under this Agreement, (iii) deliver to the Collateral Agent opinions of counsel (including foreign counsel, if applicable) form and substance acceptable to the Collateral Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to such former Excluded Subsidiary and (iv) to execute or deliver such other agreements, documents requested by the Collateral Agent in connection therewith.

Section 27. Disclosure. Upon receipt or delivery by the Company or any Subsidiary of any notice in accordance with the terms of this Agreement, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Lenders contemporaneously with delivery of such notice, and in the absence of any such indication, the Lenders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by a duly authorized officer as of the date first above indicated.

Nauticus Robotics, Inc.
(f/k/a Cleantech Acquisition Corp.)

By:	/s/ John W. Gibson, Jr.
	Name:	John W. Gibson, Jr.
	Title:	Interim Chief Executive Officer and President

Notice Information:

17146 Feathercraft Lane, Suite 450
Webster, TX 77598
Attention:	Chief Executive Officer
Email:	*********

and

17146 Feathercraft Lane, Suite 450
Webster, TX 77598
Attention:	Chief Financial Officer
Email:	*********

and

17146 Feathercraft Lane, Suite 450
Webster, TX 77598
Attention:	General Counsel
Email:	*********

and

17146 Feathercraft Lane, Suite 450
Webster, TX 77598
Attention:	Audit Committee Chair
Email:	*********

Signature Page to Senior Secured Term Loan Agreement

Collateral Agent:

ATW Special Situations MANAGEMENT LLC

By:	/s/ Antonio Ruiz-Gimenez
	Name:	Antonio Ruiz-Gimenez
	Title:	Authorized Signatory

Notice Information:

17 State Street, Suite 2130,
New York, N.Y. 10004
Attention:	Alex LaViolette, Isaac Barber,
Antonio Ruiz-Giminez
Email:	*********

Signature Page to Senior Secured Term Loan Agreement

LENDERS:

ATW Special Situations III LLC

By:	/s/ Antonio Ruiz-Gimenez
	Name:	Antonio Ruiz-Gimenez
	Title:	Authorized Signatory

Notice Information:

17 State Street, Suite 2130,
New York, N.Y. 10004
Attention:	Alex LaViolette, Isaac Barber,
Antonio Ruiz-Giminez
Email:	*********

Signature Page to Senior Secured Term Loan Agreement

MATERIAL IMPACT FUND II, L.P.

By: Material Impact Partners II, LLC
Its: General Partner

By:	/s/ Adam Sharkawy
Name:	Adam Sharkawy
Title:	Managing Member

Notice Information:

131 Dartmouth Street, Floor 3
Boston, MA 02116
*********
With copy to:
*********

Signature Page to Senior Secured Term Loan Agreement

VHG INVESTMENTS LLC

By:	/s/ Vijay Goradia
	Name:	Vijay Goradia
	Title:	Managing Member

Notice Information:

16825 Northchase Dr, Ste 1400
Houston, TX 77060

Signature Page to Senior Secured Term Loan Agreement

ATW SPECIAL SITUATIONS II LLC

By	/s/ Antonio Ruiz-Gimenez
	Name:	Antonio Ruiz-Gimenez
	Title:	Authorized Signatory

Notice Information:

17 State Street, Suite 2130,
New York, N.Y. 10004
Attention:	Alex LaViolette, Isaac Barber,
Antonio Ruiz-Giminez
Email:	*********

Signature Page to Senior Secured Term Loan Agreement

ATW SPECIAL SITUATIONS I LLC

By:	/s/ Antonio Ruiz-Gimenez
	Name:	Antonio Ruiz-Gimenez
	Title:	Authorized Signatory

Notice Information:

17 State Street, Suite 2100,
New York, N.Y. 10004
Attention:	Alex LaViolette, Isaac Barber,
Antonio Ruiz-Giminez
Email:	*********

Signature Page to Senior Secured Term Loan Agreement

SCHEDULE I

COMMITMENT PERCENTAGES AND AMOUNTS

Lender	Term Loan Commitment Percentage	Term Loan Commitment Amount	ATW Extended Maturity Term Loan Commitment Percentage	ATW Extended Maturity Term Loan Commitment Amount	Incremental Loan Commitment Amount
ATW SPECIAL SITUATIONS III LLC	0%	$0	100%	$1,000,000	$4,666,666
ATW SPECIAL SITUATIONS II LLC	14.76%	$1,262,426	0%	$0	0%
ATW SPECIAL SITUATIONS I LLC	3.38%	$289,429	0%	$0	0%
MATERIAL IMPACT FUND II, L.P.	23.39%	$2,000,000	0%	$0	0%
VHG INVESTMENTS LLC	58.47%	$5,000,000	0%	$0	$1,333,334

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal of the Loan under the Senior Secured Term Loan Agreement dated January 30, 2024 (the “Loan Agreement”) among Nauticus Robotics, Inc. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation (the “Company”), ATW Special Situations Management LLC, as collateral agent, the lenders party thereto, into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

To be valid, this Notice of Conversion must be delivered to each of the following email addresses:

Email: *********

Email: *********

Email: *********

Email: *********

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of the Loan Agreement, as determined in accordance with Section 13(d) of the Exchange Act.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Loan to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $ _____ of Interest Accrued on Account

of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:______________

Account No:_____________

ANNEX B

DISQUALIFIED INSTITUTIONS

1.	Oceaneering

2.	Technip-FMC

3.	Subsea 7

4.	DOF Subsea

5.	Saipem

6.	General Dynamics

7.	Anduril

8.	L3-Harris

9.	Huntington Ingalls

10.	Kongsberg

ANNEX C

Minimum Return Fee

Lender	Minimum Return Fee
ATW SPECIAL SITUATIONS I LLC	$0 plus 200% of aggregate principal amount of any Incremental Loan funded hereunder
ATW SPECIAL SITUATIONS II LLC	$0 plus 200% of aggregate principal amount of any Incremental Loan funded hereunder
ATW SPECIAL SITUATIONS III LLC	$9,036,108 plus 200% of aggregate principal amount of any Incremental Loan funded hereunder
MATERIAL IMPACT FUND II, L.P.	$5,000,000
VHG INVESTMENTS LLC	$10,000,000 plus 200% of aggregate principal amount of any Incremental Loan funded hereunder

The foregoing Minimum Return Fees owed to each Lender shall be reduced proportionately by the percentage of the Loans that have been converted by such Lender pursuant to the terms hereof as of the applicable Fee Payment Date.

ANNEX D

INITIAL BUDGET1

Period Ending	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Total Expenses ($)	5,757,000	3,675,000	2,159,500	2,152,500
Closing Cash ($)	5,713,833	2,981,333	1,791,833	100,000

[1]	For measurement periods ending 3/31/24 and 6/30/24, the minimum Closing Cash value shall be increased dollar for dollar for any amount of Incremental Loan funded to the Company, up to a maximum of $2,000,000 of Incremental Loans funded.

Exhibit 10.2

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of January 30, 2024 (this “Agreement”), among ATW Special Situations Management LLC, as collateral agent (the “Agent”) on behalf of the lenders now or hereafter party to the Loan Agreement (defined below), NAUTICUS ROBOTICS, INC. (F/K/A CLEANTECH ACQUISITION CORP.), a Delaware corporation (together with its successors and assigns, the “Company”), NAUTICUS ROBOTICS HOLDINGS, INC. (F/K/A NAUTICUS ROBOTICS, INC.), a Texas corporation (together with its successors and assigns, “Nauticus Sub”), NAUTIWORKS LLC, a Delaware limited liability company (together with its successors and assigns, “NautiWorks”), NAUTICUS ROBOTICS FLEET LLC, a Delaware limited liability company (together with its successors and assigns, “Nauticus Fleet”), NAUTICUS ROBOTICS USA LLC, a Delaware limited liability company (together with its successors and assigns, “Nauticus USA”, and together with the Company, Nauticus Sub, NautiWorks, Nauticus Fleet and any other debtor parties joined to this Agreement from time to time pursuant to Section 8, collectively, the “Debtors”, and each individually, a “Debtor”).

WITNESSETH:

WHEREAS, the Company has entered into a Senior Secured Term Loan Agreement dated as of the date hereof (as it may hereafter be amended or restated, the “Loan Agreement”), with the Agent and the lenders party thereto, pursuant to which such lenders have made or deemed to have made term loans to the Company in the aggregate amount of $9,551,856;

WHEREAS, it is a condition to the obligations of the Lenders (as defined in the Loan Agreement) under the Loan Agreement that this Agreement be duly executed and delivered; and

WHEREAS, each of the Debtors derives financial benefit from the financing being made available to the Company pursuant to the Loan Agreement.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 SECURITY INTEREST. The Debtors hereby assign and grant to the Agent on behalf of the Lenders, a security interest in all of the following assets of the Debtors, now owned or hereafter created or acquired (the “Collateral”):

(a) All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles, including all amounts owing to each Debtor from a factor and choses in action; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.

(b) All inventory, including all materials, work in process and finished goods.

(c) All goods, including, without limitation, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, vessels (including, for the avoidance of doubt, any Collateral Ships (including without limitation any autonomous underwater vehicle or AUV listed in Part C of Schedule II and, to the extent owned by a Debtor, all materials used or to be used in the construction and equipping a Collateral Ship, all equipment, outfitting, engines and appliances installed or to be installed on a Collateral Ship, all rights related to a Collateral Ship, and all proceeds therefrom, and any and all present and future parts, accessories, attachments, additions, accessions, substitutions and replacements to and for any of the foregoing collateral)), appliances, furniture, special and general tools, fixtures, test and quality control devices, all Titled Collateral (as defined below), and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto.

(d) All instruments, notes, chattel paper, documents, certificates of deposit, securities and investment property of every type, including, all Equity Interests in any and all Persons owned or hereafter acquired by any Debtor. The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.

(e) Subject to the Foreign Collateral Exclusion, all Equity Interests, regardless of class or designation, owned or hereafter acquired by any Debtor in any and all Persons including without limitation each of the issuing entities described in Schedule I hereto, and any warrants, options, purchase rights, conversion or exchange rights, voting, managerial and control rights, calls or claims of any character with respect to any such Equity Interests (collectively, including the Additional Pledged Interests (as defined below), the “Pledged Interests”), and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including (i) the right to request, after the occurrence and during the continuation of an Event of Default, that the Pledged Interests (including the Additional Pledged Interests) be registered in the name of Agent or any of its nominees, (ii) any certificates representing the Pledged Interests (including the Additional Pledged Interests), (iii) the right to receive any certificates representing any of the Pledged Interests (including any certificates representing any of the Additional Pledged Interests), (iv) the right to require that same be delivered to Agent together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by the applicable Debtor, (v) all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and (vi) all economic rights, dividends, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Pledged Interests (including the Additional Pledged Interests), whether now owned or hereafter acquired by such Debtor (the Pledged Interests and any other collateral pledged pursuant to this Section 1(e) are referred to herein, collectively, as the “Pledged Collateral”).

(f) All general intangibles, including, but not limited to: (i) all patents, and all unpatented or unpatentable inventions, (ii) all trademarks, service marks, and trade names, (iii) all copyrights and literary rights, (iv) all computer software programs, (v) all mask works of semiconductor chip products, and (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems. The Collateral shall include all good will connected with or symbolized by any of such general intangibles, all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.

(g) All negotiable and nonnegotiable documents of title covering any Collateral.

(h) All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

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(i) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties, indemnities and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral.

(j) All Collateral Ship Earnings.

(k) All books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).

(l) All Marine Insurances.

(m) All contracts (including Charters), other agreements or undertakings between a Debtor and one or more additional parties, including, without limitation for the construction of any Collateral Ship or any refurbishment, refitting, redesign or other improvement to an existing Collateral Ship or any bareboat charter, time or voyage charter, contract of affreightment or other contract for the use or employment of a Collateral Ship.

(n) All Construction Contracts (including, without limitation (i) all rights to purchase, to take title to, and to be named the purchaser in any bill of sale for, any Collateral Ship, (ii) all claims for damages in respect of a Collateral Ship arising as a result of any default by the Builder (including, without limitation, all warranty and indemnity claims), (iii) all rights to any software, data, or intellectual property imbedded in the Vessel or essential to its operation, (iv) any and all rights of a Debtor to compel performance by the Builder, and (v) all rights related to a Collateral Ship, which rights, in each case, include but are not limited to (a) all present and future options to sell, lease or charter of a Collateral Ship or any interest therein, (b) all of a Debtor’s accounts, general intangibles and contract rights in any way related to a Collateral Ship (including those arising pursuant to a Construction Contract) and/or the construction and equipping thereof, (c) all of a Debtor’s rights under any present and future construction, architectural and engineering drawings, plans, specifications, contracts or agreements with regard to the construction and outfitting of a Collateral Ship, including all rights under a Construction Contract, all rights with respect to any plans and specifications, and any and all surety or performance bonds, letters of credit and guaranties in connection therewith of every nature and kind whatsoever, including, without limitation, the rights of Assignor and its remedies to enforce and/or to receive payments or damages under any such construction, engineering or architectural contracts and surety or performance bonds, letters of credits and/or guaranties, as provided therein, or as otherwise provided under applicable law, and (d) all of a Debtor’s present and future contract rights, instruments, permits, and documents necessary for use or useful in connection with the ownership and/or operation of a Collateral Ship).

(o) All proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurances (including without limitation Marine Insurances), indemnity, warranty or guaranty payable to such Debtor from time to time with respect to any of the foregoing.

To the extent any Collateral Ship is subject to and covered by a valid and enforceable Collateral Ship Mortgage in favor of the Agent, the provisions of such Collateral Ship Mortgage shall prevail in the event of any conflict between such Collateral Ship Mortgage and this Agreement. Subject to the foregoing, if any item of Collateral also constitutes collateral granted to Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Agent, in its sole discretion, shall select which provision or provisions shall control.

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Notwithstanding anything to the contrary in this Agreement, (A) the pledge by any Debtor of the Equity Interests in any Excluded Subsidiary that is a Direct Foreign Subsidiary of such Debtor shall be limited to a pledge by such Debtor of 65% of the voting securities and related interests and rights owned by such Debtor in such Excluded Subsidiary that is a Direct Foreign Subsidiary, and (B) Excluded Subsidiaries shall not pledge their assets hereunder (including Equity Interests in any Foreign Subsidiaries owned by such Excluded Subsidiaries) (the exclusion in clauses (A) and (B) of this paragraph are referred to herein as the “Foreign Collateral Exclusion”); provided, the Foreign Collateral Exclusion shall only apply to Excluded Subsidiaries and, with respect to any particular Excluded Subsidiary, only for so long as such Excluded Subsidiary remains an Excluded Subsidiary. Accordingly, in the event an existing Excluded Subsidiary ceases to be an Excluded Subsidiary for any reason (including without limitation by operation of a change in applicable law), 100% of the Equity Interests owned by the Debtors in such former Excluded Subsidiary shall be pledged hereunder by the applicable Debtor(s) (such pledge being automatically deemed effective upon and simultaneously with such former Excluded Subsidiary’s ceasing to be an Excluded Subsidiary) and such former Excluded Subsidiary shall be required to join this Agreement as a Debtor in order to pledge all of its assets as Collateral, as provided further herein.

2 DEFINITIONS. Capitalized terms used, but not defined, in this Agreement have the meaning set forth in the Loan Agreement. All other capitalized terms contained in this Agreement and not defined in this Agreement or the Loan Agreement shall have, when the context so indicates, the meanings provided for by the UCC. In addition, when used in this Agreement, including in any Schedule, Exhibit or Annex hereto, the defined terms contained in Exhibit C to this Agreement shall have the meanings set forth therein and the following terms shall have the following meanings:

“Bankruptcy Code” means (i) the Bankruptcy Code of the United States, (ii) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, administration, reorganization, or similar debtor relief legal requirements of the United States or other applicable jurisdictions from time to time in effect which permit a debtor to obtain a stay or a compromise of the claims of its creditors or which otherwise affect the rights of creditors generally, and (iii) any provisions of corporate statutes of like effect where such statutes are used by a Person to propose an arrangement of such Person’s debts.

“Debtor Laws” means (i) all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws including the Bankruptcy Code, and (ii) general equitable principles from time to time in effect affecting the rights of creditors generally.

“Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, and any Debtor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Debtor and such other terms and conditions as Agent may reasonably require.

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“Direct Foreign Subsidiary” means any subsidiary of a Debtor, or of a Domestic Subsidiary of a Debtor, (i) a majority of whose voting securities are directly owned by a Debtor or Domestic Subsidiary of a Debtor and (ii) that is not a Domestic Subsidiary.

“Domestic Subsidiary” means any direct or indirect subsidiary of a Debtor that is organized under the laws of the United States, any state thereof, or the District of Columbia.

“Equity Interest” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial partnership or membership interests, joint venture interests, units, limited liability company interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Excluded Subsidiary” means any Foreign Subsidiary for which (i) the provision of a guarantee by such Foreign Subsidiary of any indebtedness or other obligations incurred by any Debtor hereunder or under any other Transaction Document, (ii) the pledge by such Foreign Subsidiary of any assets of such Debtor as security for payment of any indebtedness or other obligations incurred by any Debtor hereunder or any other Transaction Document, (iii) the pledge by any Debtor of 100% of the voting capital stock of such Foreign Subsidiary as security for the payment of the indebtedness or other obligations incurred by any Debtor hereunder or under any Transaction Document, would result in material adverse tax consequences to any Debtor (as reasonably determined by such Debtor in consultation with the Agent) under Section 956 of the United States Internal Revenue Code, and the regulations promulgated thereunder, as amended (“Section 956”) or (iv) any Subsidiary formed solely in connection with a Subsidiary Acquisition (as defined in the Loan Agreement) that is merged out of existence upon consummation of the Subsidiary Acquisition (as defined in the Loan Agreement); provided that, concurrently with such consummation of the Subsidiary Acquisition, the Company agrees to, or to cause such surviving entity, to comply with the requirements of Section 26 of the Loan Agreement.

“Foreign Subsidiary” means any Direct Foreign Subsidiary of a Debtor, and any directly or indirectly owned subsidiary (other than a Domestic Subsidiary) of a Direct Foreign Subsidiary.

“Investment Property Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, any Debtor, and any bank, securities intermediary, commodity intermediary, financial institution or other Person who has custody, control or possession of any investment property of such Debtor acknowledging that such bank, securities intermediary, commodity intermediary, financial institution or other Person who has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of such Debtor and including such other terms and conditions as Agent may reasonably require.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

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“Security Documents” shall mean this Agreement, the Intellectual Property Security Agreements (as defined in the Purchase Agreement), the Subsidiary Guarantee (as defined in the Purchase Agreement), the original Pledged Securities (as defined in the Purchase Agreement), along with medallion guaranteed executed blank stock powers to the Pledged Securities (as defined in the Purchase Agreement), the Deposit Account Control Agreements, Investment Property Control Agreements, any Other Instruments any Pre-delivery Security, Collateral Ship Mortgage, Deed of Covenant and any other documents and filings required, executed or delivered hereunder and/or thereunder in order to grant the Agent on behalf of the Lenders a first priority security interest in the assets of the Debtors as provided herein or therein, as applicable, including without limitation all UCC-1 filing receipts, each in form and substance satisfactory to the Purchasers.

3 THE SECURED OBLIGATIONS. The Collateral secures and will secure (i) all Obligations (as defined in the Loan Agreement) and (ii) all obligations of the Debtors under this Agreement (collectively, the “Secured Obligations”). The Debtors have fully completed and delivered to the Agent the attached Perfection Certificate, attached hereto as Exhibit A (“Perfection Certificate”). Each Debtor represents and warrants as of the date hereof that, to its knowledge, (i) the written information provided for in the Perfection Certificate is true and correct and (ii) the Perfection Certificate does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements or information therein, in the light of the circumstances under which they were made, not materially misleading, taken as a whole.

4 DELIVERY OF COLLATERAL; FILING AUTHORIZATION.

(a) Within thirty (30) days following the date hereof (or such later time as the Agent may agree in its sole discretion), each Debtor shall have delivered to the Agent all certificates, if any, representing the Pledged Interests owned by such Debtor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates. From and after the date hereof, each Debtor will promptly and in any event within five (5) Business Days of such Debtor’s receipt thereof (or such later time as the Agent may agree in its sole discretion), deliver to the Agent the applicable certificates in accordance with Section 5. The Debtors agree that all property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Debtor, and by any such other instruments or documents as Agent may request.

(b) Each Debtor irrevocably authorizes Agent at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements, amendments or modifications thereto or continuations thereof that (a) indicate the Collateral (i) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, in order to and as necessary or appropriate (as determined by the Agent in its sole discretion) perfect the security interests in the Collateral granted herein. Each Debtor hereby further irrevocably authorizes Agent to file intellectual property security agreements with respect to the Collateral with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), as applicable, in order to and as necessary or appropriate (as determined by the Agent in its sole discretion) perfect the security interests in the Collateral granted herein.

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5 ADDITIONAL PLEDGED INTERESTS; OTHER INSTRUMENTS.

(a) Subject to the Foreign Collateral Exclusion, during the term of this Agreement, in the event that any Debtor shall receive any additional Equity Interests of any Person or any warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect to any Equity Interests of any Person, including without limitation (i) any Equity Interests (including without limitation any options, warrants, subscriptions or other rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Interests or otherwise) in any direct or indirect subsidiaries of such Debtor formed or acquired after the date hereof, and/or any Equity Interests received through a dividend or a distribution in connection with any reclassification, increase or reduction of capital, merger, consolidation, sale of assets, combination or other reorganization by virtue of such Debtor having been an owner of any of the Pledged Collateral (all of such additional Equity Interests, collectively, the “Additional Pledged Interests”), or (ii) any original promissory note, chattel paper, documents, certificates of deposit, securities or other investment property not constituting Equity Interests (collectively “Other Instruments”), such Debtor agrees to deliver promptly and in any event within five (5) Business Days of such Debtor’s receipt thereof (or such later time as the Agent may agree in its sole discretion), to Agent at the address specified in Section 4, the following: (1) with respect to any such Additional Pledged Interests or other Pledged Collateral represented by a certificate or other instrument, or any such Other Instruments received, such certificate or Other Instrument, together with undated powers or assignment endorsed in blank by such Debtor; and (2) a duly executed Pledge and Security Agreement Addendum in substantially the form of Exhibit B hereto (a “Pledge and Security Agreement Addendum”) identifying the Additional Pledged Interests, Other Instrument or other Pledged Collateral which are pledged by such Debtor pursuant to this Agreement.

(b) During the term of this Agreement, in the event that any distribution of any Equity Interests or other securities of any Person, regardless of class or designation, or any warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect to any of the foregoing, shall be made on or in respect of the Pledged Collateral or any property shall be distributed to any Debtor upon or with respect to the Pledged Collateral pursuant to the recapitalization or reclassification of the Equity Interests or other securities of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered promptly and in any event within five (5) Business Days of such Debtor’s receipt thereof (or such later time as the Agent may agree in its sole discretion) by such Debtor to Agent to be held by it as additional collateral security for the Secured Obligations. All such Equity Interests or other securities so distributed in respect of the Pledged Collateral which are received by any Debtor shall, until paid or delivered to Agent, be held such Debtor in trust for the benefit of Agent on behalf of the Lenders, segregated from such Debtor’s other property, and Debtor shall deliver it forthwith to Agent in the exact form received, together with the authorization to file any necessary UCC financing statements or any necessary endorsement or appropriate stock or other powers or assignments duly endorsed in blank by such Debtor.

6 MARINE INSURANCES, CONSTRUCTION CONTRACTS, CHARTER CONTRACTS AND EARNINGS.

(a) With respect to any Marine Insurances, the Debtors shall deliver in writing to all of the underwriters or marine insurance brokers of Marine Insurance of each Debtor a notice of assignment substantially in the form attached hereto as Exhibit F (or such other form as acceptable to the Agent), and the Debtors shall deliver, or cause to be delivered, to the Agent with respect to each policy of Marine Insurance, a letter of undertaking from the applicable underwriter or a marine insurance broker attaching the cover notes and certificate of entry evidencing such Marine Insurance, together with notices of assignment and loss payee clauses, and letters of undertaking issued by the protection and indemnity association, each of which shall be reasonable satisfactory to the Agent.

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(b) With respect to a Permitted Charter in excess of 12 months of a Collateral Ship constituting Collateral (or that would constitute Collateral if the succeeding actions were undertaken) where the charterer thereunder is not a Debtor, the Debtors shall promptly deliver to such charterer a notice in writing substantially in the form attached hereto as Exhibit G-1 (or such other form acceptable to the Agent) of the assignment of such Charter granted hereunder and deliver to the Agent a consent and agreement from the charterer under such Charter substantially in the form attached hereto as Exhibit G-2 (or such other form acceptable to the Agent).

(c) With respect to any Construction Contract constituting Collateral (or that would constitute Collateral if the succeeding actions were undertaken), the Debtors shall use (ii) commercially reasonable efforts with respect to any such Construction Contract executed on or before the date hereof, and (ii) best efforts with respect to any such Construction Contract executed after the date hereof, to deliver to the Agent a consent and agreement from the Builder under such Construction Contract substantially in the form attached hereto as Exhibit I (or such other form reasonably acceptable to the Agent).

(d) Notwithstanding the foregoing, at the request of the Agent, at any time after the occurrence of and during the continuance of any Event of Default, each Debtor shall promptly notify in writing substantially in the form attached hereto as Exhibit H each of such Debtor’s agents and representatives into whose hand or control may come any earnings and moneys to be paid to such Debtor in respect of the Collateral Ship, instructing such addressee to remit promptly to a specified account all such earnings and money which may come into such Persons’ hands or control and continue to make such remittances until such time as such Person may receive written notice or instruction to the contrary directly from the Agent.

7 TITLED COLLATERAL.

(a) Each Debtor shall (i) cause all Collateral, now owned or hereafter acquired by such Debtor, which under applicable law are required to be registered, to be properly registered as required by applicable law in the name of the Debtor, (ii) cause all Titled Collateral, to be properly titled in the name of such Debtor, and if requested by the Agent, with the Agent’s lien noted thereon and (iii) if reasonably requested by the Agent, promptly, and in any event within five (5) Business Days of Agent’s reasonable request therefor (or such later time as the Agent may agree in its sole discretion), deliver to the Agent (or its custodian) originals of all such Certificates of Title or certificates of ownership for such Titled Collateral unless such originals are required to be kept with the Titled Collateral in which case copies shall be provided, with the Agent’s lien noted thereon or upon appropriate abstract of title or other documentation issued by a governmental authority. Notwithstanding the foregoing, if any Debtor owns any Collateral Ship on the date hereof that is registered in the State of Texas, within sixty (60) days following the date hereof (or such later time as the Agent may agree in its sole discretion), such Debtor shall file a notice of lien, or such other form reasonably necessary to record the security interest granted hereunder over such Collateral Ship, with the appropriate Texas state authorities, and substantially concurrently with the registration of such Collateral Ship with any other Approved Jurisdiction, such Debtor shall execute, deliver and record a Collateral Ship Mortgage over such Collateral Ship in such jurisdiction and any other documents and other evidence listed in Exhibit E hereto, as applicable, in form and substance satisfactory to the Agent.

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(b) Upon the acquisition after the date hereof by any Debtor of any Titled Collateral, such Debtor shall promptly and in any event within five (5) Business Days of any such acquisition (or such later time as the Agent may agree in its sole discretion), notify the Agent of such acquisition, set forth a description of such Titled Collateral acquired and a good faith estimate of the current value of such Titled Collateral, and if so requested by the Agent, promptly deliver to the Agent (or its custodian) originals of the Certificates of Title or certificates of ownership for such Titled Collateral, together with the manufacturer’s statement of origin, and an application duly executed by the Debtor to evidence the Agent’s lien thereon.

(c) Notwithstanding the foregoing, if (i) any Debtor acquires any Collateral Ship, the Debtors agree to, concurrently with Delivery Date in respect of such Collateral Ship, execute and deliver the documents and other evidence listed in Exhibit E hereto, as applicable, in form and substance satisfactory to the Agent, and (ii) an AUV (or any other Collateral Ship) becomes capable of registration with an Approved Jurisdiction, register such AUV (or other Collateral Ship) in such Approved Jurisdiction and concurrently with such registration record a Collateral Ship Mortgage over such AUV.

(d) Each Debtor hereby appoints the Agent as its attorney-in-fact, effective the date hereof (but with the Agent’s powers as such attorney-in-fact as provided for in this paragraph only being exercisable after the occurrence and during the continuance of any Event of Default) and terminating upon the termination of this Agreement, for the purpose of (i) executing on behalf of the Debtor title or ownership applications for filing with appropriate governmental authority to enable Titled Collateral now owned or hereafter acquired by the Debtor to be amended to reflect the Agent listed as lienholder thereof, (ii) filing such applications with such governmental authority, and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Debtor as the Agent may deem necessary or advisable to accomplish the purposes of this Section 7 (including, without limitation, for the purpose of creating in favor of the Agent a perfected lien on such Titled Collateral and exercising the rights and remedies of the Agent hereunder). This appointment as attorney-in-fact is coupled with an interest which shall remain in effect during the continuance of any Event of Default until Agent has confirmed in writing that such Event of Default has been cured or waived.

(e) With respect to motor vehicles, any Certificates of Title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

(f) As used herein, the term “Titled Collateral” means all Collateral for which the title to such Collateral is governed by a Certificate of Title or certificate of ownership, including, without limitation, all motor vehicles (including, without limitation, all trucks, trailers, tractors, service vehicles, automobiles and other mobile equipment) and all ships and vessels (including without limitation the Collateral Ships), and similar equipment for which the title to such motor vehicles, ships, vessels, and other similar equipment is governed by a Certificate of Title or certificate of ownership.

8 DEBTORS’ COVENANTS, REPRESENTATIONS AND WARRANTIES. Each Debtor represents, covenants and warrants that unless, compliance is waived by the Agent in writing:

(a) Upon the filing of financing statements relating to the Collateral with the Secretary of State of the State of Delaware (with respect to the Company, NautiWorks, Nauticus Fleet and Nauticus USA) and with the Secretary of State of the State of Texas (with respect to Nauticus Sub), Agent will have a valid and perfected first priority security interest in the Collateral (to the extent a security interest therein may be perfected by the filing of a financing statement), subject to Permitted Liens.

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(b) As of the date hereof, Part A of Schedule II attached hereto sets forth any and all motor vehicles owned by such Debtor, together with (a) the unit and VIN numbers, (b) the state where such vehicles are titled, (c) any existing lienholders and (d) the make, model and year of such vehicles. As of the date hereof, Part B of Schedule II attached hereto sets forth any and all aircraft and boats (other than Collateral Ships) and all other inventory, equipment and other goods owned by such Debtor which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction, and provides a description of such goods and indicates the registration system and jurisdiction of such goods. As of the date hereof, Part C of Schedule II attached hereto sets forth any and all Collateral Ships owned by a Debtor, Construction Contracts and MOAs to which a Debtor is a party, and provides (i) with respect to each such Collateral Ship, a description of such Collateral Ship (including the intended use of such Collateral Ship, whether such Collateral Ship is a surface or sub-surface vessel, whether such Collateral Ship is manned, remote operated or both, and the Approved Jurisdiction, port of registration and IMO number of such Collateral Ship), the Debtor’s good faith estimate of the value of such Collateral Ship and a representation by the Debtor as to whether such Collateral Ship is capable of registration, (ii) and in the case of any Construction Contract or MOA, a description of such agreement. As of the date hereof, Part D of Schedule II attached hereto sets forth any and all Charters in respect of a Collateral Ship, along with a description of such Charter.

(c) Each Debtor will use its commercially reasonable efforts properly preserve the Collateral (except for any thereof that is sold in the ordinary course of business or with Agent’s written consent), defend the Collateral against any adverse claims and demands, and keep accurate Books and Records.

(d) As of the date hereof, such Debtor’s chief executive office is located at the address specified in Schedule IV-1 hereto. In addition, as of the date hereof, each Debtor is incorporated in, or organized under, the laws of the state specified on Schedule IV-1. Each Debtor shall promptly (and in any event, within five (5) Business Days of any such change) notify the Agent, in writing, after any change such Debtor’s or any Excluded Subsidiary’s chief executive office address or state of incorporation or organization.

(e) As of the date hereof, each Debtor’s exact legal name is as set forth in on Schedule IV-1 attached hereto. Each Debtor will promptly (and in any event, within five (5) Business Days of any such change) notify the Agent, in writing, after any change in such Debtor’s name, identity or material change in its business structure.

(f) Schedule IV-2 attached hereto includes a list of all Excluded Subsidiaries existing as of the date hereof and includes, with respect to each Excluded Subsidiary (i) the exact legal name of such Excluded Subsidiary, (ii) the registered office address and chief executive office address of such Excluded Subsidiary, (iii) the jurisdiction of incorporation or organization of such Excluded Subsidiary, (iv) the type of company of such Excluded Subsidiary (as defined under its jurisdiction of incorporation or organization), (v) the date of incorporation, formation or organization of such Excluded Subsidiary, (vi) any Debtor or other Subsidiary that owns the Equity Interests of such Foreign Subsidiary and (vii) an indication as to whether such Excluded Subsidiary is a Direct Foreign Subsidiary. Each Debtor shall promptly (and in any event, within five (5) Business Days of any such change) notify the Agent, in writing, after any change in the name, identity, registered office address, chief executive office address, jurisdiction of incorporation or organization or any material change in the business structure of any Excluded Subsidiary. If any Debtor forms or acquires any new direct or indirect subsidiary that is an Excluded Subsidiary, the Debtors agree to, concurrently with the acquisition or formation thereof, notify the agent in writing of such acquisition or formation and amend Schedule IV-2 to include such newly formed or acquired Excluded Subsidiary including all of the information with respect to such Excluded Subsidiary described in clauses (i) through (vii) of the foregoing sentence.

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(g) Except as otherwise specifically contemplated by this Agreement or unless otherwise agreed, each Debtor has not granted and will not grant any security interest in any of the Collateral except to the Agent, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Agent, in each case, other than Permitted Liens (as defined in the Loan Agreement).

(h) Each Debtor will promptly (and in any event, within five (5) Business Days of any such event) notify the Agent, in writing, of any event which materially affects the value of the Collateral or the ability of the Debtors to dispose of the Collateral, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

(i) Each Debtor shall pay all costs necessary to preserve, defend, enforce and, to the extent practical, collect, the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales and any costs to perfect the security interest of the Agent (collectively, the “Collateral Costs”). Without waiving such Debtor’s Event of Default (if any) for failure to make any such payment, the Agent, following any such failure, at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral (other than Permitted Liens), and such Collateral Costs payments shall be a part of the Obligations and bear interest at the rate set out in the Loan Agreement. Each Debtor agrees to reimburse the Agent and the Lenders on demand for any Collateral Costs reasonably incurred.

(j) Until the Agent exercises its rights to make collection, the Debtors will use their commercially reasonable efforts to diligently collect all Collateral consisting of accounts receivables consistent with their customary business practices.

(k) If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, each Debtor shall promptly and in any event within five (5) Business Days of such Debtor’s receipt thereof (or such later time as the Agent may agree in its sole discretion) deliver such document to the Agent on behalf of the Lenders, together with any necessary endorsements.

(l) The Debtors will not make any Disposition not permitted by the Loan Agreement.

(m) Each Debtor will maintain and keep in force commercial risk insurance (i) covering the customary risks for the business that the Debtors are engaged in, (ii) insuring the Collateral against loss by fire, flood and wind and such other hazards as are customary in the area where such Collateral is located and (iii) naming the Agent and its successors or assigns as their interests may appear as lender loss payee (in the case of property insurance) and an additional insured (in the case of liability insurance), and the Debtors will maintain insurance of similar types and coverages as maintained on the date hereof and consistent with past practice, with financially sound and reputable insurance companies and associations acceptable to the Agent based on the Agent’s reasonable judgment (or as to workers’ compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on). Notwithstanding anything to the contrary set forth herein, the Debtors (i) represent and warrant that as of the date hereof, the Company, NautiWorks, Nauticus Fleet and Nauticus USA are is insured under all of the insurance policies of Nauticus Sub, and (ii) agree that the Company, NautiWorks, Nauticus Fleet and Nauticus USA shall at all times be insured under all of the insurance policies of Nauticus Sub and each other direct and/or indirect subsidiary of the Company. On or before the date that is fifteen (15) Business Days following the date hereof (or such other later date to which Agent may agree to in writing in its sole and absolute discretion), the Debtors shall deliver to Agent certificates of insurance evidencing that the required insurance is in force, together with satisfactory additional insured or lender loss payee, as the case may be, endorsements, each in form and substance satisfactory to the Agent in its sole discretion. Upon the request of the Agent, from time to time, the Debtors shall deliver to the Agent a copy of each insurance policy required to be maintained hereunder together with certificates of insurance evidencing that the required insurance is in force, together with satisfactory additional insured or lender loss payee, as the case may be, endorsements, each in form and substance satisfactory to the Agent in its sole discretion.

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(n) The Debtors will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless the Debtor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other Person having an interest in such property to the removal by the Agent of the Collateral from such real property or fixture; provided that this paragraph (n) shall not prohibit any Debtor from acquiring or owning real property. Such written consent shall be in form and substance acceptable to the Agent and shall provide that the Agent have no liability to such owner, holder of any lien, or any other Person.

(o) As of the date hereof, the Perfection Certificate includes a complete list of all patents, trademark and service mark registrations, copyright registrations, mask work registrations, and all applications therefore, in which each Debtor has any right, title, or interest, throughout the world. Each Debtor will promptly notify the Agent of any acquisition (by adoption and use, purchase, license or otherwise) of any patent, trademark or service mark registration, copyright registration, mask work registration, and applications therefore, and unregistered trademarks and service marks and copyrights, throughout the world, which are granted or filed or acquired by any Debtor after the date hereof or which are not listed on the Perfection Certificate.

(p) Each Debtor will at its expense, use its commercially reasonable efforts to diligently prosecute all patent, trademark or service mark or copyright applications pending on or after the date hereof that it deems appropriate in its business judgment, will maintain in effect all issued patents and will renew all trademark and service mark registrations, including payment of any and all maintenance and renewal fees relating thereto, except for such patents, service marks and trademarks that are being sold, donated or abandoned by the Debtors pursuant to the terms of its intellectual property management program. Each Debtor also will promptly make application on any patentable but unpatented inventions, registerable but unregistered trademarks and service marks, and copyrightable but uncopyrighted works that it deems appropriate in its business judgment. Each Debtor will at its expense protect and defend all rights in the Collateral against any material claims and demands of all Persons other than the Agent and the Lenders or the holders of Permitted Liens and will, at its expense, enforce all rights in the Collateral against any and all infringers of the Collateral where such infringement would materially impair the value or use of the Collateral to the Debtors or the Lenders. No Debtor will license or transfer any of the Collateral constituting patents, trademarks, service marks, or copyright applications, except for such licenses or transfers as are customary in the ordinary course of the Debtors’ business, or except with the prior written consent of the Agent, which consent shall not be unreasonably withheld.

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(q) The Equity Interests owned by the Debtors as of the date hereof (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not constitute investment company securities and (iii) are not held by any Person in an investment account, securities account, commodity account or other similar account as the date hereof, except as disclosed in Schedule III-1 hereto.

(r) If any Debtor forms or acquires any new direct or indirect subsidiary (other than an Excluded Subsidiary), the Debtors agree to, concurrently with the acquisition or formation thereof, (i) amend this Agreement to reflect the addition of such Equity Interests and pledge the applicable Equity Interests to Agent as additional Collateral in accordance with Section 5, (ii) cause such newly formed or acquired subsidiary to become a party to this Agreement as a Debtor pursuant to a joinder in form satisfactory to Agent for the purposes of granting a security interest in such subsidiary’s assets as additional Collateral, (iii) deliver to Agent an opinion of counsel in form and substance acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to such subsidiary and (iv) to execute or deliver such other agreements, documents requested by the Agent in connection therewith.

(s) Subject to the Foreign Collateral Exclusion, if any Debtor forms or acquires any Direct Foreign Subsidiary that is an Excluded Subsidiary, the Debtors agree to, concurrently with the acquisition or formation thereof, (i) amend this Agreement to reflect the addition of the applicable Equity Interests and pledge the applicable Equity Interests to Agent as additional Collateral in accordance with Section 5 and the last paragraph of Section 1, and (ii) take such other actions as Agent deems necessary or reasonably advisable to perfect the Agent’s security interest therein, including without limitation, executing and/or delivering to Agent foreign law pledge agreements and such other documents requested by the Agent in connection therewith together with opinions of counsel to the Debtors and/or the applicable Excluded Subsidiary (including foreign counsel, if applicable) in form and substance reasonably acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to the pledge of the Equity Interest in such Direct Foreign Subsidiary that is an Excluded Subsidiary. If any existing Excluded Subsidiary ceases to be an Excluded Subsidiary for any reason (including without limitation by operation of a change in applicable law) then, the Debtors agree to, within ten (10) Business Days (or such longer period as may be agreed to by the Agent in its reasonable discretion) after such existing Excluded Subsidiary ceases to be an Excluded Subsidiary, (i) amend this Agreement to reflect the pledge of the additional Equity Interests not pledged prior to such time due to the operation of the Foreign Collateral Exclusion (such that 100% of the Equity Interests held by the Debtors shall then be pledged to Agent as Collateral, in accordance with Section 5), (ii) cause such former Excluded Subsidiary become a party to this Agreement pursuant to a joinder in form satisfactory to Agent for the purposes of granting a security interest in such former Excluded Subsidiary’s assets as additional Collateral, (iii) deliver to Agent opinions of counsel to the Debtors and/or the applicable Excluded Subsidiary (including foreign counsel, if applicable) form and substance acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to such former Excluded Subsidiary and (iv) to execute or deliver such other agreements, documents reasonably requested by the Agent in connection therewith. Subject to the Foreign Collateral Exclusion, the Debtors shall promptly, and in any event no later than the date that is forty-five (45) days following the date hereof (or such other later date to which Agent may agree to in writing in its reasonable discretion), take such actions as Agent deems necessary or reasonably advisable to perfect the Agent’s security interest in the applicable Equity Interests owned by a Debtor in any Excluded Subsidiary that is a Direct Foreign Subsidiary existing as of the date hereof, as set forth on Schedule I and Schedule IV-2 hereto, including without limitation, executing and/or delivering to Agent foreign law pledge agreements and such other documents requested by the Agent in connection therewith together with opinions of counsel to the Debtors and/or the applicable Excluded Subsidiary (including foreign counsel, if applicable) in form and substance reasonably acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to the pledge of the Equity Interest in such Direct Foreign Subsidiary that is an Excluded Subsidiary.

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(t) If any Debtor enters into or becomes a party to any Pre-Delivery Contract or MOA, concurrently with becoming a party thereto, it shall execute and deliver Pre-delivery Security and such other documents, and provide such other evidence satisfactory to the Agent, in order to assign to the Agent for the benefit of the Lenders all of its right, title and interest in such Pre-Delivery Contract or MOA in a form acceptable to the Agent, together with such consents to such assignments from counterparties thereto as the Agent may reasonably require.

(u) Each Debtor makes the representations, warranties and covenants set out in Exhibit D hereto to the Agent and each other Lender in respect any Collateral Ship. In the event of any conflict between the provisions of this Section 8 and the provisions of Exhibit D, the provisions of Exhibit D shall prevail as it relates to any Collateral Ship.

(v) The Debtors agree that the Debtors and the Foreign Subsidiaries shall, and shall cause each of their respective subsidiaries to, use commercially reasonable efforts to (i) exclude from any potential commercial contract or other agreement to be entered into with any customer of any Debtor, Foreign Subsidiary or any subsidiary of a Debtor or Foreign Subsidiary any provision that a change of control of any Debtor, or of any of such Debtor’s direct or indirect subsidiaries, gives rise to a right to terminate such agreement or other contract, and (ii) exclude from any potential employment agreement or any other contract for the performance of services by any employee or other individual any provision that a change of control of any Debtor, or of any of such Debtor’s direct or indirect subsidiaries, gives rise to a right to terminate such agreement or other contract.

(w) The Debtors agree that (i) no intellectual property of any Debtor shall be sold, assigned, or otherwise transferred to any Excluded Subsidiary, (ii) and that no intellectual property shall be owned, acquired or held in the name of an Excluded Subsidiary; provided that, to the extent that any intellectual property is hereafter developed by a Excluded Subsidiary, the Debtors shall, promptly, and in any event within five (5) Business Days following the date such intellectual property is developed by such Excluded Subsidiary (or such other later date to which Agent may agree to in writing in its sole and absolute discretion), notify the Agent in writing and cause such intellectual property to be assigned to a Debtor hereunder to be pledged as additional Collateral of such Debtor hereunder, delivering any documents requested by the Agent to evidence such assignment, in form and substance satisfactory to the Agent.

(x)

(i)  The Debtors agree that, without the prior written consent of Agent (which consent shall not be unreasonably withheld, conditioned, or delayed), the Excluded Subsidiaries shall not own any Collateral Ships (including any AUVs), except that the consolidated Excluded Subsidiaries, shall be permitted to own collectively, without the prior written consent of Agent, up to five (5) Collateral Ships consisting of not more that two (2) “Hydronauts” and not more than three (3) “Aquanauts”, in each case, which will not be subject to a lien in favor of the Agent for so long as any such Collateral Ship is owned by an Excluded Subsidiary (the “Collateral Ship Limit”); provided that, for the avoidance of doubt, the Collateral Ship Limit is a limit on the total number of Collateral Ships permitted to be owned collectively by the consolidated Excluded Subsidiaries considered as a whole, without the prior written consent of the Agent, at any time.

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(ii)  If at any time, any Excluded Subsidiary (1) in order to satisfy a requirement by any potential or existing customer of any Debtor or any Excluded Subsidiary to permit such Debtor or Excluded Subsidiary to secure a potential contract with such customer (a “Customer Requirement”) or (2) in order to comply with applicable law in connection with satisfying any such Customer Requirement (or to otherwise perform services required to be performed under any potential or existing customer contract), such Excluded Subsidiary, in either case, is required to own a Collateral Ship that would, when added to the total amount of Collateral Ships then owned by the collective Excluded Subsidiaries without the prior consent of the Agent, cause the total number of Collateral Ships owned by the collective Excluded Subsidiaries to exceed the Collateral Ship Limit (any such Collateral Ship, an “Excess Ship”), the Debtors may, in addition to seeking consent of the Agent as set forth in paragraph (ii) above, seek the consent of the Agent for such Excluded Subsidiary to own such Excess Ship, and such consent of the Agent shall be deemed granted, as applicable, pursuant to clause (iii) below.

(iii)  The Company shall provide reasonable notice to the Agent prior to entry by any Debtor or Excluded Subsidiary into any contract containing a Customer Requirement requiring any Excluded Subsidiary to own any Excess Ship or a Customer Requirement that would require any Excluded Subsidiary to own any Excess Ship in order for such Excluded Subsidiary to comply with applicable law as result of such Customer Requirement, and shall provide Agent (1) prior to entry into any such contract a current draft copy of such proposed contract and (2) a certificate executed by an officer of the Company certifying that the conditions set forth in clause (1) or clause (2) of Section 8(x)(ii) are applicable (i.e. that the failure of such Excluded Subsidiary to own such Excess Ship would result in failure to secure the applicable potential customer contract or a breach of applicable law in complying with a Customer Requirement contained in such potential customer contract). Upon receipt by the Agent of the items set forth in clauses (1) and (2) of the foregoing sentence, the Agent shall be deemed to have consented to the applicable Excluded Subsidiary owning such Excess Ship.

(iv)  Notwithstanding anything set forth to the contrary set forth herein, the Debtors and the Excluded Subsidiaries shall use commercially reasonable efforts in negotiating with potential customers to exclude Customer Requirements requiring any Excluded Subsidiary to own any Excess Ship and Customer Requirements that would require any Excluded Subsidiary to own any Excess Ship in order for such Excluded Subsidiary to comply with applicable law as result of such Customer Requirement.

(y) Without limiting the foregoing, no Foreign Subsidiary shall, and no Debtor shall permit and Subsidiary to, create or permit to subsist any mortgage, charge, pledge, lien or other encumbrance upon any or all of its present or future assets to secure any present or future indebtedness for borrowed money without the prior written consent of the Agent.

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9 CONTROL AGREEMENTS.

(a) Each Debtor represents, covenants and warrants that such Debtor does not have or maintain any deposit accounts (other than Excluded Deposit Accounts) as the date hereof except as set forth in Schedule III-1 hereto. The Debtors shall not, directly or indirectly, after the date hereof, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days’ prior written notice of the intention of any Debtor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Debtor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) in the case of any deposit account that is not an Excluded Deposit Account, on or before the opening of such deposit account, such Debtor shall deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Debtor and the bank at which such deposit account is opened and maintained. No later than forty-five (45) days after the date hereof (or such later time as the Agent may agree in its sole discretion), each Debtor shall cause each deposit account (other than Excluded Deposit Accounts) held or maintained by such Debtor on the date hereof to be subject to a Deposit Account Control Agreement duly executed by such Debtor and the bank at which such deposit account is maintained and delivered to Agent.

(b) All income earned or proceeds received by any Debtor and any direct or indirect Domestic Subsidiary thereof during the term of this Agreement shall be deposited promptly upon (and in any event within one Business Day of) receipt thereof by such Debtor in a deposit account that is subject to a fully executed Deposit Account Control Agreement, except for such income earned or proceeds permitted to be deposited in an Excluded Deposit Account or the Frost Bank Excluded Account in accordance with this Agreement . Each Debtor shall take all steps to ensure that all of its account debtors forward all items of payment to a deposit account that is subject to a fully executed Deposit Account Control Agreement, and in no event shall any Debtor direct any account debtor to forward any item of payment to any account other than a deposit account that is subject to a fully executed Deposit Account Control Agreement. As used herein, the term “Excluded Deposit Account” means any deposit account established and used exclusively for payroll, payroll taxes and similar employment taxes or other employee wage and benefit payments in the ordinary course of business to or for the benefit of any Debtor’s employees and identified to Agent as being an Excluded Deposit Account. Each Debtor represents and warrants that as of the date hereof, all of the Excluded Deposit Accounts maintained by any Debtor are as set forth on Schedule III-2 hereto. Each Debtor covenants and agrees that during the term of this Agreement (i) each Excluded Deposit Account shall at all times be used exclusively for payroll, payroll taxes and similar employment taxes or other employee wage and benefit payments in the ordinary course of business to or for the benefit of any Debtor’s employees, and (ii) such Debtor will not make or cause any of its direct or indirect subsidiaries to make any deposits in any Excluded Deposit Account other than those necessary to fund payroll, payroll taxes and similar employment taxes or other employee wage and benefit payments in the ordinary course of business to or for the benefit of any Debtor’s employees. As used herein, the term “Frost Bank Excluded Account” means the deposit account maintained by Nauticus Sub with Frost Bank (Acct No. 00001007) with a CD securing obligations under corporate credit cards and listed in Schedule III-3 hereto. Each Debtor covenants and agrees that during the term of this Agreement the aggregate amount of deposits contained in the Frost Bank Excluded Account shall not exceed $750,000 at any time.

(c) No later than sixty (60) days after the end of each fiscal quarter of the Company, the Company shall deposit all income and proceeds received by a Foreign Subsidiary in a deposit account that is subject to a fully executed Deposit Account Control Agreement in excess of amounts used by such Foreign Subsidiary in the immediately preceding fiscal quarter of the Company (i) use to pay local taxes and (ii) used by such Foreign Subsidiary for working capital and to finance local operations in the ordinary course of business, in the case of this clause (c), solely to the extent repatriation of such funds from any such Foreign Subsidiary into the United States of America would not result in any material adverse tax consequences.

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(d) Each Debtor represents, covenants and warrants that such Debtor does not have or maintain any investment account, securities account, commodity account or other similar account as the date hereof, in each case except as set forth in Schedule III-1 hereto, and has delivered to Agent a fully executed Investment Property Control Agreement in form and substance satisfactory to the Agent with respect to any and all such investment accounts, securities accounts, commodity accounts or other similar accounts maintained by such Debtor as of the date hereof. The Debtors shall not, directly or indirectly, after the date hereof, establish or maintain any investment account, securities account, commodity account or other similar account with any bank, securities intermediary, commodity intermediary or other financial institution unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days’ prior written notice of the intention of such Debtor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank, securities intermediary, commodity intermediary or other financial institution at which such account is to be opened or established, the individual at such intermediary with whom such Debtor is dealing and the purpose of the account, (ii) the bank, securities intermediary, commodity intermediary or other financial institution (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such investment account, securities account, commodity account or other similar account, such Debtor shall deliver to Agent an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Debtor and such bank, securities intermediary, commodity intermediary or other financial institution at which such account is to be opened or established.

10 ADDITIONAL OPTIONAL REQUIREMENTS. Each Debtor agrees that the Agent may, at its option twice per calendar year, whether or not an Event of Default has occurred and is continuing and, if an Event of Default has occurred and is continuing, at its option any number of times:

(a) Require the Debtors to deliver to the Agent (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

(b) Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time, with or without prior notice, upon the property where any Collateral or any Books and Records are located.

11 EVENTS OF DEFAULT. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a) Any Event of Default (under and as defined in the Loan Agreement) shall occur.

(b) (i) Any warranty or representation under this Agreement is untrue or incorrect in any material respect or (ii) any Debtor breaches or fails to perform any covenant or agreement in this Agreement, in each case, which is not cured within five (5) Business Days of the earlier of (A) notice thereof being given by Agent to such Debtor or (B) such Debtor becoming aware of such breach.

(c) Any Debtor shall enter into any agreement or arrangement to sell, dispose, assign, exchange, gift, lease, pledge, hypothecate or otherwise transfer, directly or indirectly, in one transaction or a series of transactions, all or substantially all of the assets of such Debtor in violation of the terms herein or without prior written consent of the Agent.

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(d) Any Debtor transfers or otherwise encumbers any portion of the Collateral in violation of the provisions of this Agreement.

(e) This Agreement or any other Transaction Document or any interest of the Agent or Lenders thereunder shall, for any reason, be terminated, invalidated, void or unenforceable, other than due to the action or inaction of the Agent or the Lenders, or any Debtor shall fail to perform any obligation thereunder, subject to applicable cure periods.

(f) Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a material portion of the Collateral.

(g) Any involuntary lien of any kind or character attaches to any Collateral, except for Permitted Liens.

12 AGENT’S REMEDIES DURING EVENT OF DEFAULT. In the event that an Event of Default has occurred and is continuing, the Agent may do any one or more of the following on behalf of the Lenders:

(a) Enforce the security interest given hereunder pursuant to the UCC and any other applicable law and exercise with reference to the Collateral any or all of the rights and remedies of a secured party under the UCC and as otherwise granted herein or under any other applicable law, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under the UCC or any other applicable law after the occurrence and during the continuation of an Event of Default debtor, and to apply the proceeds in accordance with Section 14 hereof. To the extent permitted by law, the Debtors expressly waive any notice of sale or other disposition of the Collateral and all other rights or remedies of the Debtors or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Agent existing after the occurrence and during the continuation of an Event of Default; and to the extent any such notice is required and cannot be waived, the Debtors agree that if such notice is given in the manner provided in Section 17 hereof at least five (5) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale.

(b) Require the Debtors to obtain the Agent’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory or equipment.

(c) Require the Debtors to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Agent on behalf of the Lenders in kind.

(d) Require the Debtors, to the extent not previously required, to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box or account under the Agent’s exclusive control.

(e) Require the Debtors to assemble the Collateral, including the Books and Records, and make them available to the Agent at a place designated by the Agent.

(f) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Debtors’ equipment, if the Agent deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

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(g) Demand and collect any payments on and proceeds of the Collateral. In connection therewith, each Debtor irrevocably authorizes the Agent to endorse or sign each Debtor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to such Debtor and remove therefrom any payments and proceeds of the Collateral.

(h) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to any Debtor.

(i) Use or transfer any of the Debtors’ rights and interests in any Intellectual Property now owned or hereafter acquired by any Debtor, if the Agent deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. The Debtors agree that any such use or transfer shall be without any additional consideration to any Debtor. As used in this paragraph, “Intellectual Property” includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which any Debtor has any right or interest, whether by ownership, license, contract or otherwise.

(j) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. Each Debtor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(k) Take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and take such measures as the Agent may deem necessary or advisable to do any of the foregoing, and each Debtor hereby irrevocably constitutes and appoints the Agent as the Debtors’ attorney-in-fact to perform all acts and execute all documents in connection therewith. The appointment of Agent as attorney-in-fact is coupled with an interest and shall be irrevocable until the termination of this Agreement.

(l) Exercise any other remedies available to the Agent and/or the Lenders at law or in equity.

13 SPECIAL PROVISIONS. Each of the Debtors hereby acknowledges that the sale by Agent of any Pledged Interests resulting from an exercise by Agent of its rights hereunder must, if the Securities Act is applicable to the Pledged Interests, be made in compliance with the Securities Act of 1933 (the “Securities Act”), as well as any applicable Blue Sky or other state or provincial securities laws that may impose limitations as to the manner in which Agent or any other Person may dispose of securities. Each of the Debtors acknowledges that any sale or disposition contemplated pursuant hereto may be at prices and on terms less favorable to Agent than those obtainable through a public sale without any applicable restrictions, and, notwithstanding such circumstances, each of the Debtors agrees that any such sale or other disposition shall be deemed to have been made in a commercially reasonable manner. Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for any period of time; and each of the Debtors waives any claims against Agent arising by reason of the fact that the price that might have been obtainable in a public sale was greater than the price obtained in any such sale or disposition pursuant hereto, even if Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

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14 APPLICATION OF PROCEEDS. In the event Agent sells or otherwise disposes of the Collateral in the course of exercising the remedies provided for in this Agreement, any amounts held, realized or received by Agent pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by Agent first toward the payment of any costs and expenses incurred by Agent in enforcing or defending its rights and claims under this Agreement, in realizing on or protecting or preserving any Collateral and in enforcing or collecting any Secured Obligations or any guaranty thereof, including, without limitation, the actual attorneys’ fees and expenses incurred by Agent, all of which costs and expenses the Debtors agree to pay, and then to such other Secured Obligations in such order as Agent may elect. Any amounts and any Collateral remaining after such application and after payment to Agent on behalf of the Lenders of satisfaction of all of the Secured Obligations in full, shall be paid or delivered to the Debtors, their successor or assigns, or as a court of competent jurisdiction may direct.

15 ENVIRONMENTAL MATTERS.

(a) Each Debtor represents and warrants: (i) it is not in any material violation of any health, safety, or environmental law or regulation regarding Hazardous Substances and (ii) it is not the subject of any material claim, proceeding, notice, or other communication regarding Hazardous Substances. As used herein, “Hazardous Substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any current or future federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas.

(b) Each Debtor shall deliver to the Agent, promptly upon receipt, copies of all notices, orders, or other communications regarding (i) any enforcement action by any governmental authority relating to health, safety, the environment, or any Hazardous Substances with regard to the Debtors’ property, activities, or operations, or (ii) any claim against the Debtors regarding Hazardous Substances.

(c) The Agent and its agents and representatives will have the right at any reasonable time, after giving reasonable notice to the Debtors, to enter and visit any locations where the Collateral is located for the purposes of observing the Collateral, taking and removing environmental samples, and conducting tests. The Debtors shall reimburse the Agent on demand for the costs of any such environmental investigation and testing. The Agent will make reasonable efforts during any site visit, observation or testing conducted pursuant to this paragraph to avoid interfering with the Debtors’ use of the Collateral. The Agent is under no duty to observe the Collateral or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Lenders’ security and preserving the Lenders’ rights under this Agreement. No site visit, observation or testing or any report or findings made as a result thereof (“Environmental Report”) will (i) result in a waiver of any Event of Default, if applicable, of the Debtors, (ii) impose any liability on the Lenders, or (iii) be a representation or warranty of any kind regarding the Collateral (including its condition or value or compliance with any laws) or the Environmental Report (including its accuracy or completeness). In the event that the Agent or any Lender has a duty or obligation under applicable laws, regulations or other requirements to disclose an Environmental Report to the Debtors or any other party, the Debtors authorize the Agent and the Lenders to make such a disclosure. The Agent and the Lenders may also disclose an Environmental Report to any regulatory authority, and to any other parties as necessary or appropriate in the Agent and/or Lenders’ judgment. Each Debtor further understands and agrees that any Environmental Report or other information regarding a site visit, observation or testing that is disclosed to such Debtors by Agent or its agents and representatives is to be evaluated (including any reporting or other disclosure obligations of the Debtors) by the Debtors without advice or assistance from the Agent or the Lenders.

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(d) The Debtors will indemnify and hold harmless the Agent and each Lender from any loss or liability the Agent or any Lender incurs in connection with or as a result of this Agreement, which directly or indirectly arises out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance, other than to the extent resulting from the Agent’s or Lenders’ gross negligence or willful misconduct. These indemnities will apply whether the Hazardous Substance is on, under or about the Debtors’ property or operations or property leased to any Debtor. The indemnities include but are not limited to attorneys’ fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnities, subject to any limitations set forth herein, extend to the Agent, the Lenders, their parent (if any), subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns.

16 INDEMNITY. The Debtors agree, jointly and severally, to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of any rights under this Agreement, and any claims or demands of any Persons at any time claiming the Collateral or any interest therein), except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent’s own gross negligence or willful misconduct.

17 NOTICES. All notices, communications or deliveries provided for hereunder must be in writing and will be deemed to have been duly given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email prior to 5:30 p.m. (New York City time) on any Trading Day; (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day; (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given, addressed as follows:

if to the Company and/or
any other Debtor:	Nauticus Robotics, Inc.
17146 Feathercraft Lane, Suite 450
Webster, TX 77598
Attention: Mr. Nicholas Bigney
Email: ********

if to the Agent:	ATW Special Situations Management LLC
17 State Street, Suite 2130,
New York, N.Y. 10004
Attention: Antonio Ruiz-Gimenez
Email: ********

or as to the Company and the other Debtors or the Agent, at such other address as shall be designated by such party in a written notice to the other parties delivered in accordance with this Section 17.

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18 DISCLOSURE. Upon receipt or delivery by the Company or any other Debtor of any notice in accordance with the terms of this Agreement or any other Security Document, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that any such notice contains material, non-public information relating to the Company or its subsidiaries, the Company so shall indicate to the Agent contemporaneously with delivery of such notice, and in the absence of any such indication, the Agent and shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

19 MISCELLANEOUS.

(a) Any waiver, express or implied, of any provision hereunder and any delay or failure by Agent or any Lender to enforce any provision shall not preclude Agent or any Lender from enforcing any such provision thereafter.

(b) The Debtors shall, at the request of the Agent, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Agent may reasonably deem necessary to create, preserve, perfect or validate Agent’s security interest in the Collateral, or to enable Agent to exercise or enforce its rights under this Agreement with respect to the Collateral, including but not limited to additional intellectual property security agreements.

(c) This Agreement shall be governed by and construed according to the laws of the State of New York, to the jurisdiction of which the parties hereto submit.

(d) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(e) Upon the occurrence and during the continuation of an Event of Default, in the event of any action by the Agent or the Lenders to enforce this Agreement or to protect the security interest of the Agent in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Debtors agree to immediately pay the costs and expenses thereof, together with attorneys’ fees and allocated costs for in-house legal services to the extent permitted by law.

(f) Upon the occurrence and during the continuation of an Event of Default, in the event the Agent or any of the Lenders seeks to take possession of any or all of the Collateral by judicial process, the Debtors hereby irrevocably waive any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waive any demand for possession prior to the commencement of any such suit or action.

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(g) The Lenders’ and the Agent’s rights hereunder shall inure to the benefit of their successors and assigns. In the event of any assignment or transfer by any Lenders of any of the Secured Obligations or the Collateral, such Lenders thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but such Lenders shall retain all rights and powers hereby given with respect to any of the Secured Obligations or the Collateral not so assigned or transferred. All representations, warranties and agreements of the Debtors shall be binding upon the successors and assigns of the Debtors.

(h) Upon the occurrence and during the continuation of an Event of Default, Debtors agree that the Collateral may be sold as provided for in this Agreement and expressly waive any rights of notice of sale, advertisement procedures, or related provisions granted under applicable law, including the New York Lien Law.

(i) None of the terms or provisions of this Agreement amended or otherwise modified except in pursuant to a written agreement executed by the Agent and the Debtors.

20 TERMINATION AND RELEASE. Upon repayment of the Secured Obligations (including the Obligations) in full (other than contingent liabilities for which no claim is being asserted), this Agreement shall automatically terminate and the liens and security interests created hereby shall automatically be released and Agent shall, at the Debtors’ expense, execute such documents, including lien terminations and UCC financing statement terminations, as Debtors may reasonably request to effect such termination and release; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest or this Agreement. Notwithstanding the foregoing, this Agreement and the security interests granted hereunder shall be reinstated if at any time any payment or delivery pursuant to the Loan Agreement, in whole or in part, is rescinded or must otherwise be returned by the Agent or any Lender under the application of the Bankruptcy Code or any other Debtor Law, all as though such payment or delivery had not been made.

[Signature Pages Follow]

23

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

DEBTORS:

NAUTICUS ROBOTICS, INC.
(F/K/A CLEANTECH ACQUISITON CORP.)

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS HOLDINGS, INC.
(F/K/A NAUTICUS ROBOTICS, INC.)

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTIWORKS LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS FLEET LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS USA LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

[Signature Page to Pledge and Security Agreement]

AGENT:

ATW SPECIAL SITUATIONS MANAGEMENT LLC,
in its capacity as Agent

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Authorized Signatory

[Signature Page to Pledge and Security Agreement]

SCHEDULE I

PLEDGED INTERESTS

SCHEDULE II

SCHEDULE III-1

DEPOSIT ACCOUNTS

SCHEDULE III-2

EXCLUDED DEPOSIT ACCOUNTS

SCHEDULE III-3

FROST BANK EXCLUDED ACCOUNT

SCHEDULE IV-1

DEBTOR INFORMATION

SCHEDULE IV-2

EXCLUDED SUBSIDIARY INFORMATION

EXHIBIT A

PERFECTION CERTIFICATE

[See Attached]

A-1

EXHIBIT B

PLEDGE AND SECURITY AGREEMENT ADDENDUM

This Pledge and Security Agreement Addendum, dated as of __________, 20__, is delivered pursuant to Section 5 of the Pledge and Security Agreement referred to below. The undersigned hereby agrees that this Pledge and Security Agreement Addendum may be attached to that certain Pledge and Security Agreement, dated as of January 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”; the terms defined therein and not otherwise defined herein being used as therein defined), between the undersigned as Debtor, the other Debtors from time to time party thereto, ATW Special Situations Management LLC, as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) on behalf of the lenders now or hereafter party to the Loan Agreement (the “Lenders”), and that the additional interests listed on this Pledge and Security Agreement Addendum as set forth below shall be and become part of the Pledged Interests pledged by the undersigned to Agent on behalf of the Lenders in the Pledge and Security Agreement.

The undersigned hereby certifies that the representations and warranties set forth in Section 8 of the Pledge and Security Agreement of the undersigned are true and correct as to the Pledged Collateral listed herein on and as of the date hereof.

[DEBTOR NAME]

By:
Name:
Title:

Issuing Entity of Pledged Interest	Class of Pledged Interests	Percentage of Class Owned	Percentage of Equity Interests Owned	Certificate Nos.

B-1

EXHIBIT C

COLLATERAL SHIP SPECIFIC DEFINED TERMS

“Applicable Sanctions” means any applicable sanctions law, regulation, Executive Order, embargo, freezing provision, prohibition or other restrictive measure administered, enacted or enforced by any Sanctions Authority relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing), provided that such laws, regulations, embargoes, freezing provisions, prohibitions or restrictive measures shall be applicable only to the extent such laws, regulations, embargoes or restrictive measures are not in conflict with the laws of the United States of America.

“Approved Appraiser” means firm or firms of independent sale and purchase shipbrokers approved in writing by the Agent.

“Approved Classification” means, in relation to a Collateral Ship, the highest class for such Collateral Ship with an Approved Classification Society.

“Approved Classification Society” means, in relation to a Collateral Ship, any classification society which is a member of the International Association of Classification Societies.

“Approved Commercial Manager” means, in relation to a Collateral Ship, any Debtor or any other person approved in writing by the Agent as the commercial manager of that Collateral Ship.

“Approved Insurance Broker” means any firm or firms of insurance brokers approved in writing by the Agent.

“Approved Jurisdiction” means (i) in relation to a Collateral Ship that is capable of being registered in a flag state, the United States of America, the United Kingdom, the Republic of the Marshall Islands and the Republic of Liberia, and (ii) in relation to a Collateral Ship that is not capable of being registered in a flag state, but capable of being registered in a state of the United States, the states of Texas, or such other jurisdiction or registration state approved in writing by the Agent.

“Approved Manager” means, in relation to a Collateral Ship, the Approved Commercial Manager or the Approved Technical Manager of that Collateral Ship.

“Approved Technical Manager” in relation to a Collateral Ship, any Debtor or any other person approved in writing by the Agent as the technical manager of that Collateral Ship.

“Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarization, legislation or registration.

“AUV” means autonomous underwater vehicle.

“Builder” means Diverse Marine Ltd., a limited company registered in England, or any other builder, fabricator or shipbuilder under any Construction Contract.

“Charter Guarantee” means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter.

“Collateral Ship” means any vessel, including, without limitation, any registered or unregistered subsea or surface vessel (including but not limited to any AUV), owned by a Debtor, whether now owned or acquired or to be delivered to a Debtor in the future, whether or not such vessel is a vessel within the meaning of 46 U.S.C. §31322(a), and all rights of a Debtor therein, including all equipment, parts and accessories, including, but not limited to, all of the boilers, engines, generators, air compressors, machinery, masts, spars, sails, boats, anchors, cables, chains, fuel (to the extent owned by the Debtor), riggings, tackle, capstans, outfit, tools, pumps and pumping equipment, motors, apparel, furniture, drilling equipment, computer equipment, equipment used in connection with the operation of the vessel and belonging to the vessel, fittings and equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, supplies, spare parts, and all other appurtenances (which appurtenances shall include, for the avoidance of doubt, any AUV related to or carried aboard a registered Collateral Ship, so long as such AUV is not capable of being registered under an Approved Jurisdiction, provided that once any such AUV is capable of registration, such AUV shall be separately registered and subject to the requirements for recordation of a “Collateral Ship Mortgage” for the purposes of this Agreement) thereunto appertaining or belonging, whether now owned or hereafter acquired, whether or not on board said vessel, and also any and all extensions, additions, accessions, improvements, renewals, substitutions and replacements hereafter made in or to said vessel or any part thereof, including all items and appurtenances aforesaid.

“Collateral Ship Earnings” means, in relation to a Collateral Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Debtor or the Agent and which arise out of or in connection with or relate to the use or operation of that Collateral Ship, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Agent, pooled or shared with any other person:

(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;

(ii)	the proceeds of the exercise of any lien on sub-freights;

(iii)	compensation payable to a Debtor or the Agent in the event of requisition of that Collateral Ship for hire or use;

(iv)	remuneration for salvage and towage services;

(v)	demurrage and detention moneys;

(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Collateral Ship;

(vii)	all moneys which are at any time payable under any Marine Insurances in relation to loss of hire;

(viii)	all monies which are at any time payable to a Debtor in relation to general average contribution; and

(b)	if and whenever that Collateral Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Collateral Ship.

“Collateral Ship Mortgage” means, in relation to a Collateral Ship, a first priority or preferred ship mortgage, as the case may be, granted by the Debtor who is the registered owner of such Collateral Ship over such Collateral Ship in favor of the Agent, in a form reasonably acceptable to the Agent, or such other documentation evidencing the security interest granted by the relevant Debtor in a Collateral Ship in a form reasonably acceptable to the Agent.

“Collateral Ship Requirements” means (i) a Hydronaut type vessel, (ii) any type of vessel ordered by a Debtor in the ordinary course of business in its reasonable business judgment, and (iii) to the extent it is capable of registration under an Approved Jurisdiction, any AUV type vessel.

“Construction Contract” means any shipbuilding or construction contract entered or to be entered into between (i) any Builder and (ii) any Debtor for the construction by the Builder of a Collateral Ship.

“Charter” means, in relation to a Collateral Ship, any charter relating to that Collateral Ship, or other contract for its employment, whether or not already in existence.

“Commercial Management Agreement” means the agreement entered into between a Debtor and the Approved Commercial Manager regarding the commercial management of a Collateral Ship.

“Contract Price” means the price payable for a Collateral Ship under the Construction Contact applicable to such Collateral Ship.

“Contract Price Instalment” means each instalment of the Contract Price payable under a Construction Contract.

“Deed of Covenant” means, in relation to a Collateral Ship, the deed of covenant collateral to the Collateral Ship Mortgage over that Collateral Ship, in favor of the Agent, in a form reasonably acceptable to the Agent.

“Delivery Date” means the date on which (a) a Collateral Ship is delivered by its seller to the relevant Debtor under any MOA, or (b) a Collateral Ship is delivered by the Builder to the relevant Debtor under any Construction Contract, as the context may require.

“Document of Compliance” has the meaning given to it in the ISM Code.

“Environmental Approval” means any present or future permit, ruling, variance or other Authorization required under Environmental Laws.

“Environmental Claim” means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)	any release, emission, spill or discharge into any Collateral Ship or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from any Collateral Ship; or

(b)	any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than any Collateral Ship and which involves a collision between any Collateral Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Collateral Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Collateral Ship and/or any Debtor and/or any operator or manager of a Collateral Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Collateral Ship and in connection with which a Collateral Ship is actually or potentially liable to be arrested and/or where any Debtor and/or any operator or manager of a Collateral Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“Fair Market Value” means, in relation to a Collateral Ship or any other vessel, at any date, the fair market value of that Collateral Ship or vessel shown by the average of two (2) valuations each prepared for and addressed to the Agent:

(a)	as at a date not more than 14 days previously;

(b)	by Approved Appraisers selected by the Agent;

(c)	with or without physical inspection of that Collateral Ship or vessel (as the Agent may require); and

(d)	on the basis of (i) a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any Charter or other contract of employment (and with no value to be given to any pooling arrangements), and, if such Collateral Ship is eligible to operate in the coastwise trade of the United States, (ii) the Collateral Ship continuing to trade in the U.S. coastwise trade after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale, provided that (i) if a range of values is provided in a particular appraisal, then the fair market value in such appraisal shall be deemed to be the mid-point within such range and (ii) if a third appraisal is obtained, the fair market value of such Collateral Ship or other vessel shall be the average of the three appraisals obtained.

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

“ISSC” means an International Ship Security Certificate issued under the ISPS Code.

“Jones Act” means the U.S. Shipping Act, 1916, as amended (46 U.S.C. § 50501).

“Major Casualty” means, in relation to a Collateral Ship, any casualty to that Collateral Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or the equivalent in any other currency.

“Management Agreement” means a Technical Management Agreement or a Commercial Management Agreement.

“MOA” means any memorandum of agreement made between (i) any Debtor as buyer and (ii) any seller for the purchase of a Collateral Ship.

“Marine Insurances” means, in relation to a Collateral Ship:

(a)	all policies and contracts of insurance, including entries of that Collateral Ship, the Collateral Ship Earnings, or otherwise in relation to that Collateral Ship in any protection and indemnity or war risks association, effected in relation to that Collateral Ship whether before, on or after the date of this Agreement; and

(b)	all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

“Permitted Charter” means, in relation to a Collateral Ship, a Charter:

(a)	which is a time, voyage or consecutive voyage charter;

(b)	the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 12 months plus a redelivery allowance of not more than 30 days;

(c)	which is entered into on a bona fide arm’s length terms at the time at which that Collateral Ship is fixed; and

(d)	in relation to which not more than two months’ hire is payable in advance,

and any other Charter which is approved in writing by the Agent.

“Permitted Ship Security” means, in relation to a Collateral Ship:

(a)	liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice and not being enforced through arrest;

(b)	liens for salvage;

(c)	liens for master's disbursements incurred in the ordinary course of trading in accordance with first class ship ownership and management practice and not being enforced through arrest; and

(d)	any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of that Collateral Ship:

(i)	not as a result of any default or omission by a Debtor; and

(ii)	not being enforced through arrest; and

(iii)	subject, in the case of liens for repair or maintenance, to Clause 5.16 (Restrictions on chartering, appointment of managers etc.),

and provided such lien does not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps and for the payment of which adequate reserves are held and provided further that such proceedings do not give rise to a material risk of that Collateral Ship or any interest in it being seized, sold, forfeited or lost).

“Pre-delivery Contracts” means the any Construction Contract and any Refund Guarantee.

“Pre-delivery Security” means a document creating a security interest in favor of the Agent over the Pre-Delivery Contracts in a form reasonably satisfactory to the Agent.

“Purchase Price” means, in relation to a Collateral Ship, the total price payable for it under any MOA or Construction Contract.

“Refund Guarantee” means the guarantee issued or to be issued by any refund guarantor in favor of any Debtor pursuant to any Construction Contract in the form set out in the Construction Contract (or in such other form as the relevant Debtor and the Agent shall agree).

“Requisition” means, in relation to a Collateral Ship:

(a)	any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Collateral Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of that Collateral Ship (including any hijacking or theft) by any person whatsoever.

“Requisition Compensation” includes all compensation or other moneys payable to a Debtor by reason of any Requisition or any arrest or detention of a Collateral Ship in the exercise or purported exercise of any lien or claim.

“Restricted Person” means a person that is:

(a)	listed on any Sanctions List or against whom Sanctions are directed (whether designated by name or by reason of being included in a class of persons);

(b)	located in or incorporated under the laws of a country or territory that is the target of comprehensive, country-wide or territory-wide Sanctions;

(c)	directly or indirectly owned or controlled by, or acting on behalf, at the direction or for the benefit of, a person referred to in (a) and/or (to the extent relevant under Sanctions) (b) above; or

(d)	with whom a person subject to the jurisdiction of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities.

“Safety Management Certificate” has the meaning given to it in the ISM Code.

“Safety Management System” has the meaning given to it in the ISM Code.

“Sanctions Authorities” means:

(a)	the United States of America;

(b)	the European Union;

(c)	the United Kingdom;

(d)	the United Nations; and

(e)	with regard to (a) - (d) above, the respective governmental institutions and agencies of any of the foregoing, including without limitation OFAC, the U.S. Department of State, and Her Majesty’s Treasury (“HMT”).

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, the “Consolidated List of Financial Sanctions Targets” maintained by HMT, or any other list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

“Technical Management Agreement” means the agreement entered into between a Debtor and the Approved Technical Manager regarding the technical management of a Collateral Ship.

“Total Loss” means, in relation to a Collateral Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Collateral Ship; or

(b)	any Requisition of that Collateral Ship unless that Collateral Ship is returned to the full control of a Debtor within 30 days of such Requisition.

“Total Loss Date” means, in relation to the Total Loss of a Collateral Ship:

(a)	in the case of an actual loss of that Collateral Ship, the date on which it occurred or, if that is unknown, the date when that Collateral Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Collateral Ship, the earlier of:

(i)	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Debtor with that Collateral Ship’s insurers in which the insurers agree to treat that Collateral Ship as a total loss; and

in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.

EXHIBIT D

COLLATERAL SHIP-RELATED REPRESENTATIONS AND UNDERTAKINGS

1.	REPRESENTATIONS

1.1	General

Each Debtor makes the representations and warranties set out in this Section 1 to the Agent and each Lender on the date of this Agreement and as of each Delivery Date of a Collateral Ship.

1.2	No Charter

No Collateral Ship is subject to any Charter other than a Permitted Charter.

1.3	Compliance with Environmental Laws

All Environmental Laws relating to the ownership, operation and management of each Collateral Ship and the business of each Debtor (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

1.4	No Environmental Claim

No Environmental Claim has been made or threatened against any Collateral Ship which might reasonably be expected to have a Material Adverse Effect.

1.5	No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

1.6	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Debtor, each Approved Manager and each Collateral Ship have been complied with.

1.7	Good title to assets

(a)	It has good, valid and marketable title to, or valid leases or licenses of, and all appropriate Authorizations to use, the assets necessary to carry on its business as presently conducted.

(b)	It has not created and is not contractually bound to create any Lien on or with respect to any of its assets, properties, rights or revenues, except for Permitted Ship Security, and except as provided in this Agreement, it is not restricted by contract, applicable law or regulation or otherwise from creating any Lien on any of its assets, properties, rights or revenues.

1.8	Validity and completeness of MOA and Pre-delivery Contracts

(a)	Each MOA constitutes a legal, valid, binding and enforceable obligation of the seller party thereto.

(b)	Each Construction Contract and Refund Guarantee constitutes a legal, valid, binding and enforceable obligation of the Builder or refund guarantor party thereto, respectively.

(c)	The copies of the MOAs and Pre-delivery Contracts delivered to the Agent before the date of this Agreement are true and complete copies.

1.9	Ownership

(a)	Each Debtor is the sole legal and beneficial owner of all rights and interests which each of the Pre-delivery Contracts to which it is a party creates in favor of such Debtor.

(b)	Each Debtor is, or with effect on and from the Delivery Date of a Collateral Ship will be, the sole legal and beneficial owner of such Collateral Ship (including if such Collateral Ship is registered in its name), such Collateral Ship’s Collateral Ship Earnings and such Collateral Ship’s Marine Insurances.

1.10	Collateral Ship Requirements

Each Collateral Ship meets or upon its Delivery Date shall meet the Collateral Ship Requirements unless otherwise agreed to by the Agent.

1.11	Immunity; enforcement; submission to jurisdiction; choice of law

(a)	It is subject to civil and commercial law with respect to its obligations under any Security Document, and the execution, delivery and performance by it of any Security Document to which it is a party constitute private and commercial acts rather than public or governmental acts.

(b)	Neither it nor any of its properties has any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process in relation to any Security Document.

(c)	It is not necessary under the laws of its jurisdiction of incorporation or formation, in order to enable any secured party to enforce its rights under any Security Document, or by reason of the execution of any Security Document or the performance by it of its obligations under any Security Document that such secured party should be licensed, qualified or otherwise entitled to carry on business in such Debtor’s jurisdiction of incorporation or formation.

(d)	Other than the recording of the Collateral Ship Mortgages in accordance with the laws of the relevant flag state and such filings as may be required in a relevant jurisdiction in respect of certain of the Collateral Ship Mortgages, and the payment of fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement or Security Document that any of them or any document relating thereto be registered, filed recorded or enrolled with any court or authority in any relevant jurisdiction.

(e)	Under the law of its jurisdiction of incorporation or formation, the choice of the law of New York to govern this Agreement and the other Security Documents and Transaction Documents to which New York law is applicable is valid and binding.

2	GENERAL UNDERTAKINGS

2.1	General

The undertakings in this Section 2 remain in force so long as the Secured Obligations remain outstanding except as the Agent may otherwise permit.

2.2	Compliance with laws

Each Debtor shall, and shall procure that each other Debtor will, comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

2.3	Environmental compliance

Each Debtor shall, with respect to each Collateral Ship owned by it:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

2.4	Environmental Incidents

Each Debtor shall take, or cause to be taken, such actions as may be reasonably required to mitigate potential liability to it arising out of Environmental Incidents or as may be reasonably required to protect the interests of the Agent and the Lenders with respect thereto.

2.5	Title

(a)	Each Debtor shall hold or with effect on and from the Delivery Date of a Collateral Ship will hold, the legal title to, and own the entire beneficial interest in each Collateral Ship (including if such Collateral Ship is registered in its name), and such Collateral Ship’s Collateral Ship Earnings and its Marine Insurances;

(b)	With effect on and from its creation or intended creation, each Debtor shall hold the legal title to, and own the entire beneficial interest in any other assets, including but not limited to any MOA or Construction Contracts, the subject of any security created or intended to be created by such Debtor.

3	Insurance Undertakings

3.1	General

The undertakings in this Section 3 shall remain in force so long as the Secured Obligations remain outstanding except as the Agent may otherwise permit.

3.2	Construction of insurance terms

For the purposes of this Section 3:

“approved” means, for the purposes of Section 3, approved in writing by the Agent.

“excess risks” means, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of a Collateral Ship in consequence of its insured value being less than the value at which such Collateral Ship is assessed for the purpose of such claims.

“obligatory insurances” means all insurances effected, or which a Debtor is obliged to effect, under Section 3 or any other provision of this Agreement.

“policy” includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

“war risks” includes the risk of mines and all risks excluded by clauses 29, 30 or 31 of the International Hull Clauses (1/11/02), clauses 29 or 30 of the International Hull Clauses (1/11/03), clauses 24, 25 or 26 of the Institute Time Clauses (Hulls) (1/11/95) or clauses 23, 24 or 25 of the Institute Time Clauses (Hulls) (1/10/83) or any equivalent provision.

3.3	Maintenance of obligatory insurances

Each Debtor shall keep each Collateral Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks;

(c)	protection and indemnity risks; and

(d)	any other risks against which the Agent considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Debtor to insure and which are specified by the Agent by notice to that Debtor.

3.4	Terms of obligatory insurances

Each Debtor shall effect such insurances:

(a)	in dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least equal to the Fair Market Value of that Collateral Ship;

(c)	in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of its Collateral Ship;

(e)	in the case of risk of loss of Collateral Ship Earnings insurance, in an amount carried by such Debtor in the ordinary course of business;

(f)	on approved terms; and

(g)	through Approved Insurance Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

3.5	Further protections for the secured parties

In addition to the terms set out in Section 3.4, each Debtor shall procure that the obligatory insurances effected by it shall:

(a)	subject always to paragraph (b), name that Debtor as the sole named insured unless the interest of every other named insured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)	in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Agent (in such form as it requires) that any deductible shall be apportioned between that Debtor and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)	whenever the Agent requires, name (or be amended to name) the Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Agent, but without the Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Agent as loss payee with such directions for payment as the Agent may specify;

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Agent or any other Lender; and

(f)	provide that the Agent may make proof of loss if that Debtor fails to do so.

3.6	Renewal of obligatory insurances

Each Debtor shall:

(a)	at least 21 days before the expiry of any obligatory insurance effected by it:

(i)	notify the Agent of the Approved Insurance Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Agents’ approval to the matters referred to in sub-paragraph (i) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Agent’s approval pursuant to paragraph (a) above; and

(c)	procure that the Approved Insurance Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Agent in writing of the terms and conditions of the renewal.

3.7	Copies of policies; letters of undertaking

Each Debtor shall ensure that the Approved Insurance Brokers provide the Agent with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)	a letter or letters or undertaking in a form required by the Agent and including undertakings by the Approved Insurance Brokers that:

(i)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment;

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Agent in accordance with such loss payable clause;

(iii)	they will advise the Agent immediately of any material change to the terms of the obligatory insurances;

(iv)	they will, if they have not received notice of renewal instructions from the relevant Debtor or its agents, notify the Agent not less than 14 days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Agent of the terms of the instructions;

(vi)	they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Debtor under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Ship owned by that Debtor forthwith upon being so requested by the Agent.

3.8	Copies of certificates of entry

Each Debtor shall ensure that any protection and indemnity and/or war risks associations in which the Collateral Ship owned by it is entered provide the Agent with:

(a)	a certified copy of the certificate of entry for that Collateral Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Agent; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Collateral Ship.

3.9	Deposit of original policies

Each Debtor shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Insurance Brokers through which the insurances are effected or renewed.

3.10	Payment of premiums

Each Debtor shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Agent or the Agent.

3.11	Guarantees

Each Debtor shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

3.12	Compliance with terms of insurances

(a)	No Debtor shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, each Debtor shall:

(i)	take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Agent has not given its prior approval;

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Collateral Ship owned by it approved by the underwriters of the obligatory insurances;

(iii)	make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Collateral Ship owned by it is entered to maintain cover for trading to the U.S. and the Exclusive Economic Zone (as defined in the U.S. Oil Pollution Act of 1990, as amended, or any other applicable legislation); and

(iv)	not employ any Collateral Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

3.13	Alteration to terms of insurances

No Debtor shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

3.14	Settlement of claims

Each Debtor shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

(b)	do all things necessary and provide all documents, evidence and information to enable the Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

3.15	Provision of copies of communications

Each Debtor shall provide the Agent, at the time of each such communication, with copies of all written communications between that Debtor and:

(a)	the Approved Insurance Brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	that Debtor’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)	any credit arrangements made between that Debtor and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

3.16	Provision of information

Each Debtor shall promptly provide the Agent (or any persons which it may designate) with any information which the Agent (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Section 3.17 or dealing with or considering any matters relating to any such insurances,

and the Debtors shall, forthwith upon demand, indemnify the Agent in respect of all fees and other expenses incurred by or for the account of the Agent in connection with any such report as is referred to in paragraph (a) above.

3.17	Mortgagee’s interest and, additional perils and political risk insurances

(a)	The Agent shall be entitled from time to time to effect, maintain and renew a mortgagee’s interest marine insurance, and a mortgagee’s interest additional perils insurance and a mortgagee’s political risk insurance in such amounts, on such terms, through such insurers and generally in such manner as the Agent may from time to time consider appropriate.

(b)	The Debtors shall upon demand fully indemnify the Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

4	Pre-Delivery Contract and MOA Undertakings

4.1	General

The undertakings in this Section 4 shall remain in force so long as the Secured Obligations remain outstanding except as the Agent may otherwise permit.

4.2	Performance of Pre-delivery Contracts

Each Debtor party to any Pre-delivery Contract (which term as used herein shall include but not be limited to Construction Contracts) shall:

(a)	observe and perform all its obligations and meet all its liabilities under or in connection with each Pre-delivery Contract to which it is a party;

(b)	use all reasonable endeavors to ensure performance and observance by the other parties of their obligations and liabilities under each Pre-delivery Contract to which it is a party; and

(c)	take any action, or refrain from taking any action, which the Agent may specify in connection with any breach, or possible future breach, of a Pre-delivery Contract by that Debtor or any other party or with any other matter which arises or may later arise out of or in connection with a Pre-delivery Contract.

4.3	No variation, release etc. of Pre-delivery Contracts

Each Debtor party to any Pre-delivery Contract shall not, whether by a document, by conduct, by acquiescence or in any other way:

(a)	vary any Pre-delivery Contract;

(b)	release, waive, suspend, subordinate or permit to be lost or impaired any interest or right of any kind which such Debtor has at any time to, in or in connection with each of the Pre-delivery Contracts or in relation to any matter arising out of or in connection with any Pre-delivery Contract;

(c)	waive any person’s breach of any Pre-delivery Contract; or

(d)	rescind or terminate any Pre-delivery Contract or treat itself as discharged or relieved from further performance of any of its obligations or liabilities under a Pre-delivery Contract.

4.4	Action to protect validity of Pre-delivery Contracts

Each Debtor party to any Pre-delivery Contract shall use all reasonable endeavors to ensure that all interests and rights conferred by each Pre-delivery Contract remain valid and enforceable in all respects and retain the priority which they were intended to have.

4.5	No assignment etc. of Pre-delivery Contracts

Save as permitted by the Transaction Documents, each Debtor party to any Pre-delivery Contract shall not assign, novate, transfer or dispose of any of its rights or obligations under any Pre-delivery Contract.

4.6	Provision of information relating to Pre-delivery Contracts

Each Debtor party to any Pre-delivery Contract shall:

(a)	immediately inform the Agent if any breach of any Pre-delivery Contract occurs or a serious risk of such a breach arises and of any other event or matter affecting a Pre-delivery Contract which has or is reasonably likely to have a Material Adverse Effect;

(b)	provide the Agent, promptly after service, with copies of all notices served on or by that Debtor under or in connection with any Pre-delivery Contract; and

(c)	provide the Agent with any information which it requests about any interest or right of any kind which such Debtor has at any time to, in or in connection with, each of the Pre-delivery Contracts or in relation to any matter arising out of or in connection with any Pre-delivery Contract including the progress of the construction of a Collateral Ship.

4.7	Pre-delivery Insurance

Each Debtor party to any Pre-delivery Contract shall ensure that at all times during construction, the relevant Collateral Ship is insured in accordance with the provisions of a Construction Contract.

4.8	No variation, release etc. of MOA

Each Debtor party to an MOA shall not, whether by a document, by conduct, by acquiescence or in any other way:

(a)	vary such MOA in a material manner; or

(b)	release, waive, suspend, subordinate or permit to be lost or impaired any interest or right of any kind which such Debtor has at any time to, in or in connection with, such MOA or in relation to any matter arising out of or in connection with such MOA.

4.9	Provision of information relating to MOA

Each Debtor party to an MOA shall:

(a)	immediately inform the Agent if any breach of such MOA occurs or a serious risk of such a breach arises and of any other event or matter affecting such MOA which has or is reasonably likely to have a Material Adverse Effect; and

(b)	upon the reasonable request of the Agent, keep the Agent informed as to any notice of readiness of delivery of the Collateral Ship to which such MOA relates.

4.10	No assignment etc. of MOA

Each Debtor party to an MOA shall not assign, novate, transfer or dispose of any of its rights or obligations under such MOA.

5	General Ship Undertakings

5.1	General

The undertakings in this Section 5 shall remain in force so long as the Secured Obligations remain outstanding except as the Agent may otherwise permit.

5.2	Ships’ names and registration

(a)	Each Debtor shall, in respect of the Collateral Ship owned by it:

(i)	to the extent such Collateral Ship is, or shall become, capable of registration, immediately register and keep that Collateral Ship registered in its name under the Approved Jurisdiction from time to time at its port of registration;

(ii)	to the extent such Collateral Ship is capable of registration, not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperiled; and

(iii)	not change the name of that Collateral Ship,

provided that any change of flag of a Collateral Ship shall be subject to:

(A)	that Collateral Ship remaining subject to a lien in favor of the Agent securing the Secured Obligations created by a first priority or preferred ship mortgage on that Collateral Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority lien) on substantially the same terms as the Collateral Ship Mortgage on that Collateral Ship and related Deed of Covenant and on such other terms and in such other form as the Agent shall approve or require; and

(B)	the execution of such other documentation amending and supplementing the Transaction Documents as the Agent shall approve or require.

(b)	In respect of any AUV, if such AUV shall become capable of registration, the Debtor owning such AUV shall immediately register such AUV in its name under an Approved Jurisdiction and shall not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperiled.

5.3	Repair and classification

Each Debtor shall keep the Collateral Ship owned by it and, to the extent any AUV is capable of being classed, in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and

(b)	so as to maintain the Approved Classification free of overdue recommendations and conditions affecting that Collateral Ship’s class.

5.4	Classification society undertaking

If required by the Agent in writing each Debtor shall, in respect of the Collateral Ship owned by it and, to the extent an AUV is capable of being classed, instruct the relevant Approved Classification Society (and procure that the Approved Classification Society undertakes with the Agent):

(a)	to send to the Agent, following receipt of a written request from the Agent, certified true copies of all original class records held by the Approved Classification Society in relation to that Collateral Ship;

(b)	to allow the Agent (or its agents), at any time and from time to time, to inspect the original class and related records of that Debtor and that Collateral Ship at the offices of the Approved Classification Society and to take copies of them;

(c)	to notify the Agent immediately in writing if the Approved Classification Society:

(i)	receives notification from that Debtor or any person that that Collateral Ship’s Approved Classification Society is to be changed; or

(ii)	becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of that Collateral Ship’s class under the rules or terms and conditions of that Debtor or that Collateral Ship’s membership of the Approved Classification Society;

(d)	following receipt of a written request from the Agent:

(i)	to confirm that that Debtor is not in default of any of its contractual obligations or liabilities to the Approved Classification Society, including confirmation that it has paid in full all fees or other charges due and payable to the Approved Classification Society; or

(ii)	to confirm that that Debtor is in default of any of its contractual obligations or liabilities to the Approved Classification Society, to specify to the Agent in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Approved Classification Society.

5.5	Modifications

No Debtor shall make any modification or repairs to, or replacement of, any Collateral Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Collateral Ship or materially reduce its value.

5.6	Removal and installation of parts

(a)	Subject to paragraph (b) below, no Debtor shall remove any material part of any Collateral Ship, or any item of equipment installed on any Collateral Ship unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any lien in favor of any person other than the Agent; and

(iii)	the replacement part or item becomes, on installation on that Collateral Ship, the property of that Debtor and subject to the security constituted by the Collateral Ship Mortgage on that Collateral Ship and the related Deed of Covenant.

(b)	A Debtor may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Collateral Ship owned by that Debtor.

5.7	Surveys

Each Debtor shall submit the Collateral Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Agent, provide the Agent, with copies of all survey reports.

5.8	Inspection

Each Debtor shall permit the Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Collateral Ship owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

5.9	Prevention of and release from arrest

(a)	Each Debtor shall, in respect of the Collateral Ship owned by it, promptly discharge:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Collateral Ship, its Collateral Ship Earnings or its Marine Insurances;

(ii)	all Taxes, dues and other amounts charged in respect of that Collateral Ship, its Collateral Ship Earnings or its Marine Insurances; and

(iii)	all other outgoings whatsoever in respect of that Collateral Ship, its Collateral Ship Earnings or its Marine Insurances.

(b)	Each Debtor shall immediately and, forthwith upon receiving notice of the arrest of the Collateral Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, procure its release by providing bail or otherwise as the circumstances may require.

5.10	Compliance with laws etc.

Each Debtor shall:

(a)	comply, or procure compliance with all laws or regulations:

(i)	relating to its business generally; and

(ii)	relating to the Collateral Ship owned by it, its ownership, employment, operation, management and registration,

including but not limited to the ISM Code, the ISPS Code, all Environmental Laws, all Applicable Sanctions and the laws of the Approved Jurisdiction;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals; and

(c)	without limiting paragraph (a) above, not employ the Collateral Ship owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Applicable Sanctions.

5.11	ISPS Code

Without limiting paragraph (a) of Clause 5.10, each Debtor shall:

(a)	procure that the Collateral Ship owned by it and the company responsible for that Collateral Ship’s compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain an ISSC for that Collateral Ship; and

(c)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

5.12	Sanctions and Ship trading

Without limiting Section 5.10, each Debtor shall procure:

(a)	that the Collateral Ship owned by it shall not be used by or for the benefit of a Restricted Person;

(b)	that such Collateral Ship shall not be used in trading in any manner contrary to Applicable Sanctions;

(c)	that such Collateral Ship shall not be traded in any manner which would trigger the operation of any sanctions’ limitation or exclusion clause (or similar) in the Marine Insurances; and

(d)	that each charterparty in respect of that Collateral Ship shall contain, for the benefit of that Debtor, language which gives effect to the provisions of paragraph (c) of Section 5.10 as regards Applicable Sanctions and of this Section 5.12 and which permits refusal of employment or voyage orders if compliance would result in a breach of Applicable Sanctions.

5.13	Trading in war zones

In the event of hostilities in any part of the world (whether war is declared or not), no Debtor shall cause or permit any Collateral Ship to enter or trade to any zone which is declared a war zone by any government or by that Collateral Ship’s war risks insurers unless:

(a)	the prior written consent of the Agent has been given; and

(b)	that Debtor has (at its expense) effected any special, additional or modified insurance cover which the Agent may require.

5.14	Provision of information

Each Debtor shall, in respect of the Collateral Ship owned by it, promptly provide the Agent with any information which it requests regarding:

(a)	that Collateral Ship, its employment, position and engagements;

(b)	the Collateral Ship Earnings and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Collateral Ship and any payments made by it in respect of that Collateral Ship;

(d)	any towages and salvages; and

(e)	its compliance, the Approved Manager’s compliance and the compliance of that Collateral Ship with the ISM Code and the ISPS Code,

and, upon the Agent’s request, provide copies of any current Charter relating to that Collateral Ship, of any current guarantee of any such Charter, the Collateral Ship’s Safety Management Certificate and any relevant Document of Compliance.

5.15	Notification of certain events

Each Debtor shall, in respect of the Collateral Ship owned by it, immediately notify the Agent by email, confirmed forthwith by letter, of:

(a)	any casualty to that Collateral Ship which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which that Collateral Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of that Collateral Ship for hire;

(d)	any requirement or recommendation made in relation to that Collateral Ship by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)	any arrest or detention of that Collateral Ship, any exercise or purported exercise of any lien on that Collateral Ship or the Collateral Ship Earnings or any requisition of that Collateral Ship for hire;

(f)	any intended dry docking of that Collateral Ship;

(g)	any material Environmental Claim made against that Debtor or in connection with that Collateral Ship, or any material Environmental Incident;

(h)	any claim for breach of the ISM Code or the ISPS Code being made against that Debtor, an Approved Manager or otherwise in connection with that Collateral Ship; or

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and each Debtor shall keep the Agent advised in writing on a regular basis and in such detail as the Agent shall require as to that Debtor’s, any such Approved Manager’s or any other person’s response to any of those events or matters.

5.16	Restrictions on chartering, appointment of managers etc.

No Debtor shall, in relation to the Collateral Ship owned by it:

(a)	let that Collateral Ship on demise charter for any period without the prior written consent of the Agent;

(b)	enter into any time, voyage or consecutive voyage charter in respect of that Collateral Ship other than a Permitted Charter;

(c)	amend, supplement or terminate a Management Agreement;

(d)	appoint a manager of that Collateral Ship other than the Approved Commercial Manager and the Approved Technical Manager or agree to any alteration to the terms of an Approved Manager’s appointment;

(e)	de activate or lay up that Collateral Ship; or

(f)	put that Collateral Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $250,000 (or the equivalent in any other currency) unless that person has first given to the Agent and in terms satisfactory to it a written undertaking not to exercise any lien on that Collateral Ship or its Collateral Ship Earnings for the cost of such work or for any other reason.

5.17	Notice of Mortgage

Each Debtor shall keep the relevant Collateral Ship Mortgage registered against the Collateral Ship owned by it as a valid first priority or preferred mortgage, as the case may be, carry on board that Collateral Ship a certified copy of the relevant Collateral Ship Mortgage and place and maintain in a conspicuous place in the navigation room and the master’s cabin of that Collateral Ship a framed printed notice stating that that Collateral Ship is mortgaged by that Debtor to the Agent.

EXHIBIT E

Conditions Precedent to the Delivery Date of a Collateral Ship

1	Debtors

1.1	A certificate of an authorized signatory of the relevant Debtor that each copy document which it is required to provide under this Exhibit E is correct, complete and in full force and effect as at the Delivery Date of the Collateral Ship.

1.2	If applicable, documentary evidence that the relevant Debtor is a “citizen of the United States” within the meaning of Section 2 of the Jones Act, duly qualified to own and operate vessels in the coastwise trade of the United States to the extent required by the Jones Act in connection with such Debtor’s business and eligible to act as an owner in respect of United States flag vessels pursuant to Title 46, Section 12103(b) of the United States Code and any regulations promulgated thereunder.

2	Pre-delivery Contracts and other Documents

2.1	Copies of the Construction Contract and of all documents signed or issued by Debtor or the Builder (or both of them) under or in connection with it.

2.2	The original Refund Guarantee.

2.3	Copies of the MOA and of all documents signed or issued by the Debtor or the seller (or both of them) under or in connection with it.

2.4	Such documentary evidence as the Agent and its legal advisers may require in relation to the due authorization and execution of the Construction Contract, the MOA and the Refund Guarantee by each of the parties thereto.

3	Collateral Ship and other security

3.1	A duly executed original of the Collateral Ship Mortgage and, if applicable, Deed of Covenant in respect of the Collateral Ship and of each document to be delivered under or pursuant thereto together with documentary evidence that the Collateral Ship Mortgage in respect of such Collateral Ship has been duly registered as a valid first preferred or priority ship mortgage, as the case may be, in accordance with the laws of the jurisdiction of its Approved Jurisdiction.

3.2	Documentary evidence that the Collateral Ship:

(a)	has been unconditionally delivered by the Builder or the seller, as applicable to, and accepted by, the relevant Debtor under the relevant Construction Contract or MOA, and that the full purchase price payable and all other sums due to the Builder or the seller, as the case may be under the applicable Construction Contract or MOA have been paid to the Builder or seller, as the case may be;

(b)	is definitively and permanently registered in the name of relevant Debtor under the Approved Jurisdiction.

(c)	is in the absolute and unencumbered ownership of the relevant Debtor;

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(d)	maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and

(e)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

3.3	Documents establishing that the Collateral Ship will, as from the Delivery Date, be managed commercially by its Approved Commercial Manager and managed technically by its Approved Technical Manager on terms acceptable to Agent acting with the authorization of all of the Lenders, together with copies of the relevant Approved Technical Manager’s Document of Compliance and of the relevant Collateral Ship’s Safety Management Certificate (together with any other details of the applicable Safety Management System which the Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation such Collateral Ship including without limitation an ISSC.

3.4	A copy of any Charter in respect of the Collateral Ship.

3.5	An opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the Marine Insurances as the Agent may require.

3.6	A valuation of the Collateral Ship, addressed to the Agent on behalf of the Lenders, stated to be for the purposes of this Agreement and dated not earlier than 60 days before the Delivery Date from an Approved Appraiser.

4	Legal opinions

Legal opinions of the legal advisers to the Debtors in the jurisdiction of the Approved Jurisdiction of relevant Collateral Ship and such other relevant jurisdictions as the Agent may require, in each case in form and substance satisfactory to the Agent.

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EXHIBIT F

FORM OF NOTICE OF ASSIGNMENT OF INSURANCES

F-1

Annex I

LOSS PAYABLE CLAUSES

EXHIBIT G-1

FORM OF NOTICE OF ASSIGNMENT OF CHARTER

G-1

EXHIBIT G-2

FORM OF CHARTERER’S CONSENT AND AGREEMENT

G-2

EXHIBIT H

[NOTICE OF ASSIGNMENT OF EARNINGS]

H-1

EXHIBIT I

CONSENT AND AGREEMENT

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Exhibit 10.3

EXECUTION VERSION

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of January 30, 2024 is entered into by NAUTICUS ROBOTICS, INC. (F/K/A CLEANTECH ACQUISITION CORP.), a Delaware corporation (together with its successors and assigns, the “Company”), NAUTICUS ROBOTICS HOLDINGS, INC. (F/K/A NAUTICUS ROBOTICS, INC.), a Texas corporation (together with its successors and assigns, “Nauticus Sub”), NAUTIWORKS LLC, a Delaware limited liability company (together with its successors and assigns, “NautiWorks”), NAUTICUS ROBOTICS FLEET LLC, a Delaware limited liability company (together with its successors and assigns, “Nauticus Fleet”) NAUTICUS ROBOTICS USA LLC, a Delaware limited liability company (together with its successors and assigns, “Nauticus USA”, and together with the Company, Nauticus Sub, NautiWorks, Nauticus Fleet and any other pledgor parties joined to this Agreement from time to time pursuant to Section 15, collectively, the “Pledgors”, and each individually, a “Pledgor”), in favor of ATW SPECIAL SITUATIONS MANAGEMENT LLC, as collateral agent on behalf of the lenders now or hereafter party to the Term Loan Agreement (defined below) (in such capacity, the “Agent”).

WHEREAS, the Pledgors have entered into (i) that certain Senior Secured Term Loan Agreement, dated as of the date hereof (as amended, amended and restated, or otherwise modified from time to time, the “Term Loan Agreement”) by and among the Company, Agent and the Lenders (as defined in the Term Loan Agreement) party thereto and (ii) that certain Pledge and Security Agreement, dated as of the date hereof (as it may hereafter be modified, supplemented, extended, or renewed and in effect from time to time, the “Pledge and Security Agreement”) by and among the Pledgors as debtors, the other debtors from time to time party thereto, and the Agent;

WHEREAS, it is a condition to the obligations of the purchasers under the Term Loan Agreement that this Agreement be duly executed and delivered;

WHEREAS, each of the Pledgors derives financial benefit from the financing being made available to the Company pursuant to the Term Loan Agreement; and

WHEREAS, pursuant to the Term Loan Agreement and the Pledge and Security Agreement, the Pledgors have agreed, among other things, to grant a security interest to the Agent for the benefit of the Lenders in certain patents, trademarks, copyrights and other intellectual property, to secure the Obligations (as defined in the Term Loan Agreement).

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1. Defined Terms.

(a) Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Pledge and Security Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the UCC (as defined in the Pledge and Security Agreement).

(b) “Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications for registration made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s ownership and/or of such copyrights, (ii) renewals and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

(c) “Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all written license agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee under any such license agreement, whether now or hereafter (in each case, to the extent a Pledgor is able to grant a security interest in Intellectual Property Licenses without breach, violation or termination thereof), together with any and all (i) renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, and (iii) rights to sue for past, present and future violations thereof.

(d) “Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to, and all patent applications and registrations made by, such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s ownership and/or use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

(e) “Patents, Trademarks and Copyrights” shall mean and include all of each Pledgor’s present and future right, title and interest in and to the following: all Patents, Trademarks, and Copyrights, whether now owned or hereafter acquired by each Pledgor, including, without limitation, those listed on Schedule A hereto, including all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits) and the goodwill of the business to which any of the Trademarks relate.

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(f) “Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URL’s), domain names, social media names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for registration for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof, but excluding intent-to-use trademark applications, until a statement of use is filed with the U.S. Patent & Trademark Office), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s ownership and use of any trademarks, (ii) extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

(g) “Transaction Documents” shall have the meaning given to such term in the Term Loan Agreement.

2. Security Interest; Filing Authorization.

(a) To secure the full payment and performance of all Secured Obligations, each Pledgor hereby grants and conveys a security interest to Agent for the benefit of the Lenders in the entire right, title, and interest of such Pledgor in and to all of its Patents, Trademarks and Copyrights, wherever located and whether now existing or hereafter arising or acquired from time to time.

(b) Each Pledgor hereby authorizes the Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Agent, as secured party.

3. This Agreement supplements, but does not replace or extinguish the obligations evidenced by the Pledge and Security Agreement.

4. Each Pledgor jointly and severally covenants and warrants that:

(a) the Patents, Trademarks and Copyrights owned by such Pledgor are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

(b) to the best of such Pledgor’s knowledge, each of the Patents, Trademarks and Copyrights owned by such Pledgor is valid and enforceable (excluding pending applications for Patents, Trademarks and Copyrights);

(c) such Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Patents, Trademarks and Copyrights (to such Pledgor’s knowledge with respect to unregistered Patents, Trademarks and Copyrights), free and clear of any liens, charges and encumbrances, including without limitation pledges, assignments, licenses, shop rights and covenants by Pledgor not to sue third persons (other than Permitted Liens (as defined in the Term Loan Agreement) and non-exclusive licenses granted by Pledgor in the ordinary course of business);

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(d) such Pledgor has the corporate or other power and authority to enter into this Agreement and perform its terms;

(e) no claim has been made to such Pledgor in writing or, to the knowledge of such Pledgor verbally, by any person that the use of any of the Patents, Trademarks and Copyrights owned by such Pledgor does or may infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party; and

(f) such Pledgor has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture of products sold under the Trademarks owned by such Pledgor that are material to its business (as reasonably determined by such Pledgor) for so long as Pledgor offers such products as part of its regular business and for so long as such Trademarks are material to its business (as reasonably determined by such Pledgor).

5. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly (and in any event, in the next filed periodic report required to be provided by such Pledgor under the Pledge and Security Agreement) following its becoming aware thereof, notify the Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any Patents, Trademarks and Copyrights that are material to such Pledgor’s business (as determined by such Pledgor in its reasonable business judgment), such Pledgor’s right to register such Patents, Trademarks and Copyrights or its right to keep and maintain such registration in full force and effect, (ii) maintain all issued and registered Patents, Trademarks and Copyrights as presently used and operated, unless Pledgor reasonably determines, in the general course of its business to allow any such Patents, Trademarks or Copyrights to lapse or become abandoned, (iii) not permit to lapse or become abandoned any Patents, Trademarks and Copyrights, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Patents, Trademarks and Copyrights, in either case except as shall be consistent with commercially reasonable business judgment, (iv) upon such Pledgor obtaining knowledge thereof, promptly (and in any event, within thirty (30) Business Days of such Pledgor’s obtaining such knowledge) notify the Agent in writing of any event which may be reasonably expected to materially and adversely affect the value of any Patents, Trademarks and Copyrights including a levy or threat of levy or any legal process against any Patents, Trademarks and Copyrights, (v) not license any Patents, Trademarks and Copyrights other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the Intellectual Property Licenses granted by such Pledgor of any Patents, Trademarks and Copyrights in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Patents, Trademarks and Copyrights or the lien on and security interest in the Patents, Trademarks and Copyrights or such Intellectual Property Licenses created therein hereby, without the consent of the Agent, (vi) keep commercially reasonable records respecting all Patents, Trademarks and Copyrights and Intellectual Property Licenses and (vii) furnish to the Agent from time to time upon the Agent’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Patents, Trademarks and Copyrights and such other materials evidencing or reports pertaining to any Patents, Trademarks and Copyrights as the Agent may from time to time request.

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6. Each of the obligations of each Pledgor under this Agreement is joint and several. The Agent and the Lenders may, in their sole discretion, elect to enforce this Agreement against any Pledgor without any duty or responsibility to pursue any other Pledgor and such an election by the Agent or the Lenders shall not be a defense to any action the Agent and the Lenders, or any of them, may elect to take against any Pledgor. Each of the Agent and the Lenders hereby reserves all right against each Pledgor.

7. Each Pledgor agrees that, until all of the Secured Obligations shall have been indefeasibly satisfied in full, it will not enter into any agreement (for example, a license agreement) which is inconsistent with such Pledgor’s obligations under this Agreement, without the Agent’s prior written consent which shall not be unreasonably withheld except Pledgor may license technology and Patents, Trademarks and Copyrights and enter into Intellectual Property Licenses in the ordinary course of business without the Agent’s consent to suppliers and customers to facilitate the manufacture and use of such Pledgor’s products.

8. If, before the Secured Obligations shall have been indefeasibly satisfied in full, any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Patents, Trademarks and Copyrights or (ii) become entitled to the benefit of any additional Patents, Trademarks and Copyrights or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Patents, Trademarks and Copyrights, or any improvement on any Patents, Trademarks and Copyrights, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Patents, Trademarks and Copyrights as if such would have constituted Patents, Trademarks and Copyrights at the time of execution hereof and be subject to the lien and security interest created by this Agreement in favor of the Agent on behalf of the Lenders without further action by any party. Each Pledgor shall promptly (and in any event, within five (5) Business Days) after any of the events described in clause (i) or (ii) above, provide to the Agent written notice of any of the foregoing and confirm the attachment of the lien and security interest created by this Agreement in favor of the Agent on behalf of the Lenders to any rights described in clauses (i) and (ii) above by execution of an instrument in form reasonably acceptable to the Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Agent’s security interest in such Patents, Trademarks and Copyrights. Each Pledgor and the Agent agree, and each Pledgor authorizes the Agent, to modify this Agreement by amending Schedule A to include any such new Patent, Trademark or Copyright of such Pledgor acquired or arising after the date hereof and the provisions of this Agreement shall apply thereto.

9. Upon the occurrence and during the continuation of an Event of Default, the Agent shall have, in addition to all other rights and remedies given it by this Agreement and those rights and remedies set forth in the Pledge and Security Agreement, those allowed by applicable law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Trademarks and Copyrights may be located and, without limiting the generality of the foregoing, the Agent may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to Pledgors, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in a city that the Agent shall designate by notice to the Pledgors, the whole or from time to time any part of the Patents, Trademarks and Copyrights, or any interest which any Pledgor may have therein and, after deducting from the proceeds of sale or other disposition of the Patents, Trademarks and Copyrights all expenses (including reasonable fees and expenses for brokers and attorneys), shall apply the remainder of such proceeds toward the payment of the Secured Obligations in accordance with Section 14 of the Pledge and Security Agreement. Any remainder of the proceeds after payment in full of the Secured Obligations shall be paid over to Pledgors. To the extent permitted by law, the Pledgors expressly waive any notice of sale or other disposition of the Patents, Trademarks and Copyrights and all other rights or remedies of the Debtors or formalities prescribed by law relative to sale or disposition of the Patents, Trademarks and Copyrights or exercise of any other right or remedy of Agent existing after the occurrence and during the continuation of an Event of Default; and to the extent any such notice is required and cannot be waived, the Debtors agree that if such notice is given in the manner provided in Section 25 hereof at least five (5) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Agent shall not be obligated to make any sale of Patents, Trademarks and Copyrights regardless of notice of sale having been given. Agent may adjourn any public or private sale. At any such sale or other disposition, the Agent may, to the extent permissible under applicable law, purchase the whole or any part of the Patents, Trademarks and Copyrights sold, free from any right of redemption on the part of Pledgor, which right is hereby waived and released.

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10. If any Event of Default shall have occurred and be continuing, each Pledgor hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license for the duration of such Event of Default to use, assign, license or sublicense any of the Patents, Trademarks and Copyrights now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof; provided that with respect to Trademarks Agent shall maintain the quality of all goods and services identified by or associated with such Trademarks. Effective upon the occurrence of such an Event of Default, each Pledgor further hereby authorizes and empowers the Agent to make, constitute and appoint any officer or agent of the Agent, as the Agent may select in its exclusive discretion, as such Pledgor’s true and lawful attorney-in-fact, with the power to endorse such Pledgor’s name on all applications, documents, papers and instruments necessary for the Agent to use the Patents, Trademarks and Copyrights, or to grant or issue, on commercially reasonable terms, any exclusive or nonexclusive license under the Patents, Trademarks and Copyrights to any third person, or necessary for Agent to assign, pledge, convey or otherwise transfer title in or dispose, on commercially reasonable terms, of the Patents, Trademarks and Copyrights to any third Person. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

11. At such time as Pledgors shall have indefeasibly paid in full all of the Secured Obligations, this Agreement shall terminate and the Agent shall execute and deliver to Pledgors (solely at the expense and cost of the Pledgors and upon their reasonable request) all releases, deeds, assignments and other instruments as may be reasonably necessary or proper to release all liens and other rights of Agent hereunder and re-vest in Pledgor full unencumbered title to the Patents, Trademarks and Copyrights, subject to any disposition thereof which may have been made by the Agent pursuant hereto.

12. Any and all fees, costs and expenses, of whatever kind or nature, including reasonable attorneys’ fees and expenses incurred by the Agent in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances, the protection, maintenance or preservation of the Patents, Trademarks and Copyrights, or the defense or prosecution of any actions or proceedings arising out of or related to the Patents, Trademarks and Copyrights, shall be borne and paid by Pledgors.

13. Pledgors shall have the duty, if commercially reasonable, to prosecute any applications for registration of the Patents, Trademarks and Copyrights pending as of the date of this Agreement or thereafter until the Secured Obligations shall have been indefeasibly paid in full, to make application on unpatented but patentable inventions (whenever it is commercially reasonable in the reasonable judgment of such Pledgor to do so) and to preserve and maintain all rights in applications for patents and trademarks and patents of the Patents and registrations of the Trademarks, including without limitation the payment of all maintenance fees (whenever it is commercially reasonable in the reasonable judgment of such Pledgor to do so). Any expenses incurred in connection with such an application or maintenance of an issued Patent or registered Trademark shall be borne by Pledgors. Unless it is commercially reasonable to do so, no Pledgor shall abandon any Patent, Trademark or Copyright without the consent of the Agent, which shall not be unreasonably withheld.

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14. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right but in no way be obligated to commence and prosecute in its own name, as the party in interest, for its own benefit, and to join the Agent, if necessary, as a party to such suit so long as the Agent is satisfied that such joinder will not subject it to any risk of liability, to enforce the Patents, Trademarks and Copyrights and any licenses thereunder, and at the sole cost and expense of such Pledgor, such applications for protection of the Patents, Trademarks and Copyrights and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Patents, Trademarks and Copyrights. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right but shall in no way be obligated to file applications for protection of the Patents, Trademarks and Copyrights and/or bring suit in the name of any Pledgor, the Agent or Lenders to enforce the Patents, Trademarks and Copyrights and any Intellectual Property License thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Agent, do any and all lawful acts and execute any and all documents requested by the Agent in aid of such enforcement. In the event that the Agent shall elect not to bring suit to enforce any Patents, Trademarks and Copyrights that are material to the business of a Pledgor (as reasonably determined by such Pledgor), each Pledgor agrees, at the reasonable request of the Agent, to take commercially reasonable actions, as reasonably determined by such Pledgor, which may include suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Patents, Trademarks and Copyrights by any person.

15. If any Pledgor forms or acquires any new direct or indirect Domestic Subsidiary, the Pledgors agree to, concurrently with the acquisition or formation thereof, (i) cause such newly formed or acquired Domestic Subsidiary to become a party to this Agreement pursuant to a joinder in form satisfactory to Agent for the purposes of granting a security interest in such subsidiary’s Patents, Trademarks and Copyrights, wherever located and whether now existing or hereafter arising or acquired from time to time, as additional Collateral, (ii) deliver to Agent an opinion of counsel in form and substance acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to such subsidiary and (iii) to execute or deliver such other agreements, documents requested by the Agent in connection therewith.

16. No course of dealing between each Pledgor and the Agent, nor any failure to exercise nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder or under the Pledge and Security Agreement or any other Security Document or other Transaction Document shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

17. All of the Agent’s rights and remedies with respect to the Patents, Trademarks and Copyrights, whether established hereby or by the Term Loan Agreement, Pledge and Security Agreement, any other Security Document or other Transaction Document or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently.

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18. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any clause or provision of this Agreement in any jurisdiction.

19. This Agreement is subject to modification only by a writing signed by the parties, except as expressly provided in Section 8.

20. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, provided, however, that Pledgors may not assign or transfer any of their rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void.

21. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law principles.

22. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT OR OTHER TRANSACTION DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT OR OTHER TRANSACTION DOCUMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT TO ASSERT ANY SUCH DEFENSE. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 25. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

23. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Pledgor acknowledges and agrees that a facsimile or other electronic transmission to the Agent of the signature pages hereof purporting to be signed on behalf of any Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.

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24. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT OR OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS AND OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 24.

25. All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be as set forth in Section 17 of the Pledge and Security Agreement.

26. Each Pledgor acknowledges and agrees that, in addition to the other rights of the Agent hereunder and under the other Security Documents and Transaction Documents, because the Agent’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Agent’s rights (i) to inspect the books and records related to the Patents, Trademarks and Copyrights, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Patents, Trademarks and Copyrights, (iv) to enforce the provisions hereof pursuant to which the such Pledgor has appointed the Agent its attorney-in-fact, and (v) to enforce the Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

PLEDGORS:

NAUTICUS ROBOTICS, INC.
(F/K/A CLEANTECH ACQUISITON CORP.)

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS HOLDINGS, INC.
(F/K/A NAUTICUS ROBOTICS, INC.)

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTIWORKS LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS FLEET LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS USA LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

[Signature Page to Intellectual Property Security Agreement]

Schedule A

Patents, Trademarks and Copyrights.

See attached.

Exhibit 10.4

EXECUTION VERSION

SUBSIDIARY GUARANTEE

This SUBSIDIARY GUARANTEE (this “Guarantee”) is made as of January 30, 2024, by NAUTICUS ROBOTICS HOLDINGS, INC. (F/K/A NAUTICUS ROBOTICS, INC.), a Texas corporation (together with its successors and assigns, “Nauticus Sub”), NAUTIWORKS LLC, a Delaware limited liability company (together with its successors and assigns, “NautiWorks”), NAUTICUS ROBOTICS FLEET LLC, a Delaware limited liability company (together with its successors and assigns, “Nauticus Fleet”) and NAUTICUS ROBOTICS USA LLC, a Delaware limited liability company (together with its successors and assigns, “Nauticus USA”, and together with Nauticus Sub, NautiWorks, Nauticus Fleet and any other entity that may become a party hereto as provided herein, collectively, the “Guarantors”, and each, a “Guarantor”), in favor of the lenders under the Loan Agreement (as defined below) and the Agent (as defined below) (including their respective successors, transferees and assigns, collectively, “Creditors”, each individually, a “Creditor”).

RECITALS:

WHEREAS, Nauticus Robotics, Inc. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation (the “Company”) has entered into a Senior Secured Term Loan Agreement dated as of the date hereof (the “Loan Agreement”), with ATW Special Situations Management LLC, in its capacity as the collateral agent (the “Agent”) and the lenders party thereto, pursuant to which the Lenders have made or deemed to have made term loans to the Company in the amount of $9,551,856; all capitalized terms used and not defined in this Guarantee shall have the meaning given to such terms in the Loan Agreement;

WHEREAS, pursuant to the Loan Agreement, the Company and the Guarantors have entered into certain other Transaction Documents and this Guarantee is one of the Transaction Documents described in the Loan Agreement;

WHEREAS, each Guarantor will directly benefit from the extension of credit to the Company represented by the Loan Agreement; and

WHEREAS, it is a condition to the obligations of the lenders under the Loan Agreement that this Guarantee be duly executed and delivered.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to the Creditors to extend credit to the Company, the Guarantors hereby guarantee to the Creditors the prompt and full payment and performance of the Guaranteed Obligations of the Company (defined below), this Guarantee being upon the following terms and conditions:

1. Guaranteed Obligations of the Company. Guarantors, jointly and severally, hereby unconditionally and irrevocably guarantee to the Creditors the punctual payment when due, and not merely the collectability thereof, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter, of the Guaranteed Obligations of the Company. As used herein, the term “Guaranteed Obligations of the Company” means all debts, obligations or liabilities now or hereafter existing, other than contingent indemnification obligations, of the Guarantors owed to the Creditors under the Loan Agreement and the other Transaction Documents.

2. Certain Agreements and Waivers by Guarantors.

(a) Notwithstanding anything in the Loan Agreement to the contrary, the Guarantors hereby agree that each of the following shall constitute “Events of Default” hereunder: (i) the occurrence of a default by any Guarantor in payment of the Guaranteed Obligations of the Company, or any part thereof, when such indebtedness becomes due and (ii) the bankruptcy and/or insolvency of any Guarantor.

(b) Upon the occurrence of any Event of Default hereunder, the Guaranteed Obligations of the Company, for purposes of this Guarantee, shall be deemed immediately due and payable at the election of the Creditors. Guarantors shall, on demand, pay the Guaranteed Obligations of the Company to the Creditors. It shall not be necessary for Agent, in order to enforce such payment, first to (i) institute suit or pursue or exhaust any rights or remedies against Company or others liable for the Obligations (as defined below) pursuant to the Transaction Documents (together with all interest accrued and unpaid thereon and all other sums due to Creditors in respect of such Obligations, the “Debt”), (ii) enforce any rights against any security that shall ever have been given to secure the Debt, (iii) join Company or any others liable for the payment or performance of the Guaranteed Obligations of the Company or any part thereof in any action to enforce this Guarantee and/or (iv) resort to any other means of obtaining payment or performance of the Guaranteed Obligations of the Company. As used herein, the term “Obligations” shall mean all of the obligations (including, without limitation, Obligations (as defined in the Loan Agreement) of each of the Company, the Guarantors and each of their subsidiaries that is or may become a party to any Transaction Document, now or hereafter existing under the Transaction Documents (whether for principal, interest, fees, expenses, indemnification or otherwise).

(c) In the event any payment by Company or any other Person to any Creditor is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason any Creditor is required to refund such payment or pay the amount thereof to any other party, such payment by Company or any other party to any such Creditor, as applicable, shall not constitute a release of Guarantors from any liability hereunder and this Guarantee shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Creditors of this Guarantee or of Guarantors), as the case may be, with respect to, and this Guarantee shall apply to, any and all amounts so refunded by such Creditor, as applicable, or paid by Creditor, as applicable, to another Person (which amounts shall constitute part of the Guaranteed Obligations of the Company), and any interest paid by any Creditor and any attorneys’ fees, costs and expenses paid or incurred by any Creditor in connection with any such event. If acceleration of the time for payment of any amount payable by Company under any Transaction Document is stayed or delayed by any law or tribunal, any amounts due and payable hereunder shall nonetheless be payable by Guarantors on demand by the Creditors.

3. Subordination. If, for any reason whatsoever, the Company is now or hereafter becomes indebted to any Guarantor:

(a) such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of the Company securing same shall, at all times, be subordinate in all respects to the Guaranteed Obligations of the Company and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations of the Company;

(b) upon the occurrence and during the continuance of any Event of Default hereunder or any Event of Default, such Guarantor shall not be permitted to enforce or receive payment, directly or indirectly, of any such indebtedness of the Company to such Guarantor until the Guaranteed Obligations of the Company have been fully and finally paid and performed;

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(c) each Guarantor hereby assigns and grants to Agent on behalf of Creditors a security interest in all such indebtedness and security therefor, if any, of the Company to such Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Company as debtor, Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not an Event of Default shall have occurred or be continuing hereunder or under any of the other Transaction Documents), dividends and payments that are payable upon any obligation of the Company to such Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations of the Company have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, any Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section 3, such Guarantor shall pay the same to Agent immediately, each Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Agent and shall have absolutely no dominion over the same except to pay it immediately to Agent; and

(d) Guarantors shall promptly upon reasonable request of Agent from time to time execute such documents and perform such acts as Agent may reasonably require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section.

4. Other Liability of Guarantors or Company. If any Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Company to Creditors other than under this Guarantee, such liability shall not be in any manner impaired or affected hereby, and the rights of Creditors hereunder shall be cumulative of any and all other rights that Creditors may have against such Guarantor.

5. Assignment. This Guarantee is for the benefit of Creditors and their respective successors and assigns, and in the event of an assignment of the Guaranteed Obligations of the Company, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations of the Company so assigned, may be transferred with such Guaranteed Obligations of the Company. Each Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations of the Company, or any part thereof, and agrees that failure to give notice will not affect the liabilities of such Guarantor hereunder.

6. Binding Effect. This Guarantee is binding not only on Guarantors, but also on each of the Guarantors’ respective successors and assigns. Without limitation of any other term, provision or waiver contained herein, each Guarantor hereby acknowledges and agrees that it has been furnished true, complete and correct copies of the Transaction Documents and has reviewed the terms and provisions thereof (including, without limitation, the Guaranteed Obligations of the Company).

7. Nature of Guarantee. Each Guarantor hereby acknowledges and agrees that this Guarantee (a) is a guaranty of payment and not only of collection and that each Guarantor is liable hereunder as a primary obligor, (b) shall only be deemed discharged after the indefeasible satisfaction in full of the Guaranteed Obligations of the Company and the Debt, (c) shall not be reduced, released, discharged, satisfied or otherwise impacted in connection with (i) any act or occurrence that might, but for the provisions hereof, be deemed a legal or equitable reduction, satisfaction, discharge or release and/or (ii) Creditors’ enforcement of remedies under the Transaction Documents and (d) shall survive the foregoing and shall not merge with any resulting foreclosure deed, deed in lieu or similar instrument (if any).

8. Governing Law. This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such state without regards to the conflicts of laws principles thereof other than mandatory provisions of law.

9. Invalidity of Certain Provisions. If any provision of this Guarantee or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guarantee nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guarantee, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable legal requirements.

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10. Attorneys’ Fees, Costs and Expenses of Collection. Each Guarantor shall pay on demand all attorneys’ fees, costs and expenses and all other costs and expenses incurred by Creditors in the enforcement of or preservation of Creditors’ rights under this Guarantee including, without limitation, all court costs, whether or not suit is filed herein, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guarantee against any other Guarantor, if there be more than one. Each Guarantor’s obligations and liabilities under this Section 10 shall survive any payment or discharge in full of the Guaranteed Obligations of the Company.

11. Payments. All sums payable under this Guarantee shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

12. Controlling Agreement. It is not the intention of Creditors or Guarantors to obligate Guarantors to pay interest in excess of that lawfully permitted to be paid by Guarantors under applicable legal requirements. Should it be determined that any portion of the Guaranteed Obligations of the Company or any other amount payable by any Guarantor under this Guarantee constitutes interest in excess of the maximum amount of interest that such Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable legal requirements, the obligation of such Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable legal requirements.

13. Notices. All notices, communications or deliveries provided for hereunder must be in writing and will be deemed to have been duly given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email prior to 5:30 p.m. (New York City time) on any Trading Day; (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day; (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given, addressed as follows:

if to any Guarantor:	at the applicable address set forth on Schedule 1 hereto

with a copy to:	Nauticus Robotics, Inc.
17146 Feathercraft Lane, Suite 450
Webster, TX 77598
Attention: Mr. Nicholas Bigney
Email: ********

if to any Creditor:	as set forth in the Loan Agreement

or as to the Guarantors or the Creditors, at such other address as shall be designated by such party in a written notice to the other parties delivered in accordance with this Section 13.

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14. Cumulative Rights. The exercise by Creditors of any right or remedy hereunder or under any other Transaction Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Creditors shall have all rights, remedies and recourses afforded to Creditors by reason of this Guarantee or any other Transaction Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against each Guarantor or others obligated for the Guaranteed Obligations of the Company, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole discretion of Creditors, as applicable, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantors that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of any Guarantor or of any breach of any of the provisions of this Guarantee or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Creditors shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on any Guarantor in any case shall of itself entitle any Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guarantee or any right, remedy or recourse of Creditors with respect hereto, or any default or breach, can be waived, nor can this Guarantee or any Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guarantee) executed, and delivered to Guarantors, by Creditors.

15. Subrogation. Notwithstanding anything to the contrary contained herein, (a) Guarantors shall not have any right of subrogation in or under any of the Transaction Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Guaranteed Obligations of the Company, until the Guaranteed Obligations of the Company have been fully and finally paid, and (b) if any Guarantor is or becomes an “insider” (as defined in Section 101 of the Bankruptcy Code) with respect to the Company, then such Guarantor hereby irrevocably and absolutely waives any and all rights of contribution, indemnification, reimbursement or any similar rights against the Company with respect to this Guarantee (including any right of subrogation, except to the extent of collateral held by Agent), whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that neither Guarantor shall be deemed to be a “creditor” (as defined in Section 101 of the Bankruptcy Code) of the Company by reason of the existence of this Guarantee in the event that the Company or any Guarantor becomes a debtor in any proceeding under the Bankruptcy Code. This waiver is given to induce Creditors to advance the loans evidenced by the Loan Agreement to the Company.

16. Further Assurances. Each Guarantor at such Guarantor’s expense will promptly execute and deliver to any Creditor upon such Creditor’s reasonable request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of such Guarantor under this Guarantee.

17. No Fiduciary Relationship. The relationship between Creditors, respectively, and Guarantors, is solely that of lender and guarantor. No Creditor has a fiduciary or other special relationship with or duty to Guarantors and none are created hereby or may be inferred from any course of dealing or act or omission of any Creditor.

18. Interpretation. If this Guarantee is signed by more than one Person as “Guarantor”, then the term “Guarantor” as used in this Guarantee shall refer to all such Persons jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Guarantee are made by and shall be binding upon each and every such undersigned Person, jointly and severally and Creditors may pursue any Guarantor hereunder without being required (i) to pursue any other Guarantor hereunder or (ii) pursue rights and remedies under the Loan Agreement or any other Transaction Documents.

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19. Time of Essence. Time shall be of the essence in this Guarantee with respect to all of the Guarantors’ obligations hereunder.

20. Execution. This Guarantee may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement.

21. Entire Agreement. This Guarantee embodies the entire agreement between Creditors, respectively, and Guarantors with respect to the guaranty by Guarantors of the Guaranteed Obligations of the Company. This Guarantee supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligations of the Company. No condition or conditions precedent to the effectiveness of this Guarantee exist. This Guarantee shall be effective upon execution by Guarantor and delivery to Creditors. This Guarantee may not be modified, amended or superseded except in a writing signed by the Creditors and Guarantors referencing this Guarantee by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. The Transaction Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

22. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND CREDITORS MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS GUARANTEE AND ANY OTHER TRANSACTION DOCUMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTEE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH GUARANTOR, AND EACH GUARANTOR HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTEE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

23. Consent to Jurisdiction. Each Guarantor irrevocably submits generally and unconditionally for itself and in respect of its property to the nonexclusive jurisdiction of the federal and state courts located in the City of New York, Borough of Manhattan over any suit, action or proceeding arising out of, or relating to, this Guarantee, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that such Guarantor may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claims that any such suit, action or proceeding is brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon each Guarantor and may be enforced in any court in which any Guarantor is subject to jurisdiction, by a suit upon such judgment provided that service of process is effected such Guarantor as provided in the Transaction Documents or as otherwise permitted by applicable legal requirements. Each Guarantor hereby releases, to the extent permitted by applicable legal requirements, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which such Guarantor may otherwise be entitled under the laws of the United States of America or of any state of possession of the United States of America now in force and which may hereinafter be enacted. The authority and power to appear for and enter judgment against any Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as Creditors shall deem necessary and desirable, for all of which this Guarantee shall be sufficient warrant.

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24. Waivers.

(a) Each Guarantor hereby agrees that no Creditor’s rights or remedies nor any Guarantor’s obligations under the terms of this Guarantee shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of each Guarantor under this Guarantee shall be absolute and unconditional irrespective of (and each Guarantor hereby waives any rights or protections related to):

(i) any limitation of liability or recourse in any other Transaction Document or arising under any law;

(ii) any claim or defense that this Guarantee was made without consideration or is not supported by adequate consideration;

(iii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations of the Company;

(iv) any homestead exemption or any other similar exemption under applicable legal requirements and each Guarantor hereby waives the benefit of any such exemption as to the Guaranteed Obligations of the Company;

(v) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations of the Company, including any impairment of any Guarantor’s recourse against any Person or collateral;

(vi) whether express or by operation of law, any partial release of the liability of any Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Creditors covering all or any part of the Guaranteed Obligations of the Company, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release or settlement of the Company or any other party liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations of the Company;

(vii) the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, amalgamation, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of the Company or any other party at any time liable for the payment or performance of any or all of the Guaranteed Obligations of the Company;

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(viii) either with or without notice to or consent of Guarantors: any renewal, extension, modification or rearrangement of the terms of any or all of the Guaranteed Obligations of the Company and/or any of the Transaction Documents;

(ix) any neglect, lack of diligence, delay, omission, failure, or refusal of Creditors to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations of the Company, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Transaction Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations of the Company;

(x) any failure of Creditors to notify Guarantors of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations of the Company or any part thereof, or of any Transaction Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Creditors against the Company or any security or other recourse, or of any new agreement between Creditors and the Company, it being understood that no Creditor shall be required to give Guarantors any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations of the Company, any and all rights to notice Guarantor may have otherwise had being hereby waived by each Guarantor, and each Guarantor shall be responsible for obtaining for itself information regarding the Company, including, but not limited to, any changes in the business or financial condition of the Company, and each Guarantor acknowledges and agrees that no Creditors shall have any duty to notify any Guarantor of any information which Creditors may have concerning the Company;

(xi) if for any reason any Creditor is required to refund any payment by the Company to any other party liable for the payment or performance of any or all of the Guaranteed Obligations of the Company or pay the amount thereof to someone else;

(xii) the making of advances by any Creditor to protect its interest in the collateral under the Security Documents (as defined in the Pledge and Security Agreement) (the “Collateral”), preserve the value of the Collateral or for the purpose of performing any term or covenant contained in any of the Transaction Documents;

(xiii) the existence of any claim, counterclaim, set off, recoupment, reduction or defense based upon any claim or other right that any Guarantor may at any time have against the Company, Creditor, or any other Person, whether or not arising in connection with this Guarantee, the Loan Agreement or any other Transaction Document;

(xiv) the unenforceability of all or any part of the Guaranteed Obligations of the Company against the Company, whether because the Guaranteed Obligations of the Company exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations of the Company, or any part thereof, is ultra vires, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Transaction Documents, or because the Company has any valid defense, claim or offset with respect thereto, or because the Company’ obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that each Guarantor shall remain liable hereon regardless of whether the Company or any other Person be found not liable on the Guaranteed Obligations of the Company, or any part thereof, for any reason (and regardless of any joinder of the Company or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations of the Company);

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(xv) any order, ruling or plan of reorganization emanating from proceedings under any bankruptcy or similar insolvency laws with respect to the Company or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations of the Company, whether or not consented to by Creditors; and/or

(xvi) any partial or total transfer, pledge and/or reconstitution of the Company and/or any direct or indirect owner of the Company (regardless of whether the same is permitted under the Transaction Documents).

(b) This Guarantee shall be effective as a waiver of, and each Guarantor hereby expressly waives:

(i) any and all rights to which any Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Creditors to take prior recourse or proceedings against any collateral, security or Person whatsoever;

(ii) any other circumstance that may constitute a defense of the Company or any Guarantor hereunder and/or under the other Transaction Documents; and

(iii) any right and/or requirement of or related to notice, presentment, protest, notice of protest, further notice of nonpayment, notice of dishonor, default, nonperformance, intent to accelerate, acceleration, existence of the Debt and/or any amendment or modification of the Debt.

25. Representations, Warranties and Covenants of Guarantors and the Company. Each Guarantor hereby makes the following representations and warranties as of the date hereof or as of the date such Guarantor joins this Guarantee:

(a) Organization and Qualification. Such Guarantor is duly organized, validly existing and in good standing under the laws of the applicable jurisdiction set forth on Schedule 1 attached hereto, with the requisite corporate or other power and authority to own and use its properties and assets and to carry on its business as currently conducted. Such Guarantor is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Guarantee in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of such Guarantor or (z) adversely impair in any material respect such Guarantor’s ability to perform fully on a timely basis its obligations under this Guarantee (a “Material Adverse Effect”).

(b) Authorization; Enforcement. Such Guarantor has the requisite corporate or other power and authority to enter into and to consummate the transactions contemplated by this Guarantee, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guarantee by such Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action on the part of such Guarantor. This Guarantee has been duly executed and delivered by such Guarantor and constitutes the valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

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(c) No Conflicts. There is no existing event of default, and no event has occurred which with the passage of time or the giving of notice or both will constitute an event of default, under any agreement to which such Guarantor is a party, the effect of which event of default will impair performance by such Guarantor of such Guarantor’s obligations pursuant to and as contemplated by the terms of this Guarantee, and neither the execution and delivery of this Guarantee nor compliance with the terms and provisions hereof (i) will violate any presently existing provision of law or any presently existing regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, or (ii) will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of such Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which such Guarantor is a party or by which such Guarantor or any of such Guarantor’s property may be subject, or in the event of any such conflict, the required consent or waiver of the other party or parties thereto has been validly granted, is in full force and effect, is valid and sufficient therefor and has been approved in writing by Creditors.

(d) Consents and Approvals. Such Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by such Guarantor of this Guarantee.

(e) Action. There are no actions, suits or proceedings pending or threatened in writing against such Guarantor before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind that will adversely affect performance by such Guarantor of such Guarantor’s obligations pursuant to and as contemplated by the terms and provisions of this Guarantee.

(f) Loan Agreement. The representations and warranties of the Company set forth in the Loan Agreement as they relate to each Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Loan Agreement, and the Lenders shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 25, be deemed to be a reference to such Guarantor’s knowledge.

(g) Each of the representations and covenants of and/or relating to such Guarantor set forth in the other Transaction Documents are hereby re-made by such Guarantor and incorporated herein by reference as if fully set forth herein.

26. Additional Guarantors. The Company and each Guarantor shall cause each of its Subsidiaries formed or acquired on or subsequent to the date hereof to become a Guarantor for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of Annex 1 hereto.

27. Solvency. On the date hereof and immediately following the effectiveness of this Guarantee, each Guarantor will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to any Guarantor on a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such Guarantor are not less than the total amount required to pay the probable liabilities of such Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Guarantor is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Guarantor is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) such Guarantor is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Guarantor is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected by such Guarantor to become an actual or matured liability.

28. Creditors. Any reference to an action that may be taken or not taken by “Creditors” in this Agreement shall be deemed to be a reference to an action that may be taken or not taken by the Required Lenders.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Guarantors have duly executed this Subsidiary Guarantee as of the date first written above.

GUARANTOR:

NAUTICUS ROBOTICS HOLDINGS, INC.
(F/K/A NAUTICUS ROBOTICS, INC.)

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTIWORKS LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS FLEET LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS USA LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

Acknowledged and agreed:

COMPANY:

NAUTICUS ROBOTICS, INC.
(F/K/A CLEANTECH ACQUISITION CORP.)

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

[Signature Page to Subsidiary Guarantee]

SCHEDULE 1

GUARANTORS

ANNEX 1

to

SUBSIDIARY GUARANTEE

ASSUMPTION AGREEMENT, dated as of _____________ __, ____ made by ______________________________, a __________________________ (the “Additional Guarantor”), in favor of the Creditors. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee.

W I T N E S S E T H :

WHEREAS, Nauticus Robotics, Inc. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation (together with its successors and assigns, the “Company”), has entered into the Senior Secured Term Loan Agreement, dated as of January 30, 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among the Company, the Agent, and the lenders from time to time party thereto;

WHEREAS, in connection with the Loan Agreement, NAUTICUS ROBOTICS HOLDINGS, INC. (F/K/A NAUTICUS ROBOTICS, INC.), a Texas corporation (together with its successors and assigns, “Nauticus Sub”), NAUTIWORKS LLC, a Delaware limited liability company (together with its successors and assigns, “NautiWorks”), NAUTICUS ROBOTICS FLEET LLC, a Delaware limited liability company (together with its successors and assigns, “Nauticus Fleet”), and NAUTICUS ROBOTICS USA LLC, a Delaware limited liability company (together with its successors and assigns “Nauticus USA”) have entered into a Subsidiary Guarantee, dated as of January 30, 2024 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”) in favor of the Creditors;

WHEREAS, the Transaction Documents (as defined in the Loan Agreement) require the Additional Guarantor to become a party to the Guarantee; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee.

NOW, THEREFORE, IT IS AGREED

1. Guarantee. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 26 of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Schedule 1 hereto is hereby added to the information set forth in Schedule 1 to the Guarantee. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 25 of the Guarantee is true and correct on and as the date hereof as to such Additional Guarantor (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

Schedule 1

ADDITIONAL GUARANTOR

Name	State of Incorporation/ Formation	Notice Address

Exhibit 10.5

EXECUTION VERSION

PARI PASSU INTERCREDITOR AGREEMENT

Dated as of January 30, 2024

among

Nauticus Robotics, Inc. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation as Borrower,

and the Grantors from time to time party hereto,

ATW Special Situations Management LLC,

as the Credit Agreement Collateral Agent for the Credit Agreement Secured Parties,

and

Acquiom Agency Services LLC

as the 2023 First Lien Agent,

PARI PASSU INTERCREDITOR AGREEMENT, dated as of January 30, 2024 (as amended, restated, amended and restated, extended, supplemented and/or otherwise modified from time to time, this “Agreement”), among Nauticus Robotics, Inc. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation (the “Borrower”), the Grantors (as defined below) from time to time party hereto, ATW Special Situations Management LLC, as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors, designees and sub-agents, in such capacity, the “Credit Agreement Collateral Agent”), Acquiom Agency Services LLC, as collateral agent for the 2023 First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “2023 First Lien Agent”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Agreement Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties) and the 2023 First Lien Agent (for itself and on behalf of the 2023 First Lien Secured Parties) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“2023 First Lien Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“2023 First Lien Agreement” mean that certain Senior Secured Term Loan Agreement, dated as of September 18, 2023, among the Borrower, the other Grantors identified therein, the 2023 First Lien Agent and the other 2023 First Lien Secured Parties party thereto, as amended, restated, amended and restated, extended, supplemented and/or otherwise modified from time to time.

“2023 First Lien Collateral Documents” means the 2023 First Lien Security Agreement, the other Security Documents (as defined in the 2023 First Lien Agreement) and each other agreement entered into in favor of the 2023 First Lien Agent for the purpose of securing any 2023 First Lien Obligations.

“2023 First Lien Debt Documents” means the 2023 First Lien Agreement, the 2023 First Lien Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the 2023 First Lien Obligations.

“2023 First Lien Obligations” means the “Secured Obligations” as such term is defined in the 2023 First Lien Security Agreement.

“2023 First Lien Secured Parties” means the 2023 First Lien Agent and the holders of the 2023 First Lien Obligations issued pursuant to the 2023 First Lien Agreement.

“2023 First Lien Security Agreement” means the Pledge and Security agreement, dated as September 18, 2023, among the Borrower, the other Grantors party thereto, the 2023 First Lien Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented and/or otherwise modified from time to time.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, as now or hereafter in effect.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors as now or hereafter in effect.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means all assets and properties subject to any Lien created pursuant to any First Lien Collateral Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent and (ii) in the case of the 2023 First Lien Obligations, the 2023 First Lien Agent.

“Controlling Collateral Agent” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the 2023 First Lien Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Collateral Agent is the Controlling Collateral Agent for such Shared Collateral.

“Credit Agreement” means that certain Senior Secured Term Loan Agreement, dated as of even date herewith, among Nauticus Robotics, Inc. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation, as the Borrower, the lenders party thereto from time to time and the Credit Agreement Collateral Agent, as amended, restated, amended and restated, extended, supplemented and/or otherwise modified from time to time.

“Credit Agreement Collateral Agent” has the meaning set forth in the introductory paragraph hereof.

“Credit Agreement Collateral Documents” means the Credit Agreement Security Agreement, the other Security Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Credit Agreement Collateral Agent for the purpose of securing any Credit Agreement Obligations.

“Credit Agreement Loan Documents” means the Credit Agreement, the Credit Agreement Collateral Documents and the other “Transaction Documents” (as such term is defined in the Credit Agreement).

“Credit Agreement Obligations” means the “Secured Obligations” (as such term is defined in the Credit Agreement Security Agreement).

“Credit Agreement Secured Parties” means the Credit Agreement Collateral Agent and the holders of the Credit Agreement Obligations issued pursuant to the Credit Agreement.

“Credit Agreement Security Agreement” means that certain Pledge and Security Agreement, dated as even date herewith, among the Borrower, the other Grantors party thereto and Credit Agreement Collateral Agent.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Series. The term “Discharged” shall have a corresponding meaning.

“Event of Default” means an “Event of Default” (or other similarly defined term) as defined in any First Lien Debt Document.

“First Lien Debt Documents” means, collectively, (i) the Credit Agreement and (ii) the 2023 First Lien Debt Documents.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) 2023 First Lien Obligations.

“First Lien Collateral Documents” means (i) the Credit Agreement Collateral Documents and (ii) the 2023 First Lien Collateral Documents.

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the 2023 First Lien Secured Parties.

“Grantors” means Borrower and each Subsidiary of the Borrower that has granted a security interest to any First Lien Secured Party pursuant to any First Lien Debt Document (including any Subsidiary which becomes a party to this Agreement as contemplated by Section 5.16). The Grantors other than the Borrower existing on the date hereof are set forth in Annex I hereto. From and after the date hereof additional Grantors may become a party hereto pursuant to a joinder agreement in form and substance reasonably satisfactory to such Grantors and the Controlling Collateral Agent.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Insolvency or Liquidation Proceeding” means:

(1) any case or proceeding commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, trust (deemed or statutory) or security interest in, on or of such asset, whether or not filed, recorded or otherwise perfected under applicable law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that in no event shall an operating lease be deemed to be a Lien.

“Non-Controlling Collateral Agent” means, at any time, with respect to any Shared Collateral, any Collateral Agent that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date which is 150 days after the occurrence of both (i) an Event of Default (under and as defined in the 2023 First Lien Debt Document under which such Non-Controlling Collateral Agent is the Collateral Agent) and (ii) the Controlling Collateral Agent’s and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) an Event of Default (under and as defined in the 2023 First Lien Debt Document under which such Non-Controlling Collateral Agent is the Collateral Agent) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable First Lien Debt Document; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Credit Agreement Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or any portion thereof or (2) at any time the Grantor that has granted a security interest in such Shared Collateral or any portion thereof is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Pledged or Controlled Collateral” means any Shared Collateral in the possession or control of a Collateral Agent (or its agents or bailees), to the extent that possession or control thereof or of any account in which such Shared Collateral is held perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Pledged or Controlled Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments and Chattel Paper or any Deposit Account, commodities account or securities account, in each case, delivered to or in the possession or control of the Collateral Agent under the terms of the First Lien Debt Documents.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such) and (ii) the 2023 First Lien Secured Parties (in their capacities as such) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations and (ii) the 2023 First Lien Obligations.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations (or their Collateral Agents) hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, amended and restated, supplemented or otherwise modified and, with respect to any statute or regulation, all statutory and regulatory provisions consolidating, replacing or interpreting such statute or regulation, (ii) any reference herein to any person shall be construed to include such person’s successors and assigns, but shall not be deemed to include the subsidiaries of such person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03. Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clause (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law), any reference to such First Lien Obligations or the First Lien Debt Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Priority of Claims.

(a) Anything contained herein or in any of the First Lien Debt Documents to the contrary notwithstanding, if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Borrower or any other Grantor (including any adequate protection payments) or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any First Lien Secured Party or received by any Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement (other than this Agreement) with respect to such Shared Collateral and proceeds of any such distribution or payment (subject, in the case of any such proceeds, distribution or payment, to the sentence immediately following) (all payments, distributions, proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such payments or distribution being collectively referred to as “Proceeds”) shall be applied (i) FIRST, to the payment in full in cash of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any First Lien Debt Document, (ii) SECOND, subject to Section 1.03, to the payment in full in cash of the remaining First Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable First Lien Debt Documents, provided that following the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely as among the holders of First Lien Obligations and solely for purposes of this clause SECOND and not any First Lien Debt Documents, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of First Lien Obligations of each Series of First Lien Obligations shall include only the maximum amount of Post-Petition Interest on the First Lien Obligations allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding; and (iii) THIRD, after payment in full in cash and Discharge of all First Lien Obligations, to the Borrower and the Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same pursuant to any other intercreditor agreement, if in effect, or otherwise, or as a court of competent jurisdiction may direct. If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a).

(b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant First Lien Debt Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any applicable real estate laws, or any other applicable law or the First Lien Debt Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever, each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02. Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) Only the Controlling Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Credit Agreement Collateral Agent is the Controlling Collateral Agent, no 2023 First Lien Secured Party shall, or shall instruct any Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any 2023 First Lien Collateral Document, applicable law or otherwise, it being agreed that only the Credit Agreement Collateral Agent, acting in accordance with the Credit Agreement Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(b) With respect to any Shared Collateral, (i) the Controlling Collateral Agent shall act with respect to the Shared Collateral, (ii) the Controlling Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Collateral Agent (or any other Non-Controlling Secured Party) and (iii) no Non-Controlling Collateral Agent or other Non-Controlling Secured Party shall, or shall instruct the Controlling Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Collateral Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent, acting in accordance with the First Lien Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(c) Notwithstanding the equal priority of the Liens securing each Series of First Lien Obligations, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or the Controlling Secured Party or any other exercise by the Controlling Collateral Agent or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party or any Collateral Agent with respect to any Collateral not constituting Shared Collateral.

(d) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties on all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

SECTION 2.03. No Interference; Payment Over.

(a) Each First Lien Secured Party agrees that (i) it will not (and shall be deemed to have waived any right to) challenge, contest, or question, or support any other person in challenging, contesting, or questioning, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity, allowability, or enforceability of any First Lien Obligations of any Series or any First Lien Collateral Document or the validity, attachment, perfection or priority of any Lien under any First Lien Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Secured Party from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code (or any equivalent provision of any other Bankruptcy Law), (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) exercise, or direct the Controlling Collateral Agent or any other First Lien Secured Party to exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshalled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement, other than this Agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.

SECTION 2.04. Automatic Release of Liens.

(a) If at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged in connection with the completion of such sale or disposition; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

(b) Each Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent or the Borrower to evidence and confirm any release of Shared Collateral provided for in this Section 2.04.

SECTION 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding, including any proceeding under the Bankruptcy Code or any other Bankruptcy Law by or against the Borrower or any of its Subsidiaries. Without limiting the generality of the foregoing, it is acknowledged and agreed that this Agreement constitutes an agreement within the scope of Section 510(a) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, including with respect to the provisions of this Article II, and all references to “Grantor” shall include any Grantor as debtor and debtor in possession (and any receiver, trustee, or other estate representative for such Grantor, as the case may be) in any Insolvency or Liquidation Proceeding.

(b) If the Borrower and/or any other Grantor shall become subject to an Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party (other than the Controlling Collateral Agent or any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) and/or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent or any Controlling Secured Party shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-á-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of such Insolvency or Liquidation Proceeding, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-á-vis the First Lien Secured Parties (other than any liens of the First Lien Secured Parties constituting DIP Financing Liens) as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01, and (D) if any First Lien Secured Parties are granted adequate protection with respect to the First Lien Obligations, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Collateral Agent that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing and/or use of cash collateral.

SECTION 2.06. Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference or fraudulent transfer under the Bankruptcy Code, other Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07. Insurance. As between the First Lien Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08. [Reserved].

SECTION 2.09. Controlling Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Pledged or Controlled Collateral shall be delivered, or control thereof shall be transferred, to the Controlling Collateral Agent, and the Controlling Collateral Agent agrees to hold (and, pending delivery or transfer of control of the Pledged or Controlled Collateral to the Controlling Collateral Agent, each other Collateral Agent agrees to hold) any Shared Collateral constituting Pledged or Controlled Collateral that is part of the Collateral from time to time in its possession or control (or in the possession or control of any agent or bailee) as gratuitous bailee for the benefit and on behalf of each other First Lien Secured Party and any assignee, in each case, solely for the purpose of perfecting the security interest granted in such Pledged or Controlled Collateral, if any, pursuant to the applicable First Lien Debt Documents, subject to the terms and conditions of this Section 2.09; provided, that at any time the Credit Agreement Collateral Agent ceases to be the Controlling Collateral Agent, the Credit Agreement Collateral Agent, at the request of the Controlling Collateral Agent, shall promptly deliver all Pledged or Controlled Collateral to the Controlling Collateral Agent, in its capacity as the successor Controlling Collateral Agent, together with any necessary endorsements (or otherwise allow the Controlling Collateral Agent to obtain control of such Pledged or Controlled Collateral). The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of the willful misconduct or gross negligence of such Collateral Agent or any affiliate, director, officer, employee, agent or attorney-in-fact of such Collateral Agent as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(b) In the event that any First Lien Secured Party other than the Controlling Collateral Agent receives any Pledged or Controlled Collateral, then such First Lien Secured Party shall promptly deliver, or transfer control of, such Pledged or Controlled Collateral (including any Proceeds therefrom), together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, to the Controlling Collateral Agent.

(c) [reserved]

(d) The duties and responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Pledged or Controlled Collateral as gratuitous bailee for the benefit and on behalf of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties thereon.

(e) In furtherance of the foregoing, each Grantor hereby grants a security interest in the Shared Collateral to the Controlling Collateral Agent that controls Shared Collateral for the benefit of all First Lien Secured Parties which have been granted a Lien on the Shared Collateral controlled by such Collateral Agent.

SECTION 2.10. Amendments to First Lien Collateral Documents.

(a) Without the prior written consent of each other Collateral Agent, on behalf of itself and each other First Lien Secured Party represented by it, each Collateral Agent agrees that no First Lien Collateral Document to which such Collateral Agent is a party may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Borrower.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01. Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon an officer’s certificate of the Borrower. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Controlling Collateral Agent

SECTION 4.01. Appointment and Authority.

(a) Notwithstanding any other provision of this Agreement (including Section 2.09), nothing herein shall be construed to impose any fiduciary or other duty on any Controlling Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Controlling Collateral Agent, except that each Controlling Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01. Each of the First Lien Secured Parties hereby irrevocably appoints and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Controlling Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Collateral Agent pursuant to the applicable First Lien Debt Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Collateral Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV and paragraph 25(m) of the Credit Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the First Lien Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes.

(b) In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Debt Documents, as applicable, pursuant to which the Controlling Collateral Agent is the Collateral Agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that neither the Controlling Collateral Agent nor any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement which any Collateral Agent or any First Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Debt Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Collateral Agent or any holders of First Lien Obligations, in any Insolvency or Liquidation Proceeding, of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Borrower or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Collateral Agent representing holders of First Lien Obligations for which such Collateral constitutes Shared Collateral.

(c) The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Controlling Collateral Agent, and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party,” “Credit Agreement Secured Parties,” “2023 First Lien Secured Party,” or “2023 First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.02. Exculpatory Provisions. The Controlling Collateral Agent shall not have any duties or obligations to the Non-Controlling Collateral Agents and the First Lien Secured Parties except those expressly set forth herein. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(c) shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct. The Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First-Lien Obligations unless and until notice describing such Event of Default and referencing applicable agreement is given to the Controlling Collateral Agent;

(d) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Collateral Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Collateral Documents, (5) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (6) the satisfaction of any condition set forth in any First Lien Debt Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent;

(e) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;

(f) need not segregate money held hereunder from other funds except to the extent required by law; and

(g) shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Credit Agreement Collateral Agent, to it at:

ATW Special Situations Management LLC

17 State Street, Suite 2130,

New York, N.Y. 10004

Attn: Alex LaViolette, Isaac Barber,

Antonio Ruiz-Gimenez

Email: ********

with a copy (which shall not constitute notice) to:

Blank Rome LLP

One Logan Square

130 North 18th Street

Philadelphia, PA 19103

Attn: Heather Sonnenberg, Esq.

Email: ********

(b) if to the 2023 First Lien Agent, to it at:

Acquiom Agency Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Attn: Karyn Kesselring, Director

Email: ********

With a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP

One Vanderbilt Avenue

New York, NY 10017

Attn: Jonathan Levine

Email: ********

(c) if to any Grantor, to Borrower, at:

Nauticus Robotics, Inc.

17146 Feathecraft Lane, Suite 450

Webster, TX 77598

Attn: Mr. Nicholas Bigney

Email: ********

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201-7932

Attn: John Caverlee

Email: ********

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Controlling Collateral Agent and each other Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02. Waivers; Amendment.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of, imposes additional duties on, or otherwise adversely affects the Borrower or any Grantor, with the consent of the Borrower).

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, as well as the other First Lien Secured Parties, all of which are intended to be bound by, and to be third party beneficiaries of, this Agreement, provided that notwithstanding the foregoing the Loan Parties shall be third party beneficiaries only with respect to Sections 2.04, 2.05, 2.08, 2.09, 2.10, 5.03 of this Agreement and any other provision hereof pursuant to which rights are explicitly provided to the Loan Parties.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 5.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.08. Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent, on behalf of itself and the First Lien Secured Parties of the Series for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Debt Documents (other than solely for recognition and enforcement of any judgment in respect thereof), to the exclusive jurisdiction of the courts of the State of New York and the courts of the United States for the Southern District of New York, in each case, located in the Borough of Manhattan, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such person (or its Collateral Agent) at the address and as set forth in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09. WAIVER OF JURY TRIAL. EACH PARTY (ON BEHALF OF ITSELF, ANY PERSON CLAIMING BY, ON BEHALF, OR THROUGH SUCH PARTY, OR ANY PERSON ON WHOSE BEHALF SUCH PARTY IS ACTING) HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the First Lien Debt Documents or any of the other First Lien Debt Documents, the provisions of this Agreement shall control. Notwithstanding the foregoing, in the event that pursuant to the terms of any First Lien Debt Document any person succeeds to or is substituted for the “Borrower” thereunder, then any reference to the “Borrower” herein shall be deemed to refer to such successor person and the parties hereto shall take such actions as may be necessary to give effect thereto.

SECTION 5.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Borrower, any other Grantor or any creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any 2023 First Lien Debt Documents), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09, 2.10 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13. [Reserved].

SECTION 5.14. Agent Capacities. Except as expressly provided herein or in the Credit Agreement Collateral Documents, ATW Special Situations Management LLC is acting in the capacity of Credit Agreement Collateral Agent. Except as expressly provided herein or in the Additional First Lien Collateral Documents, Acquiom Agency Services LLC is acting in the capacity of 2023 First Lien Agent solely for the 2023 First Lien Secured Parties. Except as expressly set forth herein, neither the Credit Agreement Collateral Agent nor the 2023 First Lien Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable First Lien Debt Documents.

SECTION 5.15. Integration. This Agreement together with the other First Lien Debt Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other First Lien Debt Documents.

SECTION 5.16. Additional Grantors. In the event any Subsidiary shall have granted a Lien on any of its assets to secure any First Lien Obligations, the Borrower shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor.” Upon the execution and delivery by any Subsidiary of a joinder hereto in form and substance reasonably satisfactory to the Controlling Collateral Agent, any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named herein. The execution and delivery of any such joinder shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ATW Special Situations Management LLC, as Credit Agreement Collateral Agent

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Authorized Signatory

Acquiom Agency Services LLC, as 2023 First Lien Agent

By:	/s/ Karyn Kesselring
Name:	Karyn Kesselring
Title:	Director

NAUTICUS ROBOTICS, INC. (F/K/A CLEANTECH ACQUISITION CORP.), as Borrower

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS HOLDINGS, INC. (F/K/A NAUTICUS ROBOTICS, INC.), as a Grantor

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTIWORKS LLC, as a Grantor

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

[Signature Page to Pari Passu Intercreditor Agreement]

NAUTICUS ROBOTICS FLEET LLC, as a Grantor

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS USA LLC, as a Grantor

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

[Signature Page to Pari Passu Intercreditor Agreement]

ANNEX I

Grantors

1.	Nauticus Robotics Holdings, Inc. (f/k/a Nauticus Robotics, Inc.), a Texas corporation

2.	NautiWorks LLC, a Delaware limited liability company

3.	Nauticus Robotics Fleet LLC, a Delaware limited liability company

4.	Nauticus Robotics USA LLC, a Delaware limited liability company

Annex I-1

Exhibit 10.6

EXECUTION VERSION

INTERCREDITOR AGREEMENT

Dated as of January 30, 2024

among

ATW Special Situations Management LLC,

as 2024 First Lien Collateral Agent,

and

ATW Special situations i llc,

as Second Lien Collateral Agent,

and acknowledged and agreed to by

NAUTICUS ROBOTICS, INC.,

as the Company,

and the other Grantors referred to herein

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Section 7.	Reliance; Waivers; Etc	32

7.1	Reliance	32
7.2	No Warranties or Liability	32
7.3	No Waiver of Lien Priorities	33
7.4	Obligations Unconditional	33

Section 8.	Miscellaneous	34

8.1	Integration/Conflicts	34
8.2	Effectiveness; Continuing Nature of this Agreement; Severability	34
8.3	Amendments; Waivers	34
8.4	Information Concerning Financial Condition of the Company and its Subsidiaries	35
8.5	Subrogation	36
8.6	[Reserved]	36
8.7	Submission to Jurisdiction; Certain Waivers	36
8.8	WAIVER OF JURY TRIAL	37
8.9	Notices	38
8.10	Further Assurances	38
8.11	Applicable Law	38
8.12	Binding on Successors and Assigns	38
8.13	Section Headings	39
8.14	Counterparts	39
8.15	Authorization	39
8.16	No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights	39
8.17	No Indirect Actions	39
8.18	Additional Grantors	40
8.19	Equity Rights	40
8.20	Acknowledgment of Other Agreements	40

EXHIBITS

Exhibit A –	Joinder Agreement (Additional Grantors)

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INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of January 30, 2024, and entered into by and among ATW Special Situations Management LLC, as collateral agent for the holders of the 2024 First Lien Obligations (as defined below) (in such capacity and together with its successors from time to time, the “2024 First Lien Collateral Agent”), and ATW Special Situations I LLC, as agent for the holders of the Second Lien Obligations (as defined below) (in such capacity and together with its successors from time to time, the “Second Lien Collateral Agent”), and acknowledged and agreed to by NAUTICUS ROBOTICS, INC., a Delaware corporation (the “Company”), and the other Grantors (as defined below) party hereto from time to time. Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The Company, the lenders party thereto and the 2024 First Lien Collateral Agent have entered into the Senior Secured Term Loan Agreement dated as of even date herewith (as amended, modified, supplemented, or amended and restated from time to time in accordance with the terms of this Agreement, “2024 First Lien Credit Agreement”);

In connection with the Securities Purchase Agreement dated as of December 16, 2021, the Company issued its 5% Original Issue Discount Senior Secured Convertible Debentures dated as of September 9, 2022, in the original aggregate principal amount of $36,530,320 (as amended, modified, supplemented, exchanged or amended and restated from time to time in accordance with the terms of this Agreement, the “Second Lien Credit Agreement”);

Pursuant to (i) the 2024 First Lien Credit Agreement, the Company has caused, and has agreed to cause, certain of the Company’s current and future Subsidiaries to guarantee the 2024 First Lien Obligations (as defined below) pursuant to the Subsidiary Guarantee dated as of the date hereof (as amended, modified, supplemented or amended and restated from time to time, the “2024 First Lien Guarantee”) and (ii) the Second Lien Credit Agreement, the Company has caused certain of the Company’s current and future Subsidiaries to guarantee the Second Lien Obligations (as defined below) pursuant to the Subsidiary Guarantee dated as of September 9, 2022 (as amended, modified, supplemented or amended and restated from time to time, the “Second Lien Guarantee”);

The obligations of the Company and the other Grantors under the 2024 First Lien Credit Agreement and the obligations under the 2024 First Lien Guarantee of the Company the Company’s Subsidiaries party thereto will be secured on a first-priority basis by liens on substantially all the assets of the Company and such Subsidiaries (such current and future Subsidiaries of the Company providing a guaranty thereof, the “Guarantor Subsidiaries”), pursuant to the terms of the 2024 First Lien Collateral Documents (as defined below);

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The obligations of the Company under the Second Lien Credit Agreement and the obligations of the Company and the Guarantor Subsidiaries under the Second Lien Guarantee will be secured on a second-priority basis by liens on substantially all the assets of the Company and the Guarantor Subsidiaries, pursuant to the terms of the Second Lien Collateral Documents (as defined below);

The 2024 First Lien Loan Documents and the Second Lien Loan Documents (each, as defined below) provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral (as defined below); and

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the 2024 First Lien Collateral Agent (on behalf of each 2024 First Lien Claimholder (as defined below)) and the Second Lien Collateral Agent (on behalf of each Second Lien Claimholder (as defined below)), intending to be legally bound, hereby agrees as follows:

AGREEMENT

Section 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2024 First Lien Cap Amount” means, at any time and in respect of 2024 First Lien Obligations, a principal amount equal to the sum of (i) $75,000,000, plus (ii) any accrued pay-in-kind interest on such principal amount, minus (iii) the amount of any repayments and commitment reductions with respect to the 2024 First Lien Obligations.

“2024 First Lien Claimholders” means, at any relevant time, the holders of 2024 First Lien Obligations at that time, including the 2024 First Lien Lenders and the agents under the 2024 First Lien Loan Documents.

“2024 First Lien Collateral” means all of the assets and property of the Company or any other Grantor, whether real, personal or mixed, in which the holders of 2024 First Lien Obligations (or the 2024 First Lien Collateral Agent) hold, purport to hold or are required to hold, a security interest at such time (or are deemed pursuant to Section 2 to hold a security interest), including any property subject to Liens granted pursuant to Section 6 to secure the 2024 First Lien Obligations, including any property or assets subject to replacement Liens or adequate protection Liens in favor of any 2024 First Lien Claimholder.

“2024 First Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“2024 First Lien Collateral Documents” means the Security Documents (as defined in the 2024 First Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any 2024 First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

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“2024 First Lien Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“2024 First Lien Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the 2024 First Lien Loan Documents.

“2024 First Lien Guarantee” has the meaning set forth in the Recitals to this Agreement.

“2024 First Lien Lenders” means the “Lenders” under and as defined in the 2024 First Lien Loan Documents.

“2024 First Lien Loan Documents” means the 2024 First Lien Credit Agreement and the Transaction Documents (as defined in the 2024 First Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other 2024 First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any 2024 First Lien Obligations, including any intercreditor or joinder agreement among holders of 2024 First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“2024 First Lien Obligations” means, subject to clause (c) hereof, the following:

(a) all “Obligations” (as such term is defined in the 2024 First Lien Credit Agreement) and other obligations outstanding under, and all other obligations in respect of, the 2024 First Lien Credit Agreement and the other 2024 First Lien Loan Documents;

(b) to the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the 2024 First Lien Loan Documents are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the 2024 First Lien Claimholders and the Second Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “2024 First Lien Obligations”; and

(c) notwithstanding the foregoing, if the sum of principal portion of the 2024 First Lien Obligations, is in excess of the 2024 First Lien Cap Amount, then only that principal portion of the 2024 First Lien Obligations equal to the 2024 First Lien Cap Amount shall be included in 2024 First Lien Obligations, and interest, fees, reimbursement obligations and other amounts with respect to such Indebtedness. The principal portion of 2024 First Lien Obligations in excess of the 2024 First Lien Cap Amount and all interest, fees and other Obligations related to such excess shall constitute Excess First Lien Obligations under this Agreement.

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“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Claimholders” means the 2024 First Lien Claimholders or the Second Lien Claimholders, as the context may require.

“Collateral” means, at any time, all of the assets and property of any Grantor, whether real, personal or mixed, constituting 2024 First Lien Collateral and Second Lien Collateral.

“Collateral Agent” means any 2024 First Lien Collateral Agent and/or any Second Lien Collateral Agent, as the context may require.

“Collateral Documents” means the 2024 First Lien Collateral Documents and the Second Lien Collateral Documents.

“Company” has the meaning set forth in the Preamble to this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Declined Liens” has the meaning set forth in Section 2.3.

“DIP Financing” has the meaning set forth in Section 6.3.

“Discharge of 2024 First Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:

(a) payment in full in cash of the principal of and accrued and unpaid interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the 2024 First Lien Documents and constituting 2024 First Lien Obligations;

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(b) payment in full in cash of all other 2024 First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any contingent indemnification or reimbursement obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(c) termination or expiration of all commitments, if any, to extend credit that would constitute 2024 First Lien Obligations.

“Discharge of Second Lien Obligations” means each of the following has occurred:

(a) payment in full in cash of the principal of and accrued and unpaid interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Second Lien Loan Documents and constituting Second Lien Obligations;

(b) payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any contingent indemnification or reimbursement obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(c) termination or expiration of all commitments, if any, to extend credit that would constitute Second Lien Obligations.

“Disposition” has the meaning set forth in Section 5.1(b).

“Enforcement Action” means any action to:

(a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the 2024 First Lien Loan Documents or the Second Lien Loan Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b) solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, to conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of marketing, promoting, and selling Collateral, in each case under the 2024 First Lien Loan Documents or the Second Lien Loan Documents;

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(c) receive a transfer of Collateral in satisfaction of Indebtedness under the 2024 First Lien Loan Documents or the Second Lien Loan Documents or any other Obligation secured thereby; or

(d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the 2024 First Lien Loan Documents or Second Lien Loan Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of Equity Interests comprising Collateral);

provided, however, that, in all events, notwithstanding anything contained herein to the contrary, the exercise by the 2024 First Lien Collateral Agent, any 2024 First Lien Claimholder, the Second Lien Collateral Agent, any Second Lien Claimholder or any affiliate of any of the foregoing of any rights with respect to any equity, equity component or conversion feature under the 2024 First Lien Credit agreement, the 2024 First Lien Loan Documents, the Second Lien Credit Agreement and Second Lien Loan Documents, including, without limitation, any conversion, redemption or exchange (in whole or in part) of the 2024 First Lien Debt or the Second Lien Debt into Equity Interests, any amendment, waiver or modification to any of the terms and/or conditions of any equity, equity component, exchange or conversion feature under the 2024 First Lien Credit Agreement, the 2024 First Lien Loan Documents, the Second Lien Credit Agreement and/or Second Lien Loan Documents, as applicable and/or any subscription agreement, registration rights agreement and/or any other related document, agreement and/or Equity Interest, the exercise of any term or condition of any Equity Interest (including, without limitation, any warrants, options or ratchets), the exercise of any rights under any subscription agreement, registration rights agreement, and/or any other related document, agreement and/or Equity Interest, and/or organizational documents (including any shareholder agreements) of any Grantors, in each case, with respect to any Equity Interest of any Grantor (whether or not outstanding as of the date hereof), or any sale or resale of any Equity Interests of the Grantors (collectively referred to as “Equity Rights”), shall not constitute an Enforcement Action by the 2024 First Lien Collateral Agent, any 2024 First Lien Claimholder, the Second Lien Collateral Agent or any Second Lien Claimholder, and neither such Equity Interests, nor any Equity Interest Proceeds with respect thereto, shall be subject to any subordination or other restrictive provisions provided in this Agreement. Notwithstanding the foregoing and for the avoidance of doubt, the rights of the Second Lien Collateral Agent and any Second Lien Claimholders to cash payments of Second Lien Obligations pursuant to the Second Lien Loan Documents, solely to the extent settled in cash (and not settled, converted or exchanged in equity or equity-linked securities) is subject to the terms of this Agreement.

“Enforcement Notice” has the meaning set forth in Section 3.1(h).

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“Equity Interests” means any capital stock or other security of the any Person or any of its subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of such Person or any of its subsidiaries, including, without limitation, common equity, preferred equity, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to, directly or indirectly, purchase or acquire any such Equity Interest.

“Equity Interest Proceeds” means any cash or other asset proceeds received by any Person from the sale or resale of any Equity Interest (or any capital stock issued or issuable upon conversion, exercise or exchange of any Equity Interest, as applicable).

“Equity Rights” has the meaning given to such term in the definition of Enforcement Action.

“Excess First Lien Obligations” means any 2024 First Lien Obligations that would constitute 2024 First Lien Obligations if not for the 2024 First Lien Cap Amount together with interest, fees and expenses to the extent directly related to such 2024 First Lien Obligations that are in excess of the 2024 First Lien Cap Amount.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means the Company, each of the other Guarantor Subsidiaries and each other Person that has or may from time to time hereafter execute and deliver any 2024 First Lien Collateral Document or Second Lien Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof) to secure any 2024 First Lien Obligations or Second Lien Obligations, as the context may require.

“Guarantor Subsidiaries” has the meaning set forth in the Recitals to this Agreement.

“Indebtedness” means and includes all indebtedness for borrowed money.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

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(c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Joinder Agreement” means a supplement to this Agreement in the form of Exhibit A hereto required to be executed pursuant to Section 8.18 hereof.

“Lien” means any lien (including, judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof), UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.

“New Agent” has the meaning set forth in Section 5.6.

“New First Lien Debt Notice” has the meaning set forth in Section 5.6.

“Obligations” means the 2024 First Lien Obligations and the Second Lien Obligations.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.5.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the 2024 First Lien Loan Documents or the Second Lien Loan Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Purchase Price” has the meaning set forth in Section 5.7.

“Recovery” has the meaning set forth in Section 6.5.

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at that time, including the Second Lien Collateral Agent under the Second Lien Loan Documents.

“Second Lien Collateral” means all of the assets and property of the Company or any other Grantor, whether real, personal or mixed, in which the holders of Second Lien Obligations (or the Second Lien Collateral Agent) hold, purport to hold or are required to hold, a security interest at such time, including any property subject to Liens granted pursuant to Section 6 to secure both 2024 First Lien Obligations and Second Lien Obligations, including any property or assets subject to replacement Liens or adequate protection Liens in favor of any Second Lien Claimholder.

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“Second Lien Collateral Documents” means the any agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“Second Lien Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Second Lien Loan Documents.

“Second Lien Guarantee” has the meaning set forth in the Recitals to this Agreement.

“Second Lien Collateral Agent” has the meaning set forth in the Preamble of this Agreement.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and the Transaction Documents (as defined in the Second Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“Second Lien Obligations” means all obligations outstanding under, and all other obligations in respect of, the Second Lien Credit Agreement and the other Second Lien Loan Documents. “Second Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Standstill Period” has the meaning set forth in Section 3.1.

“Subsidiary” means, with respect to any Person (the “parent”), any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person or, in the case of a partnership, constituting a majority of the outstanding voting general partnership interests of such Person (in each case irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or Controlled by the parent or one or more Subsidiaries of the parent or by the parent and one or more of the Subsidiaries of the parent.

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“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference herein to any agreement, instrument or other document, shall be construed as referring to such agreement, instrument or other document, as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns from time to time;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Priorities.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the 2024 First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable law or the Second Lien Loan Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the 2024 First Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, hereby agrees that:

(a) any Lien on the Collateral securing any 2024 First Lien Obligations now or hereafter held by or on behalf of the 2024 First Lien Collateral Agent or any 2024 First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations; and

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(b) any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any 2024 First Lien Obligations.

2.2 Prohibition on Contesting Liens. Each of the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, and the 2024 First Lien Collateral Agent, for itself and on behalf of each other 2024 First Lien Claimholder, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the 2024 First Lien Claimholders in the 2024 First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the 2024 First Lien Collateral Agent or any other 2024 First Lien Claimholder or the Second Lien Collateral Agent or any other Second Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the 2024 First Lien Obligations as provided in Sections 2.1 and 3.1.

2.3 No New Liens. So long as the Discharge of 2024 First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the 2024 First Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof; provided that this provision will not be violated with respect to any 2024 First Lien Obligations if the 2024 First Lien Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property and either the Company or the 2024 First Lien Collateral Agent states in writing that the 2024 First Lien Loan Documents prohibit the 2024 First Lien Collateral Agent from accepting a Lien on such asset or property, or the 2024 First Lien Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined lien, a “2024 First Lien Declined Lien”).

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(b) grant or permit any additional Liens on any asset or property to secure any 2024 First Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Lien Obligations; provided that this provision will not be violated with respect to any Second Lien Obligations if the Second Lien Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property and the Second Lien Collateral Agent states in writing that the Second Lien Loan Documents prohibit the Second Lien Collateral Agent from accepting a Lien on such asset or property, or the Second Lien Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined lien, a “Second Lien Declined Lien” and, together with the 2024 First Lien Declined Liens, the “Declined Liens”).

If any Second Lien Collateral Agent or any Second Lien Claimholder shall hold any Lien on any assets or property of any Grantor securing any Second Lien Obligations that are not also subject to the first-priority Liens, other than any Declined Liens, securing all 2024 First Lien Obligations under the 2024 First Lien Collateral Documents, such Second Lien Collateral Agent or Second Lien Claimholder shall notify the 2024 First Lien Collateral Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien, other than any such Lien that would constitute a Declined Lien, on such assets or property to the 2024 First Lien Collateral Agent as security for the 2024 First Lien Obligations, such Second Lien Collateral Agent and Second Lien Claimholders shall be deemed to hold and have held such Lien for the benefit of the 2024 First Lien Collateral Agent and the other 2024 First Lien Claimholders, other than any 2024 First Lien Claimholders whose 2024 First Lien Loan Documents prohibit them from taking such Liens, as security for the 2024 First Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any 2024 First Lien Collateral Agent and/or the 2024 First Lien Claimholders, the Second Lien Collateral Agent, on behalf of each Second Lien Claimholder, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2. If the 2024 First Lien Collateral Agent, any 2024 First Lien Lender or any 2024 First Lien Claimholder shall hold any Lien on any assets or property of any Grantor securing any 2024 First Lien Obligations that are not also subject to the second-priority Liens, other than any Declined Liens, securing all Second Lien Obligations under the Second Lien Collateral Documents, the 2024 First Lien Collateral Agent, such 2024 First Lien Lender or such 2024 First Lien Claimholder (i) shall notify the Second Lien Collateral Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien, other than any such Lien that would constitute a Declined Lien, on such assets or property to the Second Lien Collateral Agent as security for the Second Lien Obligations, the 2024 First Lien Collateral Agent, such 2024 First Lien Lender and 2024 First Lien Claimholders shall be deemed to hold and have held such Lien for the benefit of the Second Lien Collateral Agent and the other Second Lien Claimholders. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any of the Second Lien Collateral Agent and/or the Second Lien Claimholders, the 2024 First Lien Collateral Agent, on behalf of each 2024 First Lien Claimholder, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens and Agreements. The parties hereto agree that, subject to the immediately preceding paragraph and Declined Liens, it is their intention that the 2024 First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.10, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the 2024 First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the 2024 First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the 2024 First Lien Loan Documents and the Second Lien Loan Documents; and

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(b) that the documents and agreements creating or evidencing the 2024 First Lien Collateral and the Second Lien Collateral and guarantees for the 2024 First Lien Obligations and the Second Lien Obligations, subject to Section 2.3, shall be in all material respects the same forms of documents other than with respect to provisions (x) to reflect the first lien and the second lien nature of the Obligations thereunder and (y) relating to the Equity Rights.

2.5 Perfection of Liens. Except for the arrangements contemplated by Section 5.5, neither the 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders, on one hand, nor the Second Lien Collateral Agent or the Second Lien Claimholders, on the other hand, shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the other. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the 2024 First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand and such provisions shall not impose on the 2024 First Lien Collateral Agent, the 2024 First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.

2.6 No Claim Subordination. The subordination of Liens securing Second Lien Obligations to Liens securing 2024 First Lien Obligations set forth in this Section 2 affects only the relative priority of those Liens, and does not subordinate the Second Lien Obligations in right of payment to the 2024 First Lien Obligations. Nothing in this Agreement will affect the entitlement of any 2024 First Lien Claimholder or Second Lien Claimholder to receive and retain required payments of interest, principal, and other amounts in respect of a 2024 First Lien Obligation or Second Lien Obligation (other than in connection with a turnover of proceeds of Collateral pursuant to this Agreement in connection with an Enforcement Action), as applicable, or exercise any rights with respect to any Equity Rights or any Equity Interests or Equity Interest Proceeds, as applicable.

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Section 3. Enforcement.

3.1 Exercise of Remedies.

(a) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Collateral Agent and the Second Lien Claimholders:

(1) will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral; provided that the Second Lien Collateral Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the earlier of: (i) following the occurrence of any Event of Default under any Second Lien Loan Document, the date on which the 2024 First Lien Collateral Agent was given notice thereof in accordance with Section 8.9 and (ii) following the occurrence of the acceleration of the Second Lien Obligations, the date on which the 2024 First Lien Collateral Agent was given notice thereof in accordance with Section 8.9 (the “Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall the Second Lien Collateral Agent or any Second Lien Claimholder exercise any rights or remedies with respect to the Collateral so long as, notwithstanding the expiration of the Standstill Period, the 2024 First Lien Collateral Agent or 2024 First Lien Claimholders shall have commenced and be diligently pursuing an Enforcement Action with respect to all or any material portion of the Collateral or the Company or any other Grantor is then, and then only for so long as it remains, a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding (with prompt notice of such exercise to be given to the Second Lien Collateral Agent);

(2) will not contest, protest, hinder, delay, or object to any foreclosure proceeding or action brought by the 2024 First Lien Collateral Agent or any 2024 First Lien Claimholder or any other exercise by the 2024 First Lien Collateral Agent or any 2024 First Lien Claimholder of any rights and remedies relating to the Collateral under the 2024 First Lien Loan Documents or otherwise (including any Enforcement Action initiated by or supported by the 2024 First Lien Collateral Agent or any 2024 First Lien Claimholder);

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(3) subject to their rights under clause (a)(1) above, will not object to the forbearance by the 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as any proceeds received by the 2024 First Lien Collateral Agent in excess of those necessary to achieve a Discharge of 2024 First Lien Obligations are distributed in accordance with Section 4.1 hereof and applicable law (to the extent such law is not inconsistent with the priority of distributions provided under Section 4.1 hereof);

(4) will not attempt to direct the 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders to exercise any right, remedy or power with respect to the Collateral or exercise any consent to the exercise by the 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders of any right, remedy or power with respect to the Collateral;

(5) will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders seeking damages or other relief by way of specific performance, instructions or otherwise with respect to, and neither the 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders will be liable for, any action taken or omitted to be taken by any of them with respect to the Collateral;

(6) will not take any action to cause or attempt to cause any Lien on the Collateral securing the Second Lien Obligations to be senior to or pari passu with the Liens securing the 2024 First Lien Obligations; and

(7) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement or the enforceability of any Lien securing the 2024 First Lien Obligations. The foregoing shall not be construed to prohibit the Second Lien Collateral Agent from enforcing the provisions of this Agreement.

(b) [Reserved].

(c) Until the Discharge of 2024 First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 3.1(a)(1), the 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders shall have the exclusive right to commence and maintain an Enforcement Action (except that Second Lien Collateral Agent shall have the credit bid rights set forth in Section 3.1(d)(7)), and subject to Section 5.1, to make determinations regarding the release or dispositions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Claimholder; provided that any proceeds received by the 2024 First Lien Collateral Agent in excess of those necessary to achieve a Discharge of 2024 First Lien Obligations are distributed to the Second Lien Collateral Agent in accordance with the relative priorities described herein. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders may enforce the provisions of the 2024 First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with this Agreement and any applicable law and without consultation with the Second Lien Collateral Agent or any Second Lien Claimholder. Such exercise and enforcement shall include, subject to compliance with applicable laws, the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

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(d) Notwithstanding the foregoing, the Second Lien Collateral Agent and any Second Lien Claimholder may:

(1) vote, file proofs of claim and take any other action not in violation of the provisions of this Agreement with respect to the Second Lien Obligations in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor;

(2) take any action (not adverse to the priority status of the Liens on the Collateral securing the 2024 First Lien Obligations, or the rights of any 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect the validity, enforceability, perfection or priority (to the extent permitted by this Agreement) of its Lien on the Collateral and neither the 2024 First Lien Collateral Agent nor the other 2024 First Lien Claimholders will object to or contest, or otherwise support any other person in contesting or objecting to, any such action;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, not in violation of the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Second Lien Collateral Agent or any Second Lien Claimholder may seek, or otherwise support, any relief that would alter the lien priorities provided herein or otherwise be inconsistent with or seek to contravene the provisions of this Agreement;

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(5) exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a)(1); provided that in the event that the exercise any of rights or remedies are necessary at any time after the expiration of the Standstill Period, the 2024 First Lien Claimholders and the Second Lien Claimholders shall reasonably discuss the possibility of undertaking a coordinated enforcement process, provided that neither party shall be responsible for paying the other party’s costs in connection with any such enforcement and, unless the 2024 First Lien Claimholders and the Second Lien Claimholders otherwise agree in writing, such discussions shall not reinstate or otherwise extend the Standstill Period or constitute a forbearance or waiver of the Second Lien Claimholders’ ability to exercise rights or remedies after the termination of the Standstill Period;

(6) exercise any right or remedy permitted under Section 3.1(f);

(7) bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by the 2024 First Lien Collateral Agent or any 2024 First Lien Claimholder, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of 2024 First Lien Obligations;

(8) take any action to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims;

(9) seek specific performance or other injunctive relief to compel the Company to comply with a non-payment obligation (including, without limitation, any Equity Rights) under any Second Lien Loan Document or other agreement or Equity Interest with respect to any Equity Rights;

(10) exercise any Equity Rights; and

(11) inspect or appraise the Collateral (and engage or retain investment bankers or appraisers for the sole purpose of appraising or valuing the Collateral) or receive information or reports concerning the Collateral.

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The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of 2024 First Lien Obligations has occurred, except as expressly permitted by Section 3.1(a)(1) (to the extent the Second Lien Collateral Agent and Second Lien Claimholders are permitted to retain the proceeds thereof in accordance with Section 4.2 of this Agreement).

(e) Subject to Sections 3.1(a) and (d) and Section 6.3(b):

(1) the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, agrees that the Second Lien Collateral Agent and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the 2024 First Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral by the 2024 First Lien Collateral Agent, whether by foreclosure or otherwise, absent gross negligence, willful misconduct, bad faith, self-dealing or fraud on the part of 2024 First Lien Collateral Agent or such 2024 First Lien Claimholder, as the case may be;

(2) the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor to object to the manner in which the 2024 First Lien Collateral Agent or the First Lien Claimholders seek to enforce or collect the 2024 First Lien Obligations or the Liens securing the 2024 First Lien Obligations granted in any of the 2024 First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the 2024 First Lien Collateral Agent or 2024 First Lien Claimholders is adverse to the interest of the Second Lien Claimholders, in each case absent gross negligence, willful misconduct, bad faith, self-dealing or fraud on the part of the 2024 First Lien Collateral Agent or such 2024 First Lien Claimholder, as the case may be; and

(3) the Second Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the 2024 First Lien Credit Documents.

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(f) As long as such exercise is not contrary to the terms of this Agreement, and whether or not any Insolvency or Liquidation Proceeding has been commenced, the Second Lien Collateral Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Loan Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any Grantor); provided that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the 2024 First Lien Obligations) in the same manner as the other Liens securing the Second Lien Obligations are subject to this Agreement.

(g) Nothing in this Agreement shall prohibit or limit the payment to and the receipt by the Second Lien Collateral Agent or any Second Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them or as a result of any other violation by any Second Lien Claimholder of the express terms of this Agreement. Except as may be expressly provided herein to the contrary for the exclusive benefit of the Second Lien Claimholders, nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders may have with respect to the 2024 First Lien Collateral.

(h) The 2024 First Lien Collateral Agent shall endeavor to deliver simultaneous written notice to the Second Lien Collateral Agent of the 2024 First Lien Collateral Agent commencing any Enforcement Action (“Enforcement Notice”).

3.2 Specific Performance. Each of the 2024 First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement. The 2024 First Lien Collateral Agent, for itself and on behalf of each other 2024 First Lien Claimholder under the 2024 First Lien Loan Documents, and the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder under the Second Lien Loan Documents, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders or the Second Lien Collateral Agent or the Second Lien Claimholders, as the case may be. No provision of this Agreement shall constitute or be deemed to constitute a waiver by the 2024 First Lien Collateral Agent for itself and on behalf of each other 2024 First Lien Claimholder or the Second Lien Collateral Agent for itself and on behalf of each other Second Lien Claimholder of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement or their respective 2024 First Lien Loan Documents or Second Lien Loan Documents, as the case may be.

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Section 4. Payments.

4.1 Application of Proceeds. So long as the Discharge of 2024 First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by the 2024 First Lien Collateral Agent or 2024 First Lien Claimholders shall be applied by the 2024 First Lien Collateral Agent to the 2024 First Lien Obligations in such order as specified in the relevant 2024 First Lien Loan Documents. Upon the Discharge of 2024 First Lien Obligations, the 2024 First Lien Collateral Agent shall deliver any remaining Collateral and proceeds thereof held by it in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representation or warranty) first, unless a Discharge of Second Lien Obligations has already occurred, to the Second Lien Collateral Agent to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in such order as specified in the Second Lien Loan Documents until a Discharge of Second Lien Obligations, second, if there are any Excess First Lien Obligations, to 2024 First Lien Collateral Agent for application to the Excess First Lien Obligations in such order as specified in the 2024 First Lien Loan Documents until payment in full in cash of all such Excess First Lien Obligations, and third, following any Discharge of 2024 First Lien Obligations, Discharge of Second Lien Obligations and payment in full in cash of any Excess First Lien Obligations, to the Company or as a court of competent jurisdiction may otherwise direct. For the avoidance of doubt, the parties hereto hereby acknowledge and agree that Equity Interest Proceeds with respect to Equity Rights are not proceeds from Collateral.

4.2 Payments Over. So long as the Discharge of 2024 First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or any proceeds thereof received by the Second Lien Collateral Agent or any Second Lien Claimholders solely in connection with any Enforcement Action or other exercise of any right or remedy relating to the Collateral shall be applied in accordance with Section 4.1 hereof.

Section 5. Other Agreements.

5.1 Releases.

(a) If in connection with any Enforcement Action by the 2024 First Lien Collateral Agent, in each case prior to the Discharge of 2024 First Lien Obligations, the 2024 First Lien Collateral Agent, for itself or on behalf of any other 2024 First Lien Claimholder, releases any of its Liens on any part of the Collateral or, in connection with the sale or disposition of all or substantially all of the equity interests of any Guarantor Subsidiary, releases any Guarantor Subsidiary from its obligations under its guaranty of the 2024 First Lien Obligations, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Guarantor Subsidiary under its guaranty of the Second Lien Obligations, shall be automatically released to the same extent as the Liens of the 2024 First Lien Collateral Agent so long as the proceeds are applied in accordance with Section 4.1. If in connection with any Enforcement Action or other exercise of rights and remedies by the 2024 First Lien Collateral Agent, in each case prior to the Discharge of 2024 First Lien Obligations, the Equity Interests of any Person are foreclosed upon or otherwise disposed of and the 2024 First Lien Collateral Agent releases its Lien on the property or assets of such Person then the Liens of Second Lien Collateral Agent with respect to the property or assets of such Person will be automatically released to the same extent as the Liens of the 2024 First Lien Collateral Agent. The Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the 2024 First Lien Collateral Agent or such Guarantor Subsidiary such termination statements, releases and other documents as the 2024 First Lien Collateral Agent or such Guarantor Subsidiary may reasonably request to effectively confirm the foregoing releases.

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(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by any Grantor (collectively, a “Disposition”) permitted under the terms of the 2024 First Lien Loan Documents and permitted under the terms of the Second Lien Loan Documents (other than in connection with an Enforcement Action of the 2024 First Lien Collateral Agent’s remedies in respect of the Collateral which shall be governed by Section 5.1(a) above), the 2024 First Lien Collateral Agent, for itself or on behalf of any other 2024 First Lien Claimholder, releases any of its Liens on any part of the Collateral, or releases any Guarantor Subsidiary from its obligations under its guaranty of the 2024 First Lien Obligations, in each case other than in connection with, or following, the Discharge of 2024 First Lien Obligations, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Guarantor Subsidiary under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the 2024 First Lien Collateral Agent or such Guarantor Subsidiary such termination statements, releases and other documents as the 2024 First Lien Collateral Agent or such Grantor may reasonably request to effectively confirm such release.

(c) Until the Discharge of 2024 First Lien Obligations occurs and upon the occurrence and during the continuance of an Event of Default under the 2024 First Lien Credit Agreement, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, hereby irrevocably constitutes and appoints the 2024 First Lien Collateral Agent and any officer or agent of the 2024 First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or such holder or in the 2024 First Lien Collateral Agent’s own name, from time to time in the 2024 First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release, solely to the extent the Second Lien Collateral Agent failed to take such actions within a commercially reasonable period of time. This power is coupled with an interest and is irrevocable until the Discharge of 2024 First Lien Obligations.

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(d) Until the Discharge of 2024 First Lien Obligations occurs, to the extent that the 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders (i) have released any Lien on Collateral or any Guarantor Subsidiary from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new Liens or additional guarantees from any Guarantor Subsidiary, then the Second Lien Collateral Agent, for itself and for the Second Lien Claimholders, shall automatically be deemed to have been granted a Lien on any such Collateral (except to the extent such Lien represents a Second Lien Declined Lien with respect to the Indebtedness represented by the Second Lien Collateral Agent), subject to the lien subordination provisions of this Agreement, and the Second Lien Collateral Agent shall be granted an additional guaranty, as the case may be, and each applicable Grantor shall execute any documentation reasonably requested by the Second Lien Collateral Agent to evidence any such grant.

5.2 Insurance. Until the earlier to occur of the Discharge of 2024 First Lien Obligations or the expiration of the Standstill Period, the 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the 2024 First Lien Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of 2024 First Lien Obligations has occurred, and subject to the rights of the Grantors under the 2024 First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral shall be paid to the 2024 First Lien Collateral Agent for the benefit of the 2024 First Lien Claimholders pursuant to the terms of the 2024 First Lien Loan Documents and thereafter, if a Discharge of 2024 First Lien Obligations has occurred, and subject to the rights of the Grantors under the Second Lien Loan Documents, to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents and then, if a Discharge of Second Lien Obligations has occurred, to the payment of any Excess First Lien Obligations and, thereafter, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of 2024 First Lien Obligations has occurred, if the Second Lien Collateral Agent or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, then it shall segregate and hold in trust and forthwith pay such proceeds over to the 2024 First Lien Collateral Agent in accordance with the terms of Section 4.2.

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5.3 Amendments to 2024 First Lien Loan Documents and Second Lien Loan Documents.

(a) The 2024 First Lien Loan Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms; provided that any such amendment, restatement, supplement or modification shall not, without the consent of the Second Lien Collateral Agent (acting at the direction of a majority in interest of the Second Lien Claimholders):

(1) increase the then-outstanding principal amount of the 2024 First Lien Obligations in excess of the 2024 First Lien Cap Amount;

(2) prohibit payments of principal and interest on the Second Lien Obligations or any exercise of the Equity Rights in connection therewith;

(3) increase the interest rate or yield, including by increasing the “applicable margin” or similar component of the interest rate (other than any increase occurring because of fluctuations in underlying rate indices, pricing grids, the imposition of the default rate of interest in accordance with the terms of the 2024 First Lien Credit Agreement, or changes in interest rates resulting from the replacement of any rate index/indices with an alternative rate index/indices), by imposing fees or premiums, or by modifying the method of computing interest, or modify or implement any letter of credit, commitment, facility, utilization, make-whole or similar fee so that the combined interest rate and fees are increased by more than 2.0% per annum in excess of the total yield on Indebtedness outstanding thereunder as in effect on the date hereof (excluding any (x) customary amendment or consent fees or (y) increases resulting from the accrual of interest at the default rate);

(4) shorten the scheduled maturity of the 2024 First Lien Obligations or provide for any scheduled principal amortization other than those provided for in the 2024 First Lien Credit Agreement as in effect on the date hereof, other than with respect to the exercise of any Equity Rights; or

(5) amend the 2024 First Lien Loan Documents in any manner which would have the effect of contravening the terms of this Agreement.

(b) Without the prior written consent of a majority in interest of the 2024 First Lien Lenders, no Second Lien Loan Document may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time or entered into (1) unless such amendment, supplement, waiver or modification relates to the Second Lien Equity Rights and (2) to the extent such amendment, restatement, supplement or modification, or the terms of any new Second Lien Loan Document, would:

(1) increase the then-outstanding principal amount of the Second Lien Obligations in excess of (x) $45,000,000 plus (y) any accrued pay-in-kind interest on such principal amount;

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(2) prohibit payments of principal and interest on the 2024 First Lien Obligations (other than payment of principal thereof in excess of the 2024 First Lien Cap Amount) or any exercise of the Equity Rights in connection therewith;

(3) increase the interest rate or yield, including by increasing the “applicable margin” or similar component of the interest rate (other than any increase occurring because of fluctuations in underlying rate indices, pricing grids, the imposition of the default rate of interest in accordance with the terms of the 2024 First Lien Credit Agreement, or changes in interest rates resulting from the replacement of any rate index/indices with an alternative rate index/indices), by imposing fees or premiums, or by modifying the method of computing interest, or modify or implement any letter of credit, commitment, facility, utilization, make-whole or similar fee so that the combined interest rate and fees are increased by a rate that would result in such interest rate or yield being in excess of 2.0% per annum less than such interest rate or yield accruing with respect to the 2024 First Lien Obligations (excluding any (a) customary amendment or consent fees or (b) increases resulting from the accrual of interest at the default rate), other than with respect to the exercise of any Equity Rights;

(1) shorten the scheduled maturity of the Second Lien Obligations or provide for any scheduled principal amortization other than those provided for in the Second Lien Credit Agreement as in effect on the date hereof, other than with respect to the exercise of any Equity Rights;

(2) amend the Second Lien Loan Documents in any manner which would have the effect of contravening the terms of this Agreement.

5.4 Confirmation of Lien Subordination in Second Lien Collateral Documents. The Company and each other Grantor agrees that, each Second Lien Collateral Document executed and delivered after the date hereof shall include the following language (or language to similar effect approved by the 2024 First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to the Second Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of January 30, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2024 Intercreditor Agreement”), among ATW Special Situations Management LLC, as 2024 First Lien Collateral Agent, and ATW SPECIAL SITUATIONS I LLC, as Second Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the 2024 Intercreditor Agreement shall govern and control.”

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5.5 Gratuitous Bailee/Agent for Perfection.

(a) The 2024 First Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to or does perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the 2024 First Lien Claimholders and as gratuitous bailee for the Second Lien Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose of perfecting the security interest granted under the 2024 First Lien Loan Documents and the Second Lien Loan Documents, respectively, subject to the terms and conditions of this Section 5.5. Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the 2024 First Lien Collateral Agent, the 2024 First Lien Collateral Agent agrees to also hold control over such deposit accounts as gratuitous agent for the Second Lien Collateral Agent, subject to the terms and conditions of this Section 5.5.

(b) The 2024 First Lien Collateral Agent shall have no obligation whatsoever to the 2024 First Lien Claimholders, the Second Lien Collateral Agent or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors, to perfect the security interest of the Second Lien Collateral Agent or other Second Lien Claimholders or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the 2024 First Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to deposit accounts, agent) in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge of 2024 First Lien Obligations as provided in paragraph (d) below.

(c) None of the 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders shall have by reason of the 2024 First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the Second Lien Collateral Agent or any Second Lien Claimholder and the Second Lien Collateral Agent and the Second Lien Claimholders hereby waive and release the 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders from all claims and liabilities arising pursuant to the 2024 First Lien Collateral Agent’s role under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the Second Lien Claimholders on the other hand, may differ and the 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Second Lien Collateral Agent or the Second Lien Claimholders.

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(d) Upon the Discharge of 2024 First Lien Obligations under the 2024 First Lien Loan Documents to which the 2024 First Lien Collateral Agent is a party, the 2024 First Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) as provided in Section 4.1. The 2024 First Lien Collateral Agent further agrees to take all other action reasonably requested by the Second Lien Collateral Agent at the expense of the Second Lien Collateral Agent or the Company in connection with the Second Lien Collateral Agent obtaining a first-priority interest in the Collateral.

5.6 When Discharge of 2024 First Lien Obligations Deemed to Not Have Occurred. If, substantially contemporaneously with the Discharge of 2024 First Lien Obligations, the Company or any other Grantor enters into any refinancing of the 2024 First Lien Credit Agreement, which refinancing is permitted by the Second Lien Loan Documents, then such Discharge of 2024 First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of 2024 First Lien Obligations), and, from and after the date on which the New First Lien Debt Notice is delivered to the Second Lien Collateral Agent in accordance with the next sentence, the obligations under such refinancing of the 2024 First Lien Loan Documents shall automatically be treated as 2024 First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the 2024 First Lien Collateral Agent under such 2024] First Lien Loan Documents shall be the 2024 First Lien Collateral Agent for all purposes of this Agreement. Upon the Second Lien Collateral Agent’s receipt of a written notice (the “New First Lien Debt Notice”) stating that the Company or any other Grantor has entered into a new 2024 First Lien Credit Agreement (which notice shall include such new 2024 First Lien Credit Agreement and all 2024 First Lien Loan Documents (other than any fee letters or other documents containing confidential business information) executed or delivered in connection therewith, and the identity of the new first lien collateral agent, such agent, the “New Agent”), the Second Lien Collateral Agent shall promptly enter into amendments or supplements to this Agreement to the extent necessary to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The New Agent shall agree in a writing reasonably satisfactory to the Second Lien Collateral Agent and addressed to the Second Lien Collateral Agent and the Second Lien Claimholders to be bound by the terms of this Agreement. If the new 2024 First Lien Obligations under the new 2024 First Lien Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second-priority Lien, subject in priority only to the 2024 First Lien Obligations, on such assets to the same extent provided in the Second Lien Collateral Documents and this Agreement except to the extent such Lien on such assets constitutes a Second Lien Declined Lien.

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5.7 Purchase Right.

(a) Without prejudice to the enforcement of any of the 2024 First Lien Claimholders’ remedies under the 2024 First Lien Loan Documents, this Agreement, at law or in equity or otherwise, the 2024 First Lien Claimholders agree at any time following the first to occur of (1) the commencement of any Insolvency or Liquidation Proceeding, (2) the acceleration of the 2024 First Lien Obligations or taking of any Enforcement Action, (3) a payment default with respect to any 2024 First Lien Obligations that has not been cured or waived within 60 days after the occurrence thereof or (4) delivery of an Enforcement Notice, the Second Lien Claimholders will have the option to purchase, and the 2024 First Lien Claimholders shall be obligated to sell on the date provided in the notice to 2024 First Lien Claimholders of the exercise of such purchase option by the Second Lien Claimholders (the “Proposed Purchase Date”), the entire aggregate amount (but not less than the entirety) of outstanding 2024 First Lien Obligations (but specifically excluding any Excess First Lien Obligations on or prior to the Proposed Purchase Date) at the Purchase Price without warranty or representation or recourse except as provided in Section 5.7(d), on a pro rata basis among the 2024 First Lien Claimholders, which option may be exercised by less than all of the Second Lien Claimholders so long as all the accepting Second Lien Claimholders shall when taken together purchase such entire aggregate amount as set forth above; provided that (A) the Proposed Purchase Date must be no later than ten (10) Business Days after the date upon which any Second Lien Claimholder provides notice to the 2024 First Lien Claimholders of its intent to exercise the purchase right contemplated hereby, (B) if any Second Lien Claimholder fails to purchase the 2024 First Lien Obligations on the Proposed Purchase Date in accordance with the provisions of this Section 5.7, such Second Lien Claimholder and its Affiliates shall no longer have the right to exercise a purchase right under this Section 5.7 and (C) prior to the Proposed Purchase Date the 2024 First Lien Claimholders may exercise any Equity Rights in accordance with the 2024 First Lien Loan Documents.

(b) The “Purchase Price” will equal the sum of (1) the full amount of all 2024 First Lien Obligations (other than any Excess First Lien Obligations) then-outstanding and unpaid at par (including principal, accrued but unpaid interest and fees and any other unpaid amounts, including breakage costs and, in the case of any secured hedging obligations, the amount that would be payable by the relevant Grantor thereunder if such Grantor were to terminate the hedge agreement in respect thereof on the date of the purchase or, if not terminated, an amount determined by the relevant 2024 First Lien Claimholder to be necessary to collateralize its credit risk arising out of such agreement, but excluding any prepayment penalties or premiums) (which, for the avoidance of doubt, shall not include any acceleration prepayment penalties or premiums), and (2) all accrued and unpaid fees and expenses (including reasonable and documented outside attorneys’ fees and expenses) owed to the 2024 First Lien Claimholders under or pursuant to the 2024 First Lien Loan Documents on the date of purchase to the extent not allocable to Excess First Lien Obligations, solely to the extent Grantors are obligated to reimburse the 2024 First Lien Claimholders therefor.

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(c) If the Second Lien Claimholders (or any subset of them) exercise the purchase option pursuant to Section 5.7(a) above, it shall be exercised pursuant to documentation mutually acceptable to each of the 2024 First Lien Collateral Agent and the Second Lien Collateral Agent and the parties shall use commercially reasonable efforts to close promptly after such exercise. Each 2024 First Lien Claimholder will retain all rights to indemnification provided in the relevant 2024 First Lien Loan Documents for all claims and other amounts relating to periods prior to the purchase of the 2024 First Lien Obligations pursuant to this Section 5.7.

(d) The purchase and sale of the 2024 First Lien Obligations under this Section 5.7 will be without recourse and without representation or warranty of any kind by the 2024 First Lien Claimholders, except that the2024 First Lien Claimholders shall severally and not jointly represent and warrant to the Second Lien Claimholders that on the date of such purchase, immediately before giving effect to the purchase:

(1) the principal of and accrued and unpaid interest on the 2024 First Lien Obligations, and the fees and expenses thereof owed to the respective 2024 First Lien Claimholders, are as stated in any assignment agreement prepared in connection with the purchase and sale of the 2024 First Lien Obligations; and

(2) each 2024 First Lien Claimholder owns the 2024 First Lien Obligations purported to be owned by it free and clear of any Liens granted by it.

Section 6.  Insolvency or Liquidation Proceedings.

6.1 [Reserved].

6.2 Relief from the Automatic Stay. Until the Discharge of 2024 First Lien Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, agrees that none of them shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral other than with respect to the exercise of Equity Rights, without the prior written consent of the 2024 First Lien Collateral Agent, unless the 2024 First Lien Agent has been granted such relief or a motion for adequate protection permitted under Section 6.3 has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by the 2024 First Lien Collateral Agent for relief from such stay.

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6.3 Adequate Protection.

(a) Until the Discharge of 2024 First Lien Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, agrees that none of them shall contest (or support any other Person contesting):

(1) any request by the 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders for adequate protection under any Bankruptcy Law that does not contravene the terms of this Agreement; or

(2) any objection by the 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders to any motion, relief, action or proceeding based on the 2024 First Lien Collateral Agent or the2024 First Lien Claimholders claiming a lack of adequate protection.

(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1) if the 2024 First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral or an administrative claim in connection with any Cash Collateral use or any financing under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Second Lien Collateral Agent, for itself or any of the other Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral and junior administrative claims, which Lien will be subordinated to the Liens securing the 2024 First Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the 2024 First Lien Obligations under this Agreement, and which administrative claims shall be subordinated in right of payment to the administrative claims provided to the 2024 First Lien Claimholders (or any subset thereof) to the same extent as Liens of the Second Lien Claimholders are subordinated to the Liens of the 2024 First Lien Claimholders hereunder; and

(2) The Second Lien Collateral Agent and Second Lien Claimholders shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that as adequate protection for the 2024 First Lien Obligations, the 2024 First Lien Collateral Agent, on behalf of the 2024 First Lien Claimholders, is also granted a Lien on such additional collateral, which Lien shall be senior to any Lien of the Second Lien Representatives, Second Lien Collateral Agents and Second Lien Claimholders on such additional collateral; (B) replacement Liens on the Collateral; provided that as adequate protection for the 2024 First Lien Obligations, the 2024 First Lien Collateral Agent, on behalf of the 2024 First Lien Claimholders, is also granted replacement Liens on the Collateral, which Liens shall be senior to the Liens of the Second Lien Representatives, Second Lien Collateral Agents and Second Lien Claimholders on the collateral; (C) an administrative expense claim; provided that as adequate protection for the 2024 First Lien Obligations, the 2024 First Lien Collateral Agent, on behalf of the 2024 First Lien Claimholders, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Second Lien Collateral Agent and the Second Lien Claimholders and (D) periodic interest payments at the non-default rate and the payment of reasonable out-of-pocket expenses.

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(c) The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on an interim basis shall be adequate if delivered to the Second Lien Collateral Agent at least five (5) full Business Days in advance of such hearing.

6.4 [Reserved].

6.5 Avoidance Issues. If any 2024 First Lien Claimholder or Second Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of 2024 First Lien Obligations or Second Lien Obligations, as applicable (a “Recovery”), then such 2024 First Lien Claimholder or Second Lien Claimholder shall be entitled to a reinstatement of its 2024 First Lien Obligations or Second Lien Claimholder, as applicable, with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of 2024 First Lien Obligations or Discharge of Second Lien Obligations, as applicable, shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 6.5 shall survive termination of this Agreement.

6.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of 2024 First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the 2024 First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

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6.7 Post-Petition Interest.

(a) Neither the Second Lien Collateral Agent nor any Second Lien Claimholder shall oppose or seek to challenge any claim by the 2024 First Lien Collateral Agent or any 2024 First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of 2024 First Lien Obligations consisting of Post-Petition Interest to the extent of the value of any 2024 First Lien Claimholder’s Lien on the Collateral, without regard to the existence of the Lien of the Second Lien Collateral Agent or the Second Lien Claimholders on the Collateral.

(b) Neither the 2024 First Lien Collateral Agent nor any other 2024 First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Second Lien Collateral Agent, on behalf of the Second Lien Claimholders, on the Collateral (after taking into account the amount of the 2024 First Lien Obligations); provided that if the 2024 First Lien Collateral Agent shall have made any such claim, such claim either has been approved or will be approved contemporaneously with the approval of the Second Lien Collateral Agent’s claim.

6.8 Waiver. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, waives any claim it may hereafter have against any 2024 First Lien Claimholder arising out of the election of any 2024 First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.9 Separate Grants of Security and Separate Classification. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, and the 2024 First Lien Collateral Agent for itself and on behalf of each other 2024 First Lien Claimholder, acknowledges and agrees that

(a) the grants of Liens pursuant to the 2024 First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens; and

(b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the 2024 First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the 2024 First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the 2024 First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest (including any additional interest payable pursuant to the 2024 First Lien Loan Documents arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) in all cases to the extent constituting 2024 First Lien Obligations, before any distribution is made in respect of the claims held by the Second Lien Claimholders with respect to the Collateral, with the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, hereby acknowledging and agreeing to turn over to the 2024 First Lien Collateral Agent, for itself and on behalf of each other 2024 First Lien Claimholder, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders); provided that the foregoing shall not require the Second Lien Collateral Agent or any Second Lien Claimholder to turnover distributions that do not constitute Collateral or proceeds of Collateral.

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6.10  Effectiveness in Insolvency or Liquidation Proceedings. The Parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

Section 7.  Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the 2024 First Lien Collateral Agent, for itself and on behalf of each other 2024 First Lien Claimholder, acknowledges that it and such 2024 First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Agent or any Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the 2024 First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the 2024 First Lien Loan Documents or this Agreement. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, acknowledges that it and such Second Lien Claimholders have, independently and without reliance on the 2024 First Lien Collateral Agent or any 2024 First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Loan Documents or this Agreement.

7.2 No Warranties or Liability. The 2024 First Lien Collateral Agent, for itself and on behalf of each other 2024 First Lien Claimholder, acknowledges and agrees that each of the Second Lien Collateral Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, acknowledges and agrees that each of the 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the 2024 First Lien Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon, in each case whether existing on or prior to the date hereof or otherwise. Except as otherwise provided herein, the 2024 First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the 2024 First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent and the Second Lien Claimholders shall have no duty to the 2024 First Lien Collateral Agent or any of the other 2024 First Lien Claimholders, and the 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders shall have no duty to the Second Lien Collateral Agent or any of the other Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the 2024 First Lien Loan Documents and the Second Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

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7.3 No Waiver of Lien Priorities(a).

(a) Except with respect to a Declined Lien, no right of the 2024 First Lien Claimholders, the 2024 First Lien Collateral Agent or any of them to enforce any provision of this Agreement or any 2024 First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any 2024 First Lien Claimholder or the 2024 First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the 2024 First Lien Loan Documents or any of the Second Lien Loan Documents, regardless of any knowledge thereof which the 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders, or any of them, may have or be otherwise charged with.

(b) Until the Discharge of 2024 First Lien Obligations, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders and the Second Lien Collateral Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any 2024 First Lien Loan Documents or any Second Lien Loan Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the 2024 First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any 2024 First Lien Loan Document or any Second Lien Loan Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the 2024 First Lien Obligations or Second Lien Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the 2024 First Lien Collateral Agent, the 2024 First Lien Obligations, any 2024 First Lien Claimholder, the Second Lien Collateral Agent, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement other than the defense that the Discharge of the 2024 First Lien Obligations has occurred.

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Section 8.  Miscellaneous.

8.1 Integration/Conflicts. This Agreement, the 2024 First Lien Loan Documents and the Second Lien Loan Documents represent the entire agreement of the Grantors, the 2024 First Lien Claimholders and the Second Lien Claimholders with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the 2024 First Lien Claimholder or the Second Lien Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the 2024 First Lien Loan Documents or the Second Lien Loan Documents, the provisions of this Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver, trustee or similar Person for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the 2024 First Lien Collateral Agent, the 2024 First Lien Claimholders and the 2024 First Lien Obligations, upon the date upon which the 2024 First Lien Obligations are Discharged, subject to the rights of such 2024 First Lien Claimholders under Sections 5.6 and 6.5; and

(b) with respect to the Second Lien Collateral Agent, the Second Lien Claimholders and the Second Lien Obligations, the date upon which the Second Lien Obligations are Discharged subject to the rights of such Second Lien Claimholders under Sections 5.6 and 6.5;

provided, however, that in each case, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Agent or the 2024 First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time; provided, however, that this Agreement may be amended from time to time, without the consent of either the Second Lien Collateral Agent or the 2024 First Lien Collateral Agent, to add additional Grantors, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Notwithstanding the foregoing, the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent (i) its rights are directly and adversely affected by any such amendment, modification or waiver, (ii) any such amendment, modification or waiver reduces the amount of debt available to be incurred by the Borrower under the 2024 First Lien Loan Documents or Second Lien Loan Documents, or (iii) any such amendment, modification or waiver increases the obligations of Borrower under this Agreement.

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8.4 Information Concerning Financial Condition of the Company and its Subsidiaries8.1. The 2024 First Lien Collateral Agent and the2024 First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the 2024 First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the Second Lien Claimholders, on the other hand, shall have no duty to advise the Second Lien Collateral Agent or any Second Lien Claimholder, on the one hand, or the 2024 First Lien Collateral Agent or any 2024 First Lien Claimholder, on the other hand, of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Collateral Agent, any of the other First Lien Claimholders, the Second Lien Collateral Agent or any of the other Second Lien Claimholders in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent, any Second Lien Claimholder, the 2024 First Lien Collateral Agent or any 2024 First Lien Claimholder, it or they shall be under no obligation:

(a) to make, and the 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders or the Second Lien Collateral Agent and the Second Lien Claimholders, as applicable, shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Notwithstanding any provision herein to the contrary, the 2024 First Lien Collateral Agent and the Second Lien Collateral Agent shall each endeavor to promptly provide (i) upon request of the other party, information and particulars as to the amounts owing by the Company in respect of the 2024 First Lien Obligations and Second Lien Obligations, respectively, and (ii) to the other party, copies of any written waivers of any events of default granted pursuant to their respective loan documents and copies of all amendments to their respective loan documents; provided, however, that the failure to provide such information or copies of such instruments shall not affect the validity or enforceability of such instruments or give rise to any claim against such Person.

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8.5 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Claimholders or the Second Lien Collateral Agent pays over to the 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Second Lien Collateral Agent shall be subrogated to the rights of the 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders; provided that the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of 2024 First Lien Obligations has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Collateral Agent or the Second Lien Claimholders that are paid over to the 2024 First Lien Collateral Agent or the 2024 First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations. Following the Discharge of 2024 First Lien Obligations, the 2024 First Lien Collateral Agent agrees to execute such documents, agreements, and instruments as the Second Lien Collateral Agent may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the 2024 First Lien Obligations resulting from payments to the 2024 First Lien Collateral Agent by such Person.

8.6 [Reserved].

8.7 Submission to Jurisdiction; Certain Waivers. Each of the Company, each Grantor and each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b) agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other 2024 First Lien Loan Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other 2024 First Lien Loan Document or Second Lien Loan Document against such Grantor or any of its assets in the courts of any jurisdiction;

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(d) waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 8.7 (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e) consents to service of process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 8.8 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f)   agrees that service as provided in clause (e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

8.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO, THE COMPANY AND EACH OTHER GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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8.9 Notices. All notices to the Second Lien Claimholders and the 2024 First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Collateral Agent and the 2024 First Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by facsimile or electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, telex, or electronic mail or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.10  Further Assurances. The 2024 First Lien Collateral Agent, for itself and on behalf of each other 2024 First Lien Claimholder under the 2024 First Lien Loan Documents, and the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder under the Second Lien Loan Documents, and the Company and each other Grantor, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the 2024 First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.11  Applicable Law. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS IN THE COLLATERAL).

8.12  Binding on Successors and Assigns. This Agreement shall be binding upon the 2024 First Lien Collateral Agent, the2024 First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders and their respective successors and assigns from time to time; provided, however, 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders agree that no assignment shall be made to any Grantor or any affiliate of any Grantor (other than an affiliate that is a wholly owned subsidiary of a 2024 First Lien Claimholder (or a parent company thereof) as of the date hereof). If either of the 2024 First Lien Collateral Agent or the Second Lien Collateral Agent resigns or is replaced pursuant to the 2024 First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Grantor, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

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8.13  Section Headings. The section headings and table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

8.14  Counterparts. This Agreement may be executed (including electronic execution) by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

8.15  Authorization. By its signature, each Person executing this Agreement, on behalf of Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16  No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the Collateral Agents, the 2024 First Lien Claimholders and the Second Lien Claimholders and their respective successors and assigns from time to time. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of the 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders on the one hand and the Second Lien Collateral Agent and the Second Lien Claimholders on the other hand. Nothing herein shall be construed to limit the relative rights and obligations as among the 2024 First Lien Claimholders or as among the Second Lien Claimholders. Other than as set forth in Section 8.3, none of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company, nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the 2024 First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.17  No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

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8.18  Additional Grantors. Each Grantor agrees that it shall ensure that each of its Subsidiaries that is or is to become a party to any 2024 First Lien Loan Document or Second Lien Loan Document shall either execute this Agreement on the date hereof or shall confirm that it is a Grantor hereunder pursuant to a Joinder Agreement substantially in the form attached hereto as Exhibit A that is executed and delivered by such Subsidiary prior to or concurrently with its execution and delivery of such 2024 First Lien Loan Document or such Second Lien Loan Document.

8.19  Equity Rights. Nothing in this Agreement shall prevent any of the following actions: (a) the 2024 First Lien Collateral Agent, the 2024 First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders and/or any of their respective affiliates or agents, as applicable, from exercising any of the Equity Rights; (b) the Company from paying, or the 2024 First Lien Collateral Agent, the 2024 First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders and/or any of their respective affiliates or agents, as applicable, from receiving, any dividends, distributions or other payments on account of its Equity Rights or any other Equity Rights Proceeds; or (c) the 2024 First Lien Collateral Agent, the 2024 First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders and/or any of their respective affiliates or agents, as applicable, from exercising any rights under any organization documents of any Grantors or any subscription agreement, registration rights agreement, Equity Interest or other agreement or security of any Grantor related to the Equity Rights (excluding, for the avoidance of doubt, any rights under any such agreement or security relating to Liens on the Collateral).

8.20 Acknowledgment of Other Agreements. All rights, interests, agreements and obligations of the 2024 First Lien Collateral Agent and the 2024 First Lien Claimholders and the Second Lien Collateral Agent and the Second Lien Claimholders, respectively, hereunder are subject to (a) that certain Intercreditor Agreement, dated as of September 18, 2023, by and among ATW Special Situations II LLC, as succeeded by Acquiom Agency Services LLC, in its capacity as First Lien Collateral Agent (as defined therein), and ATW Special Situations I LLC, in its capacity as Second Lien Collateral Agent (as defined therein) and acknowledged and agreed to by the Grantors and (b) that certain Pari Passu Intercreditor Agreement, dated as of January 30, 2024, by and among ATW Special Situations Management LLC, in its capacity as Credit Agreement Collateral Agent (as defined therein), Acquiom Agency Services LLC, in its capacity as the 2023 First Lien Agent (as defined therein), and the Grantors.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

2024 First Lien Collateral Agent

ATW Special Situations Management LLC, as 2024 First Lien Collateral Agent,

By:	/s/ Antonio Ruiz-Gimenez
	Name:	Antonio Ruiz-Gimenez
	Title:	Authorized Signatory

Notice Information:

17 State Street, Suite 2130,
New York, N.Y. 10004
Attention:	Alex LaViolette, Isaac Barber,
Antonio Ruiz-Gimenez
Email:	********

Signature Page to Intercreditor Agreement

Second Lien Collateral Agent

ATW SPECIAL SITUATIONS I LLC,
as Second Lien Collateral Agent

By:	/s/ Antonio Ruiz-Gimenez
	Name:	Antonio Ruiz-Gimenez
	Title:	Authorized Signatory

Notice Information:

17 State Street, Suite 2100,
New York, N.Y. 10004
Attention:	Alex LaViolette, Isaac Barber,
Antonio Ruiz-Gimenez
Email:	********

Signature Page to Intercreditor Agreement

Acknowledged and Agreed to by:

NAUTICUS ROBOTICS, INC.

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS HOLDINGS, INC.

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTIWORKS LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS FLEET LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS USA LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

Notice Information:

17146 Feathecraft Lane, Suite 450
Webster, TX 77598
Attention: Mr. Nicholas Bigney
Email:	********

Signature Page to Intercreditor Agreement

Exhibit A to the
Intercreditor Agreement

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [ ] dated as of [  ], 20[ ] (the “Grantor Joinder Agreement”) to the INTERCREDITOR AGREEMENT dated as of January 30, 2024 (the “Intercreditor Agreement”), among ATW Special Situations Management LLC, as 2024 First Lien Collateral Agent, ATW SPECIAL SITUATIONS I LLC, as Second Lien Collateral Agent, and acknowledged and agreed to by NAUTICUS ROBOTICS, INC., a Delaware corporation (the “Company”), and certain subsidiaries of the Company (each a “Grantor”).

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The undersigned, [______________], a [________________], (the “New Grantor”) wishes to acknowledge and agree to the Intercreditor Agreement and become a party thereto to the limited extent contemplated by Section 8.16 thereof and to acquire and undertake the rights and obligations of a Grantor thereunder.

Accordingly, the New Grantor agrees as follows for the benefit of the Collateral Agents and the Claimholders:

Section 1. Accession to the Intercreditor Agreement. The New Grantor (a) acknowledges and agrees to, and becomes a party to the Intercreditor Agreement as a Grantor to the limited extent contemplated by Section 8.16 thereof, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Intercreditor Agreement. This Grantor Joinder Agreement supplements the Intercreditor Agreement and is being executed and delivered by the New Grantor pursuant to Section 8.18 of the Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgement of the New Grantor. The New Grantor represents and warrants to each Collateral Agent and to the Claimholders that (a) it has full power and authority to enter into this Grantor Joinder Agreement, in its capacity as Grantor and (b) this Grantor Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Grantor Joinder Agreement.

Section 3. Counterparts. This Grantor Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Grantor Joinder Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Grantor Joinder Agreement or such other document or instrument, as applicable.

Section 4. Section Headings. Section heading used in this Grantor Joinder Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken in consideration in the interpretation hereof.

Exhibit A-1

Section 5. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement subject to any limitations set forth in the Intercreditor Agreement with respect to the Grantors.

Section 6. Governing Law. THIS GRANTOR JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7. Severability. In case any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.8 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto, which information supplements Section 8.8 of the Intercreditor Agreement.

Section 9. Miscellaneous. The provisions of Section 8 of the Intercreditor Agreement will apply with like effect to this Grantor Joinder Agreement.

Exhibit A-2

Exhibit 10.7

EXECUTION VERSION

SECOND AMENDMENT TO SENIOR SECURED TERM LOAN AGREEMENT

THIS SECOND AMENDMENT TO SENIOR SECURED TERM LOAN AGREEMENT (this “Amendment”) is entered into as of January 30, 2024, among NAUTICUS ROBOTICS, INC. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation (the “Company”), the undersigned guarantors (the “Guarantors” and together with the Company, collectively, the “Group Members” and each a “Group Member”), and the Lenders party hereto (the “Required Lenders”).

WHEREAS, the Company, Lenders and Collateral Agent are party to that certain Senior Secured Term Loan Agreement, dated as of September 18, 2023 (as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, the “Term Loan Agreement”);

WHEREAS, the Company has requested that the Term Loan Agreement be amended subject to the terms and conditions set forth in the Term Loan Agreement and herein;

WHEREAS, the Company and Required Lenders have agreed to amend the Term Loan Agreement, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements set forth in the Term Loan Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Term Loan Agreement as amended hereby.

2. Amendments to Term Loan Agreement. Upon the effectiveness of this Amendment, the Term Loan Agreement is hereby amended as follows:

(a) Section 1 of the Term Loan Agreement is amended by adding the following definitions in alphabetical order:

“Pari Passu Collateral Agent” means ATW Special Situations Management LLC and any of its successor or assigns.

“Pari Passu ICA” means the Pari Passu Intercreditor Agreement dated as of January 30, 2024, between the Collateral Agent and the Pari Passu Collateral Agent, and acknowledged by the Group Members.

“Pari Passu Loan Agreement” means the Senior Secured Term Loan Agreement dated as of January 30, 2024, by and among the Company, the lenders party thereto and the Pari Passu Collateral Agent.

(b) The following definitions contained in Section 1 of the Term Loan Agreement are hereby amended and restated in their entireties as follow:

“Permitted Indebtedness” means (a) the Indebtedness evidenced by the Obligations, (b) the Indebtedness existing on the Closing Date set forth on Schedule 20 to the Perfection Certificate (attached as Exhibit A to the Pledge and Security Agreement), (c) lease obligations (including capital leases) and purchase money Indebtedness of up to $500,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (d) Indebtedness that (i) is expressly subordinate in right of payment to the Obligations pursuant to a written subordination agreement with the Collateral Agent that is acceptable to the Required Lenders in their sole and absolute discretion and (ii) matures at a date later than the 91st day following the Maturity Date, (e) the Indebtedness incurred pursuant to the Pari Passu Loan Agreement, subject to the terms of the Pari Passu ICA, in an amount not to exceed $75,000,000 in the aggregate, (f) additional unsecured Indebtedness in an amount not to exceed $1,500,000 in the aggregate, (g) without duplication of any amount described in clause (b) of this definition, the Indebtedness evidenced by the Debentures existing on the date hereof and any additional Indebtedness issued under the Purchase Agreement that evidences interest paid in kind on the Debentures, in each case subject to the terms of the Intercreditor Agreement and (h) Indebtedness assumed in connection with any Subsidiary Acquisition, provided that such Indebtedness (i) was not created or incurred in contemplation of such Subsidiary Acquisition and (ii) is limited to ordinary course (x) capital leases, (y) purchase money indebtedness, and (z) factoring, receivables and/or securitization financing (with such factoring, receivables and/or securitization financing to be on customary terms).

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet delinquent by more than 30 days or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business which secure obligations which are not more than 30 days overdue, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a), (b), (e) and (g) thereunder that do not encumber assets that do not constitute Collateral, (d) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased, (e) other Liens incurred in the ordinary course of business securing obligations not to exceed $500,000 in the aggregate, and (f) Liens securing Indebtedness permitted to be assumed under clause (h) of the definition of Permitted Indebtedness, provided that such Liens do not extend beyond the assets securing such Indebtedness at the time of assumption.

“Security Documents” shall mean the Pledge and Security Agreement, the IP Security Agreements, the Intercreditor Agreement, the Subsidiary Guarantee, the Pari Passu ICA and any other documents and filings required thereunder in order to grant the Collateral Agent, for the benefit of the Lenders, a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Pledge and Security Agreement or the IP Security Agreements, as applicable, including all UCC-1 filing receipts, each in form and substance satisfactory to the Collateral Agent.

3. Conditions to Effectiveness of Agreement. This Amendment shall become effective as of the date (the “Effective Date”) when the conditions set forth in this Section 3 shall have been satisfied:

(a) Each Required Lender shall have received the following in form and substance satisfactory to such Required Lender:

(i) a fully executed copy of this Amendment executed by the Company, each Guarantor and each Required Lender;

(ii) a fully executed copy of the Pari Passu ICA;

(iii) a fully executed copy of the Second Agreement Regarding Incremental Loans, dated as of the date hereof, by and among the Group Members and the Incremental Lenders (as defined therein):

(iv) evidence that each Group Member has obtained all consents and approvals so that the execution, delivery and performance by such Group Member of the Transaction Documents to which it is a party will not contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Group Member or any Subsidiary under any lease, charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which any Group Member or any Subsidiary is bound or by which any Group Member or any Subsidiary or any of their respective properties may be bound or affected; and

(v) such other documents and instruments with respect to the transactions contemplated hereby as any Required Lender may request;

(c) The representations and warranties in the Term Loan Agreement, the other Transaction Documents and Section 4 hereof shall be true and correct as of the Effective Date;

(d) No Default or Event of Default shall exist or could result from the transactions contemplated by this Amendment; and

(f) The Company shall have paid or reimbursed each Required Lender for all of its reasonable and documented out-of-pocket costs and expenses, including attorneys’ fees and expenses, in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related to the Term Loan Agreement or hereto.

4. Representations and Warranties. In order to induce each Required Lender to enter into this Amendment, each Group Member hereby represents and warrants to each Required Lender, as of the Effective Date:

(a) The execution, delivery and performance of this Amendment has been duly authorized by all requisite organization action on the part of each Group Member and that this Amendment has been duly executed and delivered by each Group Member;

(b) Since December 31, 2023 and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result immediately from the transactions contemplated by this Amendment;

(c) The representations and warranties contained in the Term Loan Agreement, the Pledge and Security Agreement, the Intercreditor Agreement and the other Transaction Documents are true and correct in all material respects (without duplication of any materiality qualifier);

(d) This Amendment, the Term Loan Agreement, the Pledge and Security Agreement, the Intercreditor Agreement and the other Transaction Documents to which each Group Member is a party constitute the legal, valid and binding obligations of the Company and are enforceable against the applicable Group Member in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(e) All material non-public information regarding the Company that has been disclosed to the Collateral Agent or any Lender on or prior to the date hereof, has been disclosed in the 8-K Filing (as defined below) to be made by the Company within the time required by applicable securities laws and Section 5 below.

5. No Material Information. The Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Amendment in the form required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and attaching this Amendment as an exhibit to such filing within the time required by the Exchange Act. On or before February 2, 2024, the Company shall file a Current Report on Form 8-K in the form required by the Exchange Act (the “8-K Filing”), and disclosing all material, non-public information delivered to any of the Lenders by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. From and after the filing of the 8-K Filing with the Securities and Exchange Commission, no Lender shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and any Lender and/or any of their affiliates on the other hand, will terminate as of the date of filing of the 8-K Filing and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Lender with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date of the 8-K Filing without the express prior written consent of such Lender. The Company understands and confirms that each Lender will rely on the foregoing representations in effecting transactions in securities of the Company.

6. Acknowledgment and Reaffirmation of Transaction Documents Each Group Member hereby ratifies, affirms, acknowledges and agrees that the Term Loan Agreement, the Pledge and Security Agreement, the Intercreditor Agreement and the other Transaction Documents to which it is a party represent the valid and enforceable obligations of such Group Member, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity. Each Group Member hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payment of the Secured Obligations (as defined in the Pledge and Security Agreement). The Liens and rights securing payment of the Secured Obligations (as defined in the Pledge and Security Agreement) are hereby ratified and confirmed by each Group Member in all respects. This Amendment, subject to satisfaction (or waiver in writing by each Required Lender) of the conditions provided in Section 3 above, shall constitute an amendment to the Term Loan Agreement as appropriate to give effect to the agreements contained herein. In all other respects, the Term Loan Agreement shall remain unchanged and in full force and effect in accordance with their original terms. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Term Loan Agreement and, except as expressly modified or waived by this Amendment, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Term Loan Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Term Loan Agreement are ratified and confirmed and shall continue in full force and effect.

7. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

8. Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

10. Guarantor Acknowledgment. With respect to the modifications to the Term Loan Agreement effected by this Amendment, each Guarantor hereby acknowledges and agrees to this Amendment and confirms and agrees that the Subsidiary Guarantee (as modified and supplemented prior to the date hereof and in connection with this Amendment) is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in the Subsidiary Guarantee to the Term Loan Agreement, “thereunder”, “thereof” or words of like import referring to the Term Loan Agreement, shall mean and be a reference to the Term Loan Agreement as amended or modified prior to the date hereof and by this Amendment. Although the Required Lenders have informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that no Required Lender has any duty under the Term Loan Agreement, the Subsidiary Guarantee or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

COMPANY:

NAUTICUS ROBOTICS, INC.
(F/K/A CLEANTECH ACQUISITION CORP.)

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

Signature Page to Second Amendment to Senior Secured Term Loan Agreement

GUARANTORS:

NAUTICUS ROBOTICS HOLDINGS, INC.
(F/K/A NAUTICUS ROBOTICS, INC.)

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTIWORKS LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS FLEET LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS USA LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

Signature Page to Second Amendment to Senior Secured Term Loan Agreement

REquired lenders:

ATW Special Situations II LLC

By:	/s/ Antonio Ruiz-Gimenez
	Name:	Antonio Ruiz-Gimenez
	Title:	Authorized Signatory

Notice Information:

17 State Street, Suite 2130,
New York, N.Y. 10004
Attention: Alex LaViolette, Isaac Barber,
Antonio Ruiz-Gimenez
Email: ********

Signature Page to Second Amendment to Senior Secured Term Loan Agreement

ATW SPECIAL SITUATIONS I LLC

By:	/s/ Antonio Ruiz-Gimenez
	Name:	Antonio Ruiz-Gimenez
	Title:	Authorized Signatory

Notice Information:

17 State Street, Suite 2100,
New York, N.Y. 10004
Attention: Alex LaViolette, Isaac Barber,
Antonio Ruiz-Gimenez
Email: ********

Signature Page to Second Amendment to Senior Secured Term Loan Agreement

MATERIAL IMPACT FUND II, L.P.

By: Material Impact Partners II, LLC
Its: General Partner

By:	/s/ Adam Sharkawy
Name:	Adam Sharkawy
Title:	Managing Member

Notice Information:

131 Dartmouth Street, Floor 3
Boston, MA 02116
********
With copy to:
********

Signature Page to Second Amendment to Senior Secured Term Loan Agreement

Exhibit 10.8

EXECUTION VERSION

SECOND AGREEMENT REGARDING INCREMENTAL LOANS

THIS Second agreement REGARDING incremental loanS (this “Agreement”) is entered into as of January 30, 2024, among NAUTICUS ROBOTICS, INC. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation (the “Company”), the undersigned guarantors (the “Guarantors” and together with the Company, collectively, the “Group Members” and each a “Group Member”), and ATW SPECIAL SITUATIONS II LLC, a Delaware limited liability company and each other Lender (as defined below) providing an Incremental Loan hereunder (each an “Incremental Lender” and collectively, the “Incremental Lenders”).

WHEREAS, the Company, the lenders from time to time party thereto (collectively, the “Lenders”) and Collateral Agent are party to that certain Senior Secured Term Loan Agreement, dated as of September 18, 2023 (as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, the “Term Loan Agreement”);

WHEREAS, Section 2(d) of the Term Loan Agreement allows the Company to request Incremental Loans pursuant to the terms and conditions of such Section;

WHEREAS, the Company previously requested, and the December 2023 Incremental Lenders (as defined below) agreed to make, an Incremental Loan in the aggregate principal amount of $695,000 pursuant to the terms of that certain First Amendment to Senior Secured Term Loan Agreement, dated as of December 31, 2023, by and among the Company, the Guarantors party thereto and the Lenders party thereto (collectively, the “December 2023 Incremental Lenders”);

WHEREAS, the Company has requested that the Incremental Lenders make an Incremental Loan in the aggregate principal amount of $3,753,144 (the “January 2024 Incremental Loan”), subject to the terms and conditions set forth in the Term Loan Agreement and herein;

WHEREAS, each Incremental Lender has agreed to make the January 2024 Incremental Loan, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements set forth in the Term Loan Agreement and this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Term Loan Agreement.

2. January 2024 Incremental Loan. Upon the effectiveness of this Agreement, each Incremental Lender shall make, severally and not jointly, the January 2024 Incremental Loan to the Company in the amount equal to $3,753,144 pursuant to written direction received from the Company. The January 2024 Incremental Loan shall be made on the same terms as the Additional Term Loans funded on the Closing Date and be deemed to be Additional Term Loans for all purposes under the Term Loan Agreement. After giving effect to the making of the January 2024 Incremental Loan, the Term Loan Commitment and Term Loan Commitment Percentages of each Lender are as set forth on Schedule I to this Agreement.

3. Conditions to Effectiveness of Agreement. This Agreement shall become effective as of the date (the “Effective Date”) when the conditions set forth in this Section 3 shall have been satisfied:

(a) Each Incremental Lender shall have received the following in form and substance satisfactory to such Incremental Lender:

(i) a fully executed copy of this Agreement executed by the Company and each Incremental Lender;

(ii) [reserved];

(iii) the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer of the Company;

(iv) a certificate of an officer of the Company, dated as of the date hereof, (x) certifying as to (A) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the amendments to the other Transaction Documents, (B) its organizational documents as then in effect or that such organizational documents have not changed since the date of prior delivery to Collateral Agent and the Lenders of such organizational documents, (C) the names and true signatures of the officers or managers, as applicable, of the Company authorized to sign this Agreement, the amendments to the other Transaction Documents to which it is or is to be a party and the other documents to be delivered hereunder, and (y) attaching a recent good standing certificate (or its equivalent) for the Company from the applicable governmental authority in its jurisdiction of organization;

(v) a closing certificate certifying as to the satisfaction of the below clauses (b) through (c);

(vi) evidence that the Company and the have obtained all consents and approvals so that the execution, delivery and performance by the Company of the Transaction Documents will not contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under any lease, charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected;

(vii) such other documents and instruments with respect to the transactions contemplated hereby as any Incremental Lender may request; and

(b) The representations and warranties in the Term Loan Agreement, the other Transaction Documents and Section 4 hereof shall be true and correct as of the Effective Date;

(c) No Default or Event of Default shall exist or could result from the transactions contemplated by this Agreement; and

(d) The Company shall have paid or reimbursed each Incremental Lender for all of its reasonable and documented out-of-pocket costs and expenses, including attorneys’ fees and expenses, in connection with the preparation, negotiation and execution of this Agreement and the documents provided for herein or related to the Term Loan Agreement or hereto.

4. Representations and Warranties. In order to induce each Incremental Lender to enter into this Agreement, the Company hereby represents and warrants to each Incremental Lender, as of the Effective Date:

(a) The execution, delivery and performance of this Agreement has been duly authorized by all requisite organization action on the part of the Company and that this Agreement has been duly executed and delivered by the Company;

(b) Since December 31, 2023 and immediately after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing or would result immediately from the transactions contemplated by this Agreement;

(c) The representations and warranties contained in the Term Loan Agreement, the Pledge and Security Agreement, the Intercreditor Agreement and the other Transaction Documents are true and correct in all material respects (without duplication of any materiality qualifier);

(d) This Agreement, the Term Loan Agreement, the Pledge and Security Agreement, the Intercreditor Agreement and the other Transaction Documents to which the Company is a party constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(e) Each Lender not party to this Agreement has been offered the ability to participate in the January 2024 Incremental Loan on a pro rata basis; and

(f) All material non-public information regarding the Company that has been disclosed to the Collateral Agent or any Lender on or prior to the date hereof, has been disclosed in the 8-K Filing (as defined below) to be made by the Company within the time required by applicable securities laws and Section 5 below.

5. No Material Information. The Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and attaching this Agreement as an exhibit to such filing within the time required by the Exchange Act. On or before February 2, 2024, the Company shall file a Current Report on Form 8-K in the form required by the Exchange Act (the “8-K Filing”), and disclosing all material, non-public information delivered to any of the Incremental Lenders by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. From and after the filing of the 8-K Filing with the Securities and Exchange Commission, no Incremental Lender shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and any Incremental Lender and/or any of their affiliates on the other hand, will terminate as of the date of filing of the 8-K Filing and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Incremental Lender with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date of the 8-K Filing without the express prior written consent of such Incremental Lender. The Company understands and confirms that each Incremental Lender will rely on the foregoing representations in effecting transactions in securities of the Company.

6. Acknowledgment and Reaffirmation of Transaction Documents The Company hereby ratifies, affirms, acknowledges and agrees that the Term Loan Agreement, the Pledge and Security Agreement, the Intercreditor Agreement and the other Transaction Documents to which it is a party represent the valid and enforceable obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity. The Company hereby agrees that this Agreement in no way acts as a release or relinquishment of the Liens and rights securing payment of the Secured Obligations (as defined in the Pledge and Security Agreement). The Liens and rights securing payment of the Secured Obligations (as defined in the Pledge and Security Agreement) are hereby ratified and confirmed by the Company in all respects. This Agreement, subject to satisfaction (or waiver in writing by each Incremental Lender) of the conditions provided in Section 3 above, shall constitute an amendment to the Term Loan Agreement as appropriate to give effect to the agreements contained herein. In all other respects, the Term Loan Agreement shall remain unchanged and in full force and effect in accordance with their original terms. The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions of the Term Loan Agreement and, except as expressly modified or waived by this Agreement, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Term Loan Agreement. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Term Loan Agreement are ratified and confirmed and shall continue in full force and effect.

7. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

8. Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

10. Guarantor Acknowledgment. With respect to the modifications to the Term Loan Agreement effected by this Agreement, each Guarantor hereby acknowledges and agrees to this Agreement and confirms and agrees that the Subsidiary Guarantee (as modified and supplemented prior to the date hereof and in connection with this Agreement) is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Agreement, each reference in the Subsidiary Guarantee to the Term Loan Agreement, “thereunder”, “thereof” or words of like import referring to the Term Loan Agreement, shall mean and be a reference to the Term Loan Agreement as amended or modified prior to the date hereof and by this Agreement. Although the Incremental Lenders have informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that no Incremental Lender has any duty under the Term Loan Agreement, the Subsidiary Guarantee or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

COMPANY:

NAUTICUS ROBOTICS, INC.
(F/K/A CLEANTECH ACQUISITION CORP.)

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

Signature Page to Second Agreement Regarding Incremental Loans

GUARANTORS:

NAUTICUS ROBOTICS HOLDINGS, INC.
(F/K/A NAUTICUS ROBOTICS, INC.)

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTIWORKS LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS FLEET LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS USA LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

Signature Page to Second Agreement Regarding Incremental Loans

INCREMENTAL lender:

ATW Special Situations II LLC

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Authorized Signatory

January 2024 Incremental Loan Amount: $2,753,144

Notice Information:

17 State Street, Suite 2130,
New York, N.Y. 10004
Attention: Alex LaViolette, Isaac Barber,
Antonio Ruiz-Gimenez
Email: ********

Signature Page to Second Agreement Regarding Incremental Loans

MATERIAL IMPACT FUND II, L.P.

By:	Material Impact Partners II, LLC
Its:	General Partner

By:	/s/ Adam Sharkawy
Name:	Adam Sharkawy
Title:	Managing Member

January 2024 Incremental Loan Amount: $1,000,000

Notice Information:

131 Dartmouth Street, Floor 3
Boston, MA 02116
********
With copy to:
********

Signature Page to Second Agreement Regarding Incremental Loans

SCHEDULE I

Lender:	Term Loan Commitment:	Term Loan Commitment Percentage:
ATW Special Situations II LLC	$4,404,211	27.44%
TRANSOCEAN FINANCE LIMITED	$3,000,000	18.69%
MATERIAL IMPACT FUND II, L.P.	$2,000,000	12.46%
RCB Equities #1, LLC	$5,000,000	31.16%
ATW SPECIAL SITUATIONS I LLC	$1,643,933	10.24%

Exhibit 10.9

EXECUTION VERSION

AMENDMENT AND EXCHANGE AGREEMENT

THIS AGREEMENT AND EXCHANGE AGREEMENT (this “Agreement”) is entered into as of January 30, 2024, among NAUTICUS ROBOTICS, INC. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation (the “Company”), NAUTICUS ROBOTICS HOLDINGS, INC. (f/k/a Nauticus Robotics, Inc.), a Texas corporation (the “Nauticus Sub”), NAUTIWORKS LLC, a Delaware limited liability company (“NautiWorks”), NAUTICUS ROBOTICS FLEET LLC, a Delaware limited liability company (“Nauticus Fleet”), NAUTICUS ROBOTICS USA LLC, a Delaware limited liability company ( “Nauticus USA”, and together with the Company, the Nauticus Sub, NautiWorks, Nauticus Fleet and the other debtor parties joined to the Pledge and Security Agreement from time to time, collectively, the “Debtors”) and the undersigned investor (the “Investor”), in its capacity as a holder of the Existing Debenture and the Existing Warrant (each as defined below).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of December 16, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, the “Existing Securities Purchase Agreement”, and the Existing Securities Purchase Agreement as amended by this Agreement, the “Amended Securities Purchase Agreement”), by and among the Company, Nauticus Sub, the Investor and certain other investors (collectively, the “Other Investors”, and together with the Investor, the “Investors”), the Company has previously issued (a) certain 5% Original Issue Discount Senior Secured Convertible Debentures (each, a “Debenture”) to the Investors (each such Debenture held by the Investor, as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, an “Existing Debenture”) (the aggregate amount outstanding under the Existing Debenture of the Investor is set forth on the signature page of the Investor attached hereto) and (b) certain warrants to purchase Common Stock (the “Warrants”) to the Investors (each such Warrant held by the Investor, as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, an “Existing Warrant”, and the Existing Warrant as converted, the “Warrant Shares”);

WHEREAS, the Company and the Investor desire to amend and waive certain provisions of the Existing Securities Purchase Agreement and exchange (the “Exchange” or the “Transaction”) the Existing Debenture, on the basis and subject to the terms and conditions set forth in this Agreement, for (x) a new 5% Original Issue Discount Senior Secured Convertible Debenture in such aggregate principal amount as set forth on the signature page of the Investor attached hereto, in the form attached hereto as Exhibit A (the “New Debenture”), convertible into shares of Common Stock of the Company (the “New Conversion Shares”, and together with the New Debenture, the “New Securities”);

WHEREAS, the New Securities and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Section 4(a)(2) and Rule 144(d)(3)(ii) of the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, concurrently herewith, the Company shall have delivered the form of this Agreement to each of the Other Investors (each, an “Other Agreement”, and together with this Agreement, the “Agreements”), to be executed by each such Other Investor, if desired by any such Other Investor.

NOW THEREFORE, in consideration of the premises and mutual agreements set forth in the Existing Securities Purchase Agreement, the Existing Debenture, the Existing Warrant and this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Amended Securities Purchase Agreement.

2. The Exchange. As of the Effective Time, pursuant to Section 4(a)(2) and Rule 144(d)(3)(ii) of the Securities Act, the Investor shall convey, assign and transfer its Existing Debenture to the Company in exchange for which the Company shall issue the New Debenture to the Investor. On the date hereof, in exchange for the Existing Debenture, the Company shall deliver or cause to be delivered to the Investor (or its designee) the New Debenture at the address for delivery set forth on the signature page of the Investor attached hereto. Immediately following the delivery of the New Debenture to the Investor (or its designee), the Investor shall relinquish all rights, title and interest in the Existing Debentures (including any claims the Investor may have against the Company related thereto) and assign the same to the Company, and the Existing Debentures shall be deemed canceled.

3. Amendments to Existing Securities Purchase Agreement. Effective as of the Effective Time, the Existing Securities Purchase Agreement is hereby amended as follows:

(a) The defined term “Debentures” is hereby amended to mean the New Debenture (as defined herein).

(b) The defined term “Transaction Documents” is hereby amended to include this Agreement and the other Exchange Documents.

(c) Section 1.1 of the Existing Securities Purchase Agreement is amended by adding the following definitions in alphabetical order:

“2024 Term Loan Agreement” means that certain Senior Secured Term Loan Agreement, dated as of January 30, 2024, by and among the Company, ATW Special Situations Management LLC, as collateral agent, and the lenders party thereto from time to time, as amended, restated or otherwise modified from time to time in accordance with the terms thereof and of the 2024 Term Loan ICA.

“2024 Term Loan ICA” means that certain Intercreditor Agreement, dated as of January 30, 2024, by and among ATW Special Situations Management LLC, as collateral agent under the 2024 Term Loan Agreement and the “Transaction Documents” (as defined in the Pari Passu Loan Agreement) and ATW, as Agent, and acknowledged by the Company and certain of its Subsidiaries, as amended, restated or otherwise modified from time to time in accordance with the terms thereof.

“2024 Term Loan Indebtedness” means all of the secured indebtedness, liabilities, and obligations owing by the Company or any of its Subsidiaries pursuant to the 2024 Term Loan Agreement or the “Transaction Documents” (as defined in the Pari Passu Loan Agreement) executed in connection therewith, including all “Obligations” as defined in the 2024 Term Loan Agreement, in a maximum principal amount outstanding at any time not to exceed the 2024 Term Cap Amount then in effect under the 2024 Term Loan ICA.

(d) The following definitions contained in Section 1.1 of the Existing Securities Purchase Agreement are amended and restated in entirety as follows:

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debentures, (b) the indebtedness existing as of the 2023 Amendment Effective Date and set forth on Schedule 4.22, (c) lease obligations (including capital leases) and purchase money indebtedness of up to $500,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (d) indebtedness that (i) is expressly subordinate to the Debentures pursuant to a written subordination agreement with the Purchasers that is acceptable to each Purchaser in its sole and absolute discretion and (ii) matures at a date later than the 91st day following the Maturity Date (as defined in the Debentures), (e) up to $75 million, in the aggregate, of indebtedness that is senior, pari-passu or junior to the Debentures (including unsecured indebtedness), provided that (i) any such indebtedness (other than any First Lien Loan Indebtedness or 2024 Term Loan Indebtedness incurred pursuant to this clause (e)) does not include any equity or equity-linked component thereof, (ii) any senior, pari-passu, or junior indebtedness incurred pursuant to this clause (e) (other than unsecured indebtedness) shall be subject to a written intercreditor agreement with the Agent that is acceptable to Agent in its sole discretion and (iii) any indebtedness incurred pursuant to this clause (e) shall not be incurred by a Foreign Subsidiary (as defined in the Pledge and Security Agreement), (f) additional unsecured indebtedness in an amount not to exceed $1,500,000 in the aggregate, (g) the indebtedness existing on the Original Issue Date (as defined in the Debentures) set forth on Schedule 20 to the Perfection Certificate (attached as Exhibit A to the Pledge and Security Agreement) and (h) Indebtedness assumed in connection with any Subsidiary Acquisition, provided that such Indebtedness (i) was not created or incurred in contemplation of such Subsidiary Acquisition and (ii) is limited to ordinary course (x) capital leases, (y) purchase money indebtedness, and (z) factoring, receivables and/or securitization financing (with such factoring, receivables and/or securitization financing to be on customary terms).

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet delinquent by more than 30 days or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business which secure obligations which are not more than 30 days overdue, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a), (b), (e) and (g) thereunder that do not encumber assets that do not constitute Collateral, (d) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased, (e) other Liens incurred in the ordinary course of business securing obligations not to exceed $500,000 in the aggregate and (f) Liens securing Indebtedness permitted to be assumed under clause (h) of the definition of Permitted Indebtedness, provided that such Liens do not extend beyond the assets securing such Indebtedness at the time of assumption.

(e) Section 5.2 of the Existing Securities Purchase Agreement is amended and restated in its entirety to read as follows:

5.2 Fees and Expenses. At the Closing, the Company has agreed to reimburse the ATW Special Situations I LLC (“Lead Purchaser”) for its reasonable, documented legal fees and expenses, $35,000 of which has been paid prior to the Closing. Accordingly, in lieu of the foregoing payments, the aggregate amount that the Lead Purchaser is to pay for the Securities at the Closing shall be reduced by the Lead Purchaser in lieu thereof. The Company will pay all reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees and fees of special counsels) incurred by the Agent in connection with the Transaction Documents, including, without limitation, (i) incurred in preparation, execution, delivery and enforcing or defending (or determining whether or how to enforce or defend) any rights under any Transaction Document (including any amendments or waivers in connection therewith) or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Transaction Document, (ii) incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Transaction Documents, and (iii) incurred by the Agent pursuant to the Transaction Documents in connection with the perfection of the Liens on the Collateral (as defined in the Pledge and Security Agreement) or the enforcement of its rights under the Transaction Documents. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

(f) Section 5.5 of the Existing Securities Purchase Agreement is amended and restated in its entirety to read as follows:

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Lead Purchaser (the “Required Holder”); provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company and the Target.

4. Consent regarding 2024 Term Loan Indebtedness. Pursuant to Section 7 of the New Debenture, the Investor (as the Required Holder), hereby consents to the Company’s (a) incurrence of the 2024 Term Loan Indebtedness, (b) incurrence of any Lien in connection with the 2024 Term Loan Indebtedness and (c) payments (whether of principal, interest or otherwise) in respect of the 2024 Term Loan Indebtedness pursuant to the terms thereof (to the extent not in contravention of the 2024 Term Loan ICA).

5. Conditions to Effectiveness of Amendment. This Agreement shall become effective as of the date (the “Effective Time”) when the conditions set forth in this Section 5 shall have been satisfied (or waived in writing by the Investor):

(a) Investor shall have received a fully executed copy of this Agreement by each of the Debtors and the Investor;

(b) Investor shall have received a fully executed copy of the 2024 Term Loan Agreement;

(c) Investor shall have received a fully executed copy of the 2024 Term Loan ICA;

(d) The Company shall have paid or reimbursed Investor for all of its reasonable and documented out-of-pocket costs and expenses, including attorneys’ fees and expenses, in connection with the preparation, negotiation and execution of this Agreement and the documents provided for herein or related to the Transaction Documents or hereto; and

(e) [Reserved].

(f) The Company and the Transfer Agent shall have duly executed and delivered the Irrevocable Transfer Agent Instructions (as defined below) to the Investor.

(g) The representations and warranties in Section 7 hereof shall be true and correct as of the Effective Time.

6. Covenants.

(a) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to the Lead Purchaser (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Investor or its respective nominee(s), for the New Conversion Shares (as defined in each of the Agreements) and the Warrant Shares (collectively, the “Underlying Shares”) in such amounts as specified from time to time by each Investor to the Company upon conversion or exercise with respect thereto. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6(a), and stop transfer instructions to give effect to Section 4.1 of the Securities Purchase Agreement, will be given by the Company to its transfer agent with respect to the Underlying Shares, and that the Underlying Shares shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Investor effects a sale, assignment or transfer of the Underlying Shares in accordance with Section 4.1 of the Securities Purchase Agreement, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Investor to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Underlying Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144 of the Securities Act, the transfer agent shall issue such shares to such Investor, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 4.1 of the Securities Purchase Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to an Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6(a) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6(a), that an Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on each effective date of a registration statement registering the resale or issuance, as applicable, of any of the Underlying Shares. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Underlying Shares, the Debentures and/or the Warrants, as applicable, shall be borne by the Company.

(b) Disclosure. On or before 8:30 a.m., New York City time, on February 2, 2024, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching this Agreement as an exhibit to such filing (the "8-K Filing"). From and after the filing of the 8-K Filing with the Commission, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the Investor and/or any of its affiliates on the other hand, will terminate as of the date of filing of the 8-K Filing and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date of the 8-K Filing without the express prior written consent of the Investor. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

(c) Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than April 15, 2024 (the “Stockholder Meeting Deadline”), a proxy statement, in each case, in a form reasonably acceptable to the Buyers and Kelley Drye & Warren LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Kelley Drye & Warren LLP and Blank Rome LLP incurred in connection therewith in an amount not exceed $15,000. The proxy statement, if any, shall solicit each of the Company’s stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the approval, after giving effect to the amendments and transactions contemplated hereby, of (x) the increase of the authorized shares of the Company from 625,000,000 to 5,000,000,000 and (y) the issuance of all of the Underlying Shares, in excess of the aggregate number of Underlying Shares previously approved by the stockholder’s of the Company, in compliance with the rules and regulations of the principal Trading Market of the Common Stock (without regard to any limitations on conversion set forth in the Debentures and/or exercise of the Warrants, as applicable (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held on or prior to July 15, 2024. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained. If the staff of the Securities and Exchange Commission initiates a review of the proxy statement contemplated by this Section 6(c), the “Stockholder Meeting Deadline” shall mean June 1, 2024, provided that the Company shall respond as promptly as reasonably practicable to any comments received from the staff.

(d) Voting Agreements; No Amendment or Waiver of Voting Agreements.

(i) On or before February 2, 2024, the Company and each of the directors and officers of the Company (including affiliates and family members, as applicable) that beneficially own any shares of Common Stock and stockholders of the Company (and Persons that after the consummation of the Merger Transaction (as defined in the 2024 Term Loan Agreement) will become stockholders of the Company), in each case, as listed on Schedule 6(d)(i) of this Agreement shall have duly executed and delivered to the Lead Purchaser a voting agreement, in form and substance satisfactory to the Lead Purchaser (each, a “Voting Agreement”).

(ii) The Company shall use reasonable best efforts to cause each Person other than those listed on Schedule 6(d)(i) (including affiliates and family members, as applicable) that beneficially owns (or come to beneficially owns) any shares of Common Stock to duly execute and deliver to the Lead Purchaser a Voting Agreement.

(iii) The Company shall not amend, modify or waive any term or condition of the Voting Agreements without the prior consent of the Investor; provided, that neither the Investor nor the Investor shall be third party beneficiaries of any of the Voting Agreements.

7. Representations and Warranties. In order to induce the Investor to enter into this Agreement, each Debtor hereby represents and warrants to the Investor, as of the date hereof and each Effective Time:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under the Exchange Documents and to issue the New Securities in accordance with the terms hereof. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Securities, have been duly authorized by the Board of Directors of the Company and, other than (i) notification filings with the principal Trading Market of the Company (the “Principal Market”), and (ii) such filings required under applicable U.S. securities laws or the applicable securities or “Blue Sky” laws of the states of the United States (the “Required Approvals”), no further filing, consent, or authorization is required by the Company or of its Board of Directors or its shareholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflict; Required Filings and Consents.

(i) The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation of the Company (including, without limitation, any certificate of designation contained therein), the bylaws of the Company, certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(ii) Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any Governmental Authority (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. “Governmental Authority” means any federal, foreign, state, county, municipal, provincial, or local governmental authority, court, judicial body, arbitration tribunal, government or self-regulatory organization, commission, tribunal or organization, or any regulatory, administrative, or other agency, or any political or other subdivision, department, commission, board, bureau, branch, division, ministry, or instrumentality of any of the foregoing.

(d) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Investor contained herein, the offer and issuance by the Company of the New Securities is exempt from registration under the Securities Act, pursuant to the exemption provided by Section 4(a)(2) and Rule 144(d)(3)(ii) thereof, and applicable state securities laws.

(e) Issuance of New Securities. The issuance of the New Debenture is duly authorized and upon issuance in exchange for the Existing Debenture in accordance with the terms of the Exchange Documents shall be valid and legally binding obligations of the Company and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof and, so long as the Company satisfies the current public information requirement under Rule 144(c) of the Securities Act (the failure to satisfy, a “Public Information Failure”), shall be freely tradeable by the Investor and shall be issued without any restricted legend. The issuance of the New Conversion Shares is duly authorized and, upon issuance upon conversion of the New Debenture, shall be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(f) No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Existing Debenture for the New Debenture as contemplated hereby.

(g) Disclosure. Except as disclosed in the 8-K Filing, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. All disclosure provided to the Investor regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(h) No Default. Immediately after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing or would result immediately from the transactions contemplated by this Agreement.

8. Miscellaneous.

(a) Amendments; Waivers. This Agreement may only be amended, modified or waived by a written agreement duly executed and delivered by the Company and the Investor.

(b) Acknowledgment and Reaffirmation of Transaction Documents. Each Debtor hereby ratifies, affirms, acknowledges and agrees that the Existing Securities Purchase Agreement, and the other Transaction Documents to which it is a party represent the valid and enforceable obligations of such Debtor, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity. Each Debtor hereby agrees that this Agreement in no way acts as a release or relinquishment of the Liens and rights securing payment of the Secured Obligations (as defined in the Pledge and Security Agreement). The Liens and rights securing payment of the Secured Obligations (as defined in the Pledge and Security Agreement) are hereby ratified and confirmed by each Debtor in all respects. Upon the Effective Time, this Agreement shall constitute an amendment to the Existing Securities Purchase Agreement and all of the other Transaction Documents as appropriate to give effect to the agreements contained herein. In all other respects, the Existing Securities Purchase Agreement and the other Transaction Documents shall remain unchanged and in full force and effect in accordance with their original terms. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Existing Securities Purchase Agreement and the other Transaction Documents are ratified and confirmed and shall continue in full force and effect.

(c) Fees and Expenses. The Debtors agree to pay all reasonable and documented out-of-pocket costs and expenses of the Investor incurred (a) in connection with the execution and delivery of this Agreement or (b) prior to, but unpaid as of, the date hereof, in connection with the Transaction Documents.

(d) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e) References. Each reference in (x) on or after the Effective Time, the Existing Securities Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Securities Purchase Agreement and each reference in any other Transaction Document to “the Securities Purchase Agreement” shall mean and be a reference to the Amended Securities Purchase Agreement, (y) on or after the Effective Time, the Existing Debenture to “this Debenture,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the New Debenture and each reference in any other Transaction Document to “the Debenture” of the Investor shall mean and be a reference to the New Debenture and (z) on or after the Effective Time, the Existing Warrant to “this Warrant,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Warrant and each reference in any other Transaction Document to “the Warrant” of the Investor shall mean and be a reference to the Amended Warrant.

(f) Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(g) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company and the Target under Section 4.10 of the Existing Securities Purchase Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

(h) Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Underlying Shares upon the Principal Market (subject to official notice of issuance) and shall maintain such listing of all of the Underlying Shares from time to time issuable under the terms of the Exchange Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8(h).

(i) Holding Period. Investor agrees that the New Debentures is being acquired solely in exchange for the Existing Debenture. For the purposes of Rule 144 of the Securities Act (“Rule 144”), the Company acknowledges that the holding period of the New Debenture (and upon conversion of the New Debenture, the New Conversion Shares) may be tacked onto the holding period of the Existing Debenture, and the Company agrees not to take a position contrary to this Section 8(i). The Company acknowledges and agrees that (assuming the Investor is not an affiliate of the Company) (i) upon issuance in accordance with the terms of the New Debenture, assuming no Public Information Failure then exists, the New Conversion Shares will be eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Conversion Shares becoming ineligible to be resold by the Investor pursuant to Rule 144 and (iii) in connection with any resale of New Conversion Shares pursuant to Rule 144, the Investor shall solely be required to provide reasonable assurances that such New Conversion Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Investor’s counsel.

(j) Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

(k) Notices to Investor. All notices to Investor pursuant to the Securities Purchase Agreement or the New Debenture shall be delivered in accordance with the notice instructions set forth on the signature page of the Investor attached hereto (or such other instructions delivered in writing to the Company by the Investor from time to time).

(l) Termination. If the Transaction is not consummated on or prior to February 5, 2024, the Investor may terminate this Agreement by written notice to the Company and this Agreement shall thereafter be null and void, ab initio.

9. Independent Nature of Investor's Obligations and Rights.  The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as, and the Company acknowledges that the Investor and the Other Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

DEBTORS:

NAUTICUS ROBOTICS, INC.
(F/K/A CLEANTECH ACQUISITON CORP.)

By:
Name:
Title:

NAUTICUS ROBOTICS HOLDINGS, INC.
(F/K/A NAUTICUS ROBOTICS, INC.)

By:
Name:
Title:

NAUTIWORKS LLC

By:
Name:
Title:

NAUTICUS ROBOTICS FLEET LLC

By:
Name:
Title:

NAUTICUS ROBOTICS USA LLC

By:
Name:
Title:

Signature Page to Agreement and Exchange Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTOR:

Name of Investor

By:
Name:
Title:

Aggregate Amount Outstanding Under Existing Debenture:

Aggregate Principal Amount of New Debenture:

Address:

Signature Page to Agreement and Exchange Agreement

Schedule 6(d)(i)

List of Stockholders

1. John Gibson

2. Victoria Hay

3. Nicholas Bigney

4. John Yamokoski

5. VHG Investments LLC

6. Material Impact Fund II, L.P.

Exhibit 10.10

Execution Version

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES

Original Issue Date: September 9, 2022
Exchange Date: January 30, 2024

$[_______]

ORIGINAL ISSUE DISCOUNT EXCHANGED SENIOR SECURED CONVERTIBLE DEBENTURE DUE SEPTEMBER 9, 2026

THIS ORIGINAL ISSUE DISCOUNT EXCHANGED SENIOR SECURED CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued Original Issue Discount Senior Secured Convertible Debentures of Nauticus Robotics, Inc. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation (together with its successors and assigns, the “Company”), having its principal place of business at 17146 Feathercraft Lane, Suite 450 Webster, TX 77598, designated as its Original Issue Discount Exchanged Senior Secured Convertible Debenture due September 9, 2026 (this debenture, the “Debenture” and, collectively with the other debentures of such series, the “Debentures”), issued in accordance with that certain Amendment and Exchange Agreement, dated as of January 30, 2024 (the “Exchange Agreement”, and the date thereof, the “Exchange Date”), by the Company in exchange for a 5% Original Issue Discount Senior Secured Convertible Debenture of the Company, originally issued on September 9, 2022, with an aggregate amount outstanding thereunder as of the Exchange Date of $[_______].

FOR VALUE RECEIVED, the Company promises to pay to [________] or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $[________] on September 9, 2026 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. Notwithstanding anything herein to the contrary, the Holder may, at its option upon written notice to the Company prior to the Maturity Date, elect to extend the Maturity Date by one year. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Alternate Conversion Floor Amount” means an amount equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Alternate Conversion Date and (II) the applicable Alternate Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to such Holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (II) the quotient obtained by dividing (x) the applicable Conversion Amount that such Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (x) of such definition.

“Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 98% of the lowest VWAP of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Notice of Conversion (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

“Alternate Optional Conversion Expiration Date” means the date of occurrence of a sale or grant of any option to purchase, or otherwise issuance, of any Common Stock and/or Common Stock Equivalents by the Company, whether in one transaction or in a series of transactions, in each case, after the date hereof, as applicable, which results in the payment by such purchaser(s) of a non-refundable amount of net cash proceeds to the Company of at least $30 million (the lowest price per share of Common Stock issued or issuable in such offering, the “Adjustment Price”).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

2

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion” shall have the meaning ascribed to such term in Section 4. “Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Amount” means the sum of (A) the portion of the principal of this Debenture to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such principal of this Debenture, (C) accrued and unpaid Late Fees with respect to such Principal of this Debenture and Interest, and (E) any other unpaid amounts pursuant to the Transaction Documents, if any.

“Conversion Floor Price Condition” means that the relevant Alternate Conversion Price is being determined based on clause (x) of such definitions.

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

3

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Effectiveness Period” shall have the meaning set forth in the Registration Rights Agreement.

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question (or, in the case of an Optional Redemption, the shares issuable upon conversion in full of the Optional Redemption Amount) to the Holder would not violate the limitations set forth in Sections 4(d) or 4(e) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the applicable Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information and (j) in the case of an Optional Redemption, the average daily trading volume for the Common Stock on the principal Trading Market exceeds 2,000,000 shares (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the Purchase Agreement) during the applicable Optional Redemption Period.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Excluded Subsidiary” shall have the meaning given to such term in the Pledge and Security Agreement.

“Floor Price” means $0.0878 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

4

“Indebtedness” or “indebtedness” of any person shall mean, if and to the extent (other than with respect to clause (i)) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course of business or consistent with past practice or industry norm), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all capitalized lease obligations of such person, (f) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (g) the principal component of all obligations of such person in respect of bankers’ acceptances, and (h) all guarantees by such person of indebtedness described in clauses (a) to (g) above; provided, that Indebtedness shall not include (A) trade and other ordinary-course payables and intercompany liabilities arising in the ordinary course of business or consistent with past practice or industry norm, (B) accrued expenses, (C) prepaid or deferred revenue, (D) purchase price holdbacks arising in the ordinary course of business or consistent with past practice or industry norm in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, or (E) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP.

“Interest Conversion Rate” means the 90% of the Alternate Conversion Price as of such Interest Payment Date (assuming an Alternate Optional Conversion of such Interest to be paid in Interest Conversion Shares as of such Interest Payment Date).

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Rate” means, as of any date of determination, five (5%) per annum, subject to adjustment from time to time in accordance with Section 2.

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 130% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

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“Optional Redemption Amount” means the sum of (a) 120% of the then outstanding principal amount of the Debenture, (b) accrued but unpaid interest and (c) all liquidated damages and other amounts due in respect of the Debenture.

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Period” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debentures, (b) the indebtedness existing on the Original Issue Date set forth on Schedule 20 to the Perfection Certificate (attached as Exhibit A to the Pledge and Security Agreement), (c) lease obligations (including capital leases) and purchase money indebtedness of up to $500,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (d) indebtedness that (i) is expressly subordinate to the Debentures pursuant to a written subordination agreement with the Purchasers that is acceptable to each Purchaser in its sole and absolute discretion and (ii) matures at a date later than the 91st day following the Maturity Date, (e) up to $75 million, in the aggregate, indebtedness that is senior, pari-passu or junior to the Debentures (including unsecured indebtedness), provided that (i) any such indebtedness does not include any equity or equity-linked component thereof, (ii) any pari-passu or junior indebtedness incurred pursuant to this clause (e) (other than unsecured indebtedness) shall be subject to a written intercreditor agreement with the Purchasers that is acceptable to each Purchaser in its sole discretion and (iii) any indebtedness incurred pursuant to this clause (e) shall not be incurred by a Foreign Subsidiary (as defined in the Pledge and Security Agreement), and (f) additional unsecured indebtedness in an amount not to exceed $1,500,000 in the aggregate.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet delinquent by more than 30 days or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business which secure obligations which are not more than 30 days overdue, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a), (b), (d) and (e) thereunder, (d) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased and (e) other Liens incurred in the ordinary course of business securing obligations not to exceed $500,000.00 in the aggregate.

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“Purchase Agreement” means the Securities Purchase Agreement, dated as of December 16, 2021, by and among the Company, Nauticus Robotics Holdings, Inc. (f/k/a Nauticus Robotics, Inc.), a Texas corporation (“Nauticus Sub”), and the Purchasers party thereto (as amended by that certain Letter Agreement dated as of September 9, 2022 by and among the Company, Nauticus Sub and the Purchasers party thereto, and as further amended, modified or supplemented from time to time in accordance with its terms).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, among the Company and the original holders of the Debentures issued under the Purchase Agreement.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Holder as provided for in the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg, LP) of the Common Stock on the principal Trading Market of the Common Stock on any Trading Day during the ten (10) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $100,000.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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Section 2. Interest.

a) Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the applicable Interest Rate, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date, on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 5 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder, (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below, (iii) as to such Interest Payment Date, prior to such Interest Notice Period (but not more than five (5) Trading Days prior to the commencement of such Interest Notice Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the lesser of the (i) then Conversion Price and (ii) the Interest Conversion Rate assuming for such purposes that the Interest Payment Date is the Trading Day immediately prior to the commencement of the Interest Notice Period (the “Interest Conversion Shares”), (iv) the average of the five (5) VWAPs ending on the Trading Day that is immediately prior to the applicable Interest Payment Date equals or exceeds 111% of the then Conversion Price and (v) no Volume Failure exists.

b) Company’s Election to Pay Interest in Cash or Kind. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of the Company. Prior to the commencement of any Interest Notice Period, the Company shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof and the Interest Share Amount as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice. During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. At any time the Company delivers a notice to the Holder of its election to pay the interest in shares of Common Stock, the Company shall timely file a prospectus supplement pursuant to Rule 424 disclosing such election. The aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date.

c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 4(c)(ii) herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(c)(ii) herein. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock to the holders of the Debentures, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.

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d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Company has elected to pay accrued interest in the form of Common Stock but the Company is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Company, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the regularly scheduled interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made. If any Interest Conversion Shares are issued to the Holder in connection with an Interest Payment Date and are not applied against an Interest Share Amount, then the Holder shall promptly return such excess shares to the Company.

e) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Sections 4(d) or 4(e) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Debenture as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding Conversion Amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the Conversion Amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

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b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.4582, subject to adjustment herein (the “Conversion Price”)

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 4(b) shall be determined by dividing (x) 120% of such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

ii. Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Debenture (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in shares of Common Stock at least 20 Trading Days prior to the date on which the Notice of Conversion is delivered to the Company, shares of Common Stock representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Notice Period is the 20 Trading Days period immediately prior to the date on which the Notice of Conversion is delivered to the Company and excluding for such issuance the condition that the Company deliver Interest Conversion Shares as to such interest payment prior to the commencement of the Interest Notice Period) and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash). On or after the earlier of (i) the six-month anniversary of the Original Issue Date or (ii) the Effective Date, the Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

iii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

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iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the Conversion Amount of this Debenture, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding Conversion Amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 4(c)(ii) by the Share Delivery Date (a “Conversion Failure”), the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion (the “Liquidated Damages Amount”). Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law. The Company shall pay any Liquidated Damages Amount to the Holder as soon as commercially practicable after the occurrence of a Conversion Failure, but in no event later than the thirtieth (30th) calendar day after the applicable Conversion Date with respect to such Conversion Failure hereunder. Notwithstanding the foregoing, but solely with respect to the initial Conversion Failure that occurs hereunder after the date hereof (if any), and not with respect to any other Conversion Failure hereunder (if any), no Liquidated Damages Amount shall be deemed to have accrued hereunder with respect to such initial Conversion Failure if such initial Conversion Failure is cured prior to the fifth (5th) calendar day after the Share Delivery Date of such initial Conversion Failure.

v. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if a Conversion Failure occurs, and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) (the “Buy-In Payment Amount”) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Debenture as required pursuant to the terms hereof. The Company shall pay any Buy-In Payment Amount to the Holder as soon as commercially practicable after the occurrence of a Conversion Failure, but in no event later than the thirtieth (30th) calendar day after the applicable Conversion Date with respect to such Conversion Failure hereunder.

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vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding Conversion Amount of this Debenture. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Holder’s compliance with its obligations under the Registration Rights Agreement).

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted Conversion Amount of this Debenture beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which Conversion Amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which Conversion Amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

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e) Issuance Limitations. Notwithstanding anything herein to the contrary, if the Company has not obtained Stockholder Approval (as defined in the Exchange Agreement), then the Company may not issue, upon conversion of this Debenture, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the Original Issue Date and prior to such Conversion Date (i) in connection with the conversion of any Debentures issued pursuant to the Exchange Agreement and (ii) in connection with convertible loans (the “Senior Convertible Debt”) issued pursuant to that Second Secured Term Loan Agreement, dated January 30, 2024, by and among the Company and the Lenders party thereto (the “Second Term Loan Agreement”), that would otherwise breach the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d) (such applicable number of shares, the “Issuable Maximum”). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the original principal amount of the Holder’s Debenture by (y) the aggregate original principal amount of all Debentures issued on the Original Issue Date to all Holders and Senior Convertible Debt issued pursuant to the Second Term Loan Agreement. In addition, each Holder may allocate its pro-rata portion of the Issuable Maximum among Debentures and Senior Convertible Debt held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Holder no longer holds any Debentures or Senior Convertible Debt and the amount of shares issued to the Holder pursuant to the Holder’s Debentures and Senior Convertible Debt was less than the Holder’s pro-rata share of the Issuable Maximum. At any time after the Stockholder Meeting Deadline (as defined in the Exchange Agreement), in the event that the Company is prohibited from issuing shares of Common Stock pursuant to this Section 4(e) (the “Exchange Cap Shares”), the Company shall pay cash in exchange for the cancellation of such portion of this Debenture convertible into such Exchange Cap Shares at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the greatest closing sale price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Company and ending on the date of such issuance and payment under this Section 4(e) and (ii) to the extent of any Buy-In related thereto, payment amount with respect to any such Buy-In hereunder, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith (collectively, the “Exchange Cap Share Cancellation Amount”).

f) Right of Alternate Conversion.

i) General.

1) Alternate Optional Conversion. Subject to Sections 4(d) and 4(e), at any time prior to the Alternate Optional Conversion Expiration Date, at the option of the Holder, the Holder may convert (each, an “Alternate Optional Conversion”, and the date of such Alternate Optional Conversion, an “Alternate Optional Conversion Date”) all, or any part, of this Debenture into shares of Common Stock (such portion of the Conversion Amount subject to such Alternate Optional Conversion, the “Alternate Optional Conversion Amount”) at the Alternate Conversion Price.

2) Alternate Conversion Upon an Event of Default. Subject to Section Sections 4(d) and 4(e), at any time after the occurrence of an Event of Default (regardless of whether such Event of Default has been cured, or if the Company has delivered an notice of the occurrence of such Event of Default to the Holder or if the Holder has delivered notice to the Company electing to redeem this Debenture, in whole or in part, or otherwise notified the Company that an Event of Default has occurred), the Holder may, at the Holder’s option, convert (each, an “Alternate Event of Default Conversion” and together with each Alternate Optional Conversion, each, an “Alternate Conversion”, and the date of such Alternate Event of Default Conversion, each, an “Alternate Event of Default Conversion Date”, and together with each Alternate Optional Conversion Date, each, an “Alternate Conversion Date”) all, or any part of, the Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, the “Alternate Event of Default Conversion Amount” and together with each Alternate Optional Conversion Amount, each, an “Alternate Conversion Amount”) into shares of Common Stock at the Alternate Conversion Price.

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ii) Mechanics of Alternate Conversion. On any Alternate Conversion Date, the Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 4(a) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and, solely with respect to the calculation of the number of shares of Common Stock issuable upon conversion of any Conversion Amount in an Alternate Event of Default Conversion, with “such portion of the Mandatory Default Amount subject to conversion” replacing “Conversion Amount” with respect to such Alternate Conversion, mutatis mutandis) by designating in the Conversion Notice delivered pursuant to this Section 4(f) of this Debenture that the Holder is electing to use the Alternate Conversion Price for such conversion; provided that in the event of the Conversion Floor Price Condition, on the applicable Alternate Conversion Date the Company shall pay a cash amount to the Holder equal to the applicable Alternate Conversion Floor Amount. Notwithstanding anything to the contrary in this Section 4(f), but subject to Sections 4(d) and 4(e), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount to the Holder, such Alternate Conversion Amount may be converted by the Holder into shares of Common Stock pursuant to Section 4(a) without regard to this Section 4(f).

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Debentures), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase, or otherwise issues, any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”), then simultaneously with the consummation of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Conversion Price, provided that the Base Conversion Price shall not be less than $2.00 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the Purchase Agreement). Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. If the Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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d) Pro Rata Distributions. During such time as this Debenture is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Debenture, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Sections 4(d) or 4(e) on the conversion of this Debenture), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Debenture is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Sections 4(d) or 4(e) on the conversion of this Debenture). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Debenture, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Debenture (without regard to any limitations on the conversion of this Debenture) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Debenture immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company(and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

h) Voluntary Adjustment by Company. Subject to the rules and regulations of the Company’s principal Trading Market, the Company may at any time during the term of this Debenture, with the prior written consent of the Required Holders (as defined in the Exchange Agreement), reduce the then current Conversion Price of each of the Debentures to any amount and for any period of time deemed appropriate by the board of directors of the Company.

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Section 6. Redemption.

a) Optional Redemption at Election of Company. Subject to the provisions of this Section 6(a), at any time after the Effective Date, the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding Conversion Amount of this Debenture for cash in an amount equal to the Optional Redemption Amount on the 60th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 60 Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. Additionally, upon any Optional Redemption the Company shall also issue to the Holder a Common Stock purchase warrant to purchase up to a number of shares of Common Stock equal to 60% of the Conversion Amount of this Debenture being redeemed divided by the then Conversion Price, with an exercise price equal to the then Conversion Price and a term of exercise equal to 10 years from the date of issuance thereof, otherwise in the form of the Warrant. Such warrant certificate shall be issued within 3 Trading Days of the Redemption and shall have customary piggyback registration rights reasonably acceptable to the Holder. The Company may only effect an Optional Redemption if each of the Equity Conditions shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents, the Company is obligated to notify the Holder of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Company) in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. The Company’s determination to pay an Optional Redemption in cash shall be applied ratably to all of the holders of the then outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.

b) Redemption Procedure. The payment of cash or issuance of Common Stock, as applicable, pursuant to an Optional Redemption or shall be payable on the Optional Redemption Date. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Optional Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption. Notwithstanding anything to the contrary in this Section 6, the Company’s determination to redeem in cash or its elections under Section 6(b) shall be applied ratably among the holders of Debentures. The Holder may elect to convert the Conversion Amount of this Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company.

Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the Required Holders (as defined in the Exchange Agreement) shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

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b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture;

e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than (i) the Debentures if on a pro-rata basis, (ii) regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, (iii) payments (whether of principal, interest, or otherwise) in respect of the First Lien Loan Indebtedness pursuant to the terms thereof (to the extent not in contravention of the First Lien Loan ICA), and (iv) regularly scheduled principal and interest payments of Permitted Indebtedness (other than unsecured Permitted Indebtedness incurred pursuant to clause (e) of the definition of “Permitted Indebtedness” and the First Lien Loan Indebtedness) pursuant to the terms thereof; provided that payments pursuant to the foregoing clause (ii) shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists or occurs;

f) pay cash dividends or distributions on any equity securities of the Company;

g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

h) permit Nauticus Sub to merge or become a party to any merger, amalgamation, or consolidation with any Person where Nauticus Sub is not the surviving Person or whereby Nauticus Sub would cease to be a wholly owned subsidiary of the Company as a result of such merger, amalgamation, or consolidation (any such merger, amalgamation, or consolidation, a “Nauticus Sub Merger”), unless the surviving Person into which Nauticus Sub is merged as a result of such Nauticus Sub Merger (such surviving Person, the “Nauticus Sub Surviving Entity”) (i) becomes a wholly owned subsidiary of the Company concurrently with and as an immediate result of such Nauticus Sub Merger, and (ii) concurrently with the consummation of such Nauticus Sub Merger, the Company pledges all of the outstanding capital stock of the Nauticus Sub Surviving Entity to the Agent (as defined in the Pledge and Security Agreement) as additional collateral for the obligations of the Company under this Debenture and complies with all of the requirements of Section 10 hereof;

i) sell or grant any right to reprice any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights which entitles such Person to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price;

i) issue any securities, directly or indirectly, (i) that would cause a breach or default under this Debenture, or (ii) at a Base Conversion Price less than (x) if prior to the Alternate Conversion Optional Expiration Date, 200% of the Floor Price then in effect or (y) from and after the Alternate Conversion Optional Expiration Date, the Conversion Price then in effect.

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k) engage in any line of business substantially different from (i) those lines of business conducted by Nauticus Sub on the date hereof or (ii) any business substantially related or incidental, complementary, corollary, synergistic or ancillary thereto or reasonable extensions thereof; or

l) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (xi) below) or in any Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

iii. a default or event of default, which such default is not cured, if possible to cure, within the earlier of (A) 5 Trading Days after notice of such default or event of default sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such default or event of default, shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made, which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

v. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $500,000 whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

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vii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

viii. the Company (and all of its Subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix. the Initial Registration Statement (as defined in the Registration Rights Agreement) shall not have been declared effective by the Commission on or prior to the 120th calendar day after the Closing Date or the Company does not meet the current public information requirements under Rule 144 in respect of the Registrable Securities (as defined in the Registration Rights Agreement);

x. if, during the Effectiveness Period (as defined in the Registration Rights Agreement), either (a) the effectiveness of the Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement for a period of more than 20 consecutive Trading Days or 30 non-consecutive Trading Days during any 12 month period; provided, however, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and, in the written opinion of counsel to the Company, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period pursuant to this Section 8(a)(x);

xi. the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

xii. the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

xiii. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $500,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days; or

xiv. a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

j) Secured Obligations. The obligations of the Company under this Debenture are secured by all assets of the Company and each Subsidiary pursuant to (i) the Pledge and Security Agreement, dated as of the date hereof, by and among the Company, Nauticus Sub and the other debtors from time to time party thereto, the Agent (as defined therein) and the Creditors (as defined therein) (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), (ii) the Intellectual Property Security Agreement, dated as of the date hereof by and among the Company, Nauticus Sub, and the other pledgors from time to time party thereto, and the Agent (as defined therein) (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intellectual Property Security Agreement”), and (iii) the other Security Documents (as defined in the Pledge and Security Agreement).

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k) Guaranteed Obligations. The obligations of the Company under this Debenture are guaranteed by each Subsidiary pursuant to the Subsidiary Guarantee, dated as the date hereof, by and among the Subsidiaries of the Company (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Subsidiary Guarantee”).

Section 10. New Subsidiaries.

a) If the Company or any Subsidiary (other than an Excluded Subsidiary) forms or acquires any new direct or indirect Subsidiary (other than an Excluded Subsidiary), or any Subsidiary merges, amalgamates, or consolidates with or into any other Person and such Subsidiary is not the surviving entity as a result of such merger, amalgamation, or consolidation and such surviving entity is not an Excluded Subsidiary (any such surviving entity, a “Surviving Entity”), the Company agrees to, or to cause such Subsidiary or Surviving Entity to, concurrently with such formation, acquisition, merger, amalgamation or consolidation, (i) provide notice to the Holder of such formation, acquisition, merger, amalgamation or consolidation, (ii) amend the Pledge and Security Agreement pursuant to a pledge and security agreement addendum attached as Exhibit B to the Pledge and Security Agreement to reflect the addition of such capital stock and pledge the applicable capital stock to Agent (as defined in the Pledge and Security Agreement) as additional collateral for the obligations of the Company under this Debenture, (iii) cause such newly formed or acquired Subsidiary or Surviving Entity to (A) become a party to the Subsidiary Guarantee pursuant to an assumption agreement in the form set forth on Annex 1 thereto, (B) become a party to the Pledge and Security Agreement pursuant to a joinder in form satisfactory to Agent for the purposes of granting a security interest in such Subsidiary’s or Surviving Entity’s assets as additional security for the obligations of the Company under this Debenture and (C) become a party to the Intellectual Property Security Agreement pursuant to a joinder in form satisfactory to Agent (as defined in the Pledge and Security Agreement) for the purposes of granting a security interest in such Subsidiary’s or Surviving Entity’s intellectual property as additional security for the obligations of the Company under this Debenture, (iv) deliver to Agent an opinion of counsel in form and substance acceptable to Agent (as defined in the Pledge and Security Agreement), addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to such Subsidiary or Surviving Entity and (v) to execute or deliver such other agreements, documents requested by the Agent in connection therewith.

b) If the Company or any Subsidiary forms or acquires any new direct or indirect Excluded Subsidiary, or any Subsidiary merges, amalgamates, or consolidates with or into any other Person and such Subsidiary is not the surviving entity as a result of such merger, amalgamation, or consolidation and such surviving entity is an Excluded Subsidiary (any such surviving entity, a “Excluded Surviving Entity”), the Company agrees to, or to cause such Subsidiary or Excluded Surviving Entity to, concurrently with such formation, acquisition, merger, amalgamation or consolidation, (i) provide notice to the Holder of such formation, acquisition, merger, amalgamation or consolidation, (ii) amend the Pledge and Security Agreement pursuant to a pledge and security agreement addendum attached as Exhibit B to the Pledge and Security Agreement to reflect the addition of such capital stock and pledge the applicable capital stock (in accordance with the Pledge and Security Agreement) to Agent (as defined in the Pledge and Security Agreement) as additional collateral for the obligations of the Company under this Debenture, (iii) take such other actions as Agent deems necessary or reasonably advisable to perfect the Agent’s security interest therein (including without limitation, executing and/or delivering to Agent foreign law pledge agreements and such other documents requested by the Agent in connection therewith together with opinions of counsel (including foreign counsel, if applicable) in form and substance acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to the pledge of the Equity Interest in such Excluded Surviving Entity. If any existing Excluded Subsidiary ceases to be an Excluded Subsidiary for any reason (including without limitation by operation of a change in applicable law) then, the Debtors agree to, within ten (10) Business Days (or such longer period as may be agreed to by the Agent in its reasonable discretion) after such existing Excluded Subsidiary ceases to be an Excluded Subsidiary, (i) amend the Pledge and Security Agreement to reflect the pledge of the additional Equity Interests not pledged prior to such time due to the operation of the Foreign Collateral Exclusion (as defined in the Pledge and Security Agreement) (such that 100% of the Equity Interests held by the Debtors (as defined in the Pledge and Security Agreement) shall then be pledged to Agent as Collateral pursuant to the Pledge and Security Agreement), (ii) cause such former Excluded Subsidiary to (A) become a party to the Subsidiary Guarantee pursuant to an assumption agreement in the form set forth on Annex 1 thereto, (B) become a party to the Pledge and Security Agreement pursuant to a joinder in form satisfactory to Agent for the purposes of granting a security interest in such former Excluded Subsidiary’s assets as additional security for the obligations of the Company under this Debenture and (C) become a party to the Intellectual Property Security Agreement pursuant to a joinder in form satisfactory to Agent (as defined in the Pledge and Security Agreement) for the purposes of granting a security interest in such former Excluded Subsidiary’s intellectual property as additional security for the obligations of the Company under this Debenture, (iii) deliver to Agent opinions of counsel (including foreign counsel, if applicable) form and substance acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to such former Excluded Subsidiary and (iv) to execute or deliver such other agreements, documents requested by the Agent in connection therewith.

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Section 11. Disclosure. Upon receipt or delivery by the Company or any Subsidiary of any notice in accordance with the terms of this Debenture, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

Section 12. Amending the Terms of this Debenture. Except for Section 4(d), which may not be amended, modified or waived by the parties hereto, the prior written consent of the Required Holders (as defined in the Exchange Agreement) shall be required for any amendment, modification or waiver to this Debenture. Any amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Debenture and any Other Debentures; provided, however, that no such change, waiver or, as applied to any of the Debentures held by any particular holder of Debentures, shall, without the written consent of that particular holder, (i) reduce the amount of Principal, reduce the amount of accrued and unpaid Interest, or extend the Maturity Date, of the Debentures, (ii) disproportionally and adversely affect any rights under the Debentures of any holder of Debentures; or (iii) modify any of the provisions of, or impair the right of any holder of Debentures under, this Section 12.

*********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

NAUTICUS ROBOTICS, INC.
(F/K/A CLEANTECH ACQUISITION CORP.)

By:
Name:
Title:

Notice Information:

17146 Feathercraft Lane, Suite 450
Webster, TX 77598
Attention:	Chief Executive Officer
Email:	********

and

17146 Feathercraft Lane, Suite 450
Webster, TX 77598
Attention:	Chief Financial Officer
Email:	********

and

17146 Feathercraft Lane, Suite 450
Webster, TX 77598
Attention:	General Counsel
Email:	********

and

17146 Feathercraft Lane, Suite 450
Webster, TX 77598
Attention:	Audit Committee Chair
Email:	********

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the Original Issue Discount Senior Secured Convertible Debenture due September 9, 2026 (the “Debenture”) of Nauticus Robotics, Inc. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. Capitalized terms not defined herein shall have the meaning as set forth in the Debenture.

To be valid, this Notice of Conversion must be delivered to each of the following email addresses:

Email: ********

Email: ********

Email: ********

Email: ********

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that, after giving effect to the conversion of the Debenture contemplated below, its beneficial ownership of the Common Stock does not exceed the amounts specified under Section 4(d) of the Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

Date of Conversion:

Aggregate principal to be converted:

Aggregate accrued and unpaid Interest, and accrued and unpaid Late Fees with respect to such portion of the aggregate principal and such aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

☐ If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price:____________

Please issue the Common Stock into which the Debenture is being converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __, _____

Name of Registered Holder

By:
Name:
Title:

Tax ID:

E-mail Address:

Schedule 1

CONVERSION SCHEDULE

The Original Issue Discount Senior Secured Convertible Debentures due on September 9, 2026 in the aggregate principal amount of $[________] are issued by Nauticus Robotics, Inc. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

Exhibit 10.11

EXECUTION VERSION

NAUTICUS SECOND LIEN RESTRUCTURING AGREEMENT

THIS NAUTICUS SECOND LIEN RESTRUCTURING AGREEMENT (this “Agreement”) is entered into as of January 30, 2024, among NAUTICUS ROBOTICS, INC. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation (the “Company”), NAUTICUS ROBOTICS HOLDINGS, INC. (f/k/a Nauticus Robotics, Inc.), a Texas corporation (the “Nauticus Sub”), NAUTIWORKS LLC, a Delaware limited liability company (“NautiWorks”), NAUTICUS ROBOTICS FLEET LLC, a Delaware limited liability company (“Nauticus Fleet”), NAUTICUS ROBOTICS USA LLC, a Delaware limited liability company ( “Nauticus USA”, and together with the Company, the Nauticus Sub, NautiWorks, Nauticus Fleet and the other debtor parties joined to the Pledge and Security Agreement from time to time, collectively, the “Debtors”) and the undersigned investor (the “Investor”), in its capacity as a holder of the Investor Warrant (as defined below).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of December 16, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, the “Existing Securities Purchase Agreement”), by and among the Company, Nauticus Sub, the Investor and certain other investors (collectively, the “Other Investors”, and together with the Investor, the “Investors”), the Company has previously issued certain Warrants (as defined in the Existing Securities Purchase Agreement) to the Investors.

WHEREAS, the Company desires to enter into an agreement to sell certain shares of Common Stock (as defined in the Existing Securities Purchase Agreement) at a price per share of $2.00 (the “Proposed Transaction”)WHEREAS, as of the date hereof, the Investor holds a Warrant exercisable into such aggregate number of shares of Common Stock as set forth on the signature page of the Investor attached hereto (the “Investor Warrant”, or the “Investor Primary Securities”).

NOW THEREFORE, in consideration of the premises and mutual agreements set forth in the Existing Securities Purchase Agreement, the Investor Primary Securities and this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Existing Securities Purchase Agreement.

2. Investor Waiver. Effective as of the date hereof, the Investor hereby waives, in part, Section 3(b) of Investor Warrant such that the aggregate shares of Common Stock issuable upon exercise of the Investor Warrant (after giving effect to adjustments pursuant to the Proposed Transaction shall equal such lower aggregate number of Warrant Shares as set forth on the signature page of the Investor attached hereto.

3. Voluntary Adjustments of Investor Warrant.

(a) Effective immediately following the Effective Time, the Company hereby, irrevocably, agrees as follows (collectively, the “Voluntary Adjustments”), in accordance with Section 3(h) of the Investor Warrant, the Exercise Price (as defined in the Investor Warrant) then in effect shall automatically adjust to $0.0001 (as adjusted, for stock splits, stock dividends, stock combinations, recapitalizations and similar events) for the remaining term of the Investor Warrant.

(b) The Investor hereby consents to the Voluntary Adjustments.

Transfer Agent Instructions. On or prior to January 31, 2024, the Company shall issue irrevocable instructions to its transfer agent (and any subsequent transfer agent, as applicable, the “Transfer Agent”) in the form and substance reasonably satisfactory to the parties hereto (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Investor, or its respective nominee(s), in such amounts as specified from time to time by the Investor, to the Company upon exercise of the Investor Warrants (collectively with the Underlying Shares, the “Securities”), as applicable. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to its transfer agent with respect to the Securities. If the Investor, effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Investor, to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Underlying Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to the Investor, assignee or transferee (as the case may be) without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor. This covenant shall not trigger any liquidated damages or other amounts owing under the Transaction Documents under the Existing Securities Purchase Agreement.

4. Representations and Warranties. In order to induce the Investor to enter into this Agreement, each Debtor hereby represents and warrants to the Investor, as of the date hereof and each Effective Time:

(a) The execution, delivery and performance of this Agreement has been duly authorized by all requisite organization action on the part of each Debtor party hereto and that this Agreement has been duly executed and delivered by each Debtor party hereto;

(b) Immediately after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing or would result immediately from the transactions contemplated by this Agreement;

(c) The representations and warranties contained in the Existing Securities Purchase Agreement, the Pledge and Security Agreement and the other Transaction Documents are true and correct in all material respects (without duplication of any materiality qualifier); and

(d) This Agreement, the Existing Securities Purchase Agreement, the Investor Warrant constitute the legal, valid and binding obligations of such Debtor which is a party hereto or thereto and are enforceable against such Debtor which is a party hereto or thereto in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

5. Miscellaneous.

(a) Amendments; Waivers. This Agreement may only be amended, modified or waived by a written agreement duly executed and delivered by the Company and the Investor.

(b) Acknowledgment and Reaffirmation of Transaction Documents. Each Debtor hereby ratifies, affirms, acknowledges and agrees that the Existing Securities Purchase Agreement, and the other Transaction Documents to which it is a party represent the valid and enforceable obligations of such Debtor, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity. Each Debtor hereby agrees that this Agreement in no way acts as a release or relinquishment of the Liens and rights securing payment of the Secured Obligations (as defined in the Pledge and Security Agreement). The Liens and rights securing payment of the Secured Obligations (as defined in the Pledge and Security Agreement) are hereby ratified and confirmed by each Debtor in all respects. Upon the Effective Time, the amendments and waivers of the Investor Primary Securities shall be amended and/or waived, as provided herein, and effective. In all other respects, the Existing Securities Purchase Agreement, the Investor Primary Securities and the other Transaction Documents shall remain unchanged and in full force and effect in accordance with their original terms. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Existing Securities Purchase Agreement, each of the Investor Primary Securities and the other Transaction Documents are ratified and confirmed and shall continue in full force and effect.

(c) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) References. Each reference in (x) on or after the Effective Time, the Existing Securities Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Securities Purchase Agreement and each reference in any other Transaction Document to “the Securities Purchase Agreement” shall mean and be a reference to the Amended Securities Purchase Agreement, and (y) on or after the Effective Time, the Investor Warrant to “this Warrant,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Investor Warrant and each reference in any other Transaction Document to “the Warrant” of the Investor shall mean and be a reference to the Warrant (subject to the applicable waivers herein).

(e) Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company and the Target under Section 4.10 of the Existing Securities Purchase Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

6. Independent Nature of Investor's Obligations and Rights.  The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Agreement.  Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as, and the Company acknowledges that the Investor and the Other Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement.  The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

DEBTORS:

NAUTICUS ROBOTICS, INC.
(F/K/A CLEANTECH ACQUISITON CORP.)

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO:

NAUTICUS ROBOTICS HOLDINGS, INC.
(F/K/A NAUTICUS ROBOTICS, INC.)

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTIWORKS LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS FLEET LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS USA LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

Signature Page to Agreement to Nauticus Second Lien Restructuring Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTOR:

SLS Family Irrevocable Trust
Name of Investor

By:	/s/ Adam Westreich
Name:	Adam Westreich
Title:	Trustee

Aggregate Number of Warrant Shares underlying Investor Warrant (prior to Proposed Transaction)*:

146,937

Aggregate Number of Warrant Shares underlying Investor Warrant (after giving effect to Proposed Transaction and waivers herein)*:

1,376,267

*Without regard to any limitations on exercise set forth therein

Signature Page to Agreement to Nauticus Second Lien Restructuring Agreement

Exhibit 10.12

EXECUTION VERSION

NAUTICUS SECOND LIEN RESTRUCTURING AGREEMENT

THIS NAUTICUS SECOND LIEN RESTRUCTURING AGREEMENT (this “Agreement”) is entered into as of January 30, 2024, among NAUTICUS ROBOTICS, INC. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation (the “Company”), NAUTICUS ROBOTICS HOLDINGS, INC. (f/k/a Nauticus Robotics, Inc.), a Texas corporation (the “Nauticus Sub”), NAUTIWORKS LLC, a Delaware limited liability company (“NautiWorks”), NAUTICUS ROBOTICS FLEET LLC, a Delaware limited liability company (“Nauticus Fleet”), NAUTICUS ROBOTICS USA LLC, a Delaware limited liability company ( “Nauticus USA”, and together with the Company, the Nauticus Sub, NautiWorks, Nauticus Fleet and the other debtor parties joined to the Pledge and Security Agreement from time to time, collectively, the “Debtors”) and the undersigned investor (the “Investor”), in its capacity as a holder of the Investor Warrant (as defined below).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of December 16, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, the “Existing Securities Purchase Agreement”), by and among the Company, Nauticus Sub, the Investor and certain other investors (collectively, the “Other Investors”, and together with the Investor, the “Investors”), the Company has previously issued certain Warrants (as defined in the Existing Securities Purchase Agreement) to the Investors.

WHEREAS, the Company desires to enter into an agreement to sell certain shares of Common Stock (as defined in the Existing Securities Purchase Agreement) at a price per share of $2.00 (the “Proposed Transaction”)WHEREAS, as of the date hereof, the Investor holds a Warrant exercisable into such aggregate number of shares of Common Stock as set forth on the signature page of the Investor attached hereto (the “Investor Warrant”, or the “Investor Primary Securities”).

NOW THEREFORE, in consideration of the premises and mutual agreements set forth in the Existing Securities Purchase Agreement, the Investor Primary Securities and this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Existing Securities Purchase Agreement.

2. Investor Waiver. Effective as of the date hereof, the Investor hereby waives, in part, Section 3(b) of Investor Warrant such that the aggregate shares of Common Stock issuable upon exercise of the Investor Warrant (after giving effect to adjustments pursuant to the Proposed Transaction shall equal such lower aggregate number of Warrant Shares as set forth on the signature page of the Investor attached hereto.

3. Voluntary Adjustments of Investor Warrant.

(a) Effective immediately following the Effective Time, the Company hereby, irrevocably, agrees as follows (collectively, the “Voluntary Adjustments”), in accordance with Section 3(h) of the Investor Warrant, the Exercise Price (as defined in the Investor Warrant) then in effect shall automatically adjust to $0.0001 (as adjusted, for stock splits, stock dividends, stock combinations, recapitalizations and similar events) for the remaining term of the Investor Warrant.

(b) The Investor hereby consents to the Voluntary Adjustments.

Transfer Agent Instructions. On or prior to January 31, 2024, the Company shall issue irrevocable instructions to its transfer agent (and any subsequent transfer agent, as applicable, the “Transfer Agent”) in the form and substance reasonably satisfactory to the parties hereto (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Investor, or its respective nominee(s), in such amounts as specified from time to time by the Investor, to the Company upon exercise of the Investor Warrants (collectively with the Underlying Shares, the “Securities”), as applicable. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to its transfer agent with respect to the Securities. If the Investor, effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Investor, to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Underlying Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to the Investor, assignee or transferee (as the case may be) without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor. This covenant shall not trigger any liquidated damages or other amounts owing under the Transaction Documents under the Existing Securities Purchase Agreement.

4. Representations and Warranties. In order to induce the Investor to enter into this Agreement, each Debtor hereby represents and warrants to the Investor, as of the date hereof and each Effective Time:

(a) The execution, delivery and performance of this Agreement has been duly authorized by all requisite organization action on the part of each Debtor party hereto and that this Agreement has been duly executed and delivered by each Debtor party hereto;

(b) Immediately after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing or would result immediately from the transactions contemplated by this Agreement;

(c) The representations and warranties contained in the Existing Securities Purchase Agreement, the Pledge and Security Agreement and the other Transaction Documents are true and correct in all material respects (without duplication of any materiality qualifier); and

(d) This Agreement, the Existing Securities Purchase Agreement, the Investor Warrant constitute the legal, valid and binding obligations of such Debtor which is a party hereto or thereto and are enforceable against such Debtor which is a party hereto or thereto in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

5. Miscellaneous.

(a) Amendments; Waivers. This Agreement may only be amended, modified or waived by a written agreement duly executed and delivered by the Company and the Investor.

(b) Acknowledgment and Reaffirmation of Transaction Documents. Each Debtor hereby ratifies, affirms, acknowledges and agrees that the Existing Securities Purchase Agreement, and the other Transaction Documents to which it is a party represent the valid and enforceable obligations of such Debtor, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity. Each Debtor hereby agrees that this Agreement in no way acts as a release or relinquishment of the Liens and rights securing payment of the Secured Obligations (as defined in the Pledge and Security Agreement). The Liens and rights securing payment of the Secured Obligations (as defined in the Pledge and Security Agreement) are hereby ratified and confirmed by each Debtor in all respects. Upon the Effective Time, the amendments and waivers of the Investor Primary Securities shall be amended and/or waived, as provided herein, and effective. In all other respects, the Existing Securities Purchase Agreement, the Investor Primary Securities and the other Transaction Documents shall remain unchanged and in full force and effect in accordance with their original terms. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Existing Securities Purchase Agreement, each of the Investor Primary Securities and the other Transaction Documents are ratified and confirmed and shall continue in full force and effect.

(c) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) References. Each reference in (x) on or after the Effective Time, the Existing Securities Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Securities Purchase Agreement and each reference in any other Transaction Document to “the Securities Purchase Agreement” shall mean and be a reference to the Amended Securities Purchase Agreement, and (y) on or after the Effective Time, the Investor Warrant to “this Warrant,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Investor Warrant and each reference in any other Transaction Document to “the Warrant” of the Investor shall mean and be a reference to the Warrant (subject to the applicable waivers herein).

(e) Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f)   Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company and the Target under Section 4.10 of the Existing Securities Purchase Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

6. Independent Nature of Investor's Obligations and Rights. The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Agreement.  Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as, and the Company acknowledges that the Investor and the Other Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement.  The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

DEBTORS:

NAUTICUS ROBOTICS, INC.
(F/K/A CLEANTECH ACQUISITON CORP.)

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS HOLDINGS, INC.
(F/K/A NAUTICUS ROBOTICS, INC.)

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTIWORKS LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS FLEET LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

NAUTICUS ROBOTICS USA LLC

By:	/s/ John W. Gibson, Jr.
Name:	John W. Gibson, Jr.
Title:	President & Interim CEO

Signature Page to Agreement to Nauticus Second Lien Restructuring Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTOR:

Material Impact Fund II, L.P.
Name of Investor

By:	/s/ Adam Sharkawy
Name:	Adam Sharkawy
Title:	Managing Member

Aggregate Number of Warrant Shares underlying Investor Warrant (prior to Proposed Transaction)*:

408,160

Aggregate Number of Warrant Shares underlying Investor Warrant (after giving effect to Proposed Transaction and waivers herein)*:

3,822,979

*Without regard to any limitations on exercise set forth therein

Signature Page to Agreement to Nauticus Second Lien Restructuring Agreement

Exhibit 99.1

Nauticus Robotics Raises $12M in Funding to Execute 2024 Goals, including Industry-changing ‘Augmented Autonomy’ for Subsea Robots

HOUSTON – Feb.5, 2024

Nauticus Robotics (NASDAQ: KITT), a leading developer of subsea robots and software, announces securing over $12M net today, part of a second tranche of investment.

The new investment will expedite certification of Nauticus’ flagship robot, the Aquanaut, which facilitates the transformation of tethered ROV operations to fully autonomous operations. It is expected to perform numerous tasks in water depths ranging from 200 - 2000+ meters during February in preparation for an inaugural job inspecting a deep-water production facility of a major oil and gas company in the Gulf of Mexico.

The new investment comes only weeks after the company announced a change in leadership, including a new CEO, CFO and lead General Counsel.

Since becoming the President of Nauticus in October, John Gibson has been assessing the go-to- market strategy and said “the market sees our potential and supports our vision of delivering full autonomy to subsea operations – however, the diffusion rate of our solutions requires a significant shift from the current paradigm of human operations to autonomous operations. To eliminate the inertia to change, we recast our vision. We realized the fastest path to full autonomy would be through the deployment of ‘tethered/augmented autonomy.’ This allows the customer and operators to retain the ability to intervene while simultaneously allowing Nauticus to gather the operational data needed to train our fully autonomous solutions for the future.”

This is possible because our software architecture is platform independent and can be used on all subsurface vehicles and has already been deployed on several competitor vehicles for defense- related work. This enables the company to become a multi-platform operating system for a vast array of vehicles already deployed. The forecasted efficiency improvements for existing platforms using ‘tethered autonomy’ will exceed 20%, while simultaneously reducing emissions and increasing safety for all subsea robots.

“What Nauticus has planned can truly revolutionize the entire industry – and I don’t use that term lightly. We can now normalize performance of ROV operators because you will no longer have disparities between skill levels of employees. This obviously provides substantial safeguards to any company using this technology” said Sean Halpin, Head of Autonomous Solutions.

“We are creating a win-win situation for ROV operators. We are not asking them to give up complete control. These robots are not replacing jobs, but instead are making them both easier and more reliable”, said Chuck Claunch, Co-head of Software Solutions.

“It’s not dissimilar to when pilots first needed to adjust to automation in the airline industry – they didn’t lose their jobs – they gained more reliable support to enjoy them,” said Paul Dinh, Co-head of Software Solutions.

The board added that while they are investing heavily into commercialization, they are also actively working to minimize G&A costs. Changes to align board cost with the current forecast are underway.

In addition, the Board has retained Piper Sandler & Co. to assist in the evaluation of strategic options to maximize shareholder value and the acquisition of 3D At Depth.

About Nauticus Robotics

Nauticus Robotics, Inc. develops autonomous robots for the ocean industries. Autonomy requires the extensive use of sensors, artificial intelligence, and effective algorithms for perception and decision allowing the robot to adapt to changing environments. Nauticus’ robotic systems and services are designed to address both commercial and government-facing customers. The company targets the Robotics-as-a-Service (RaaS) business model complemented by direct product sales of vehicles, components, and licensing of related software. Nauticus has designed and is currently testing and certifying a new generation of vehicles to reduce operational cost and gather data to maintain and operate a wide variety of subsea infrastructure.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”), and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws. Such forward-looking statements include but are not limited to: the expected timing of product commercialization or new product releases; customer interest in Nauticus’ products; estimated 2024 operating results and use of cash; and Nauticus’ use of and needs for capital. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends,” or “continue” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Nauticus’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. There can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Nauticus is not under any obligation and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports which Nauticus has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”) for a more complete discussion of the risks and uncertainties facing the Company and that could cause actual outcomes to be materially different from those indicated in the forward- looking statements made by the Company, in particular the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in documents filed from time to time with the SEC, including Nauticus’ Annual Report on Form 10-K filed with the SEC on March 28, 2023 and Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2023. Should one or more of these risks, uncertainties, or other factors materialize, or should assumptions underlying the forward-looking information or statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected.

The documents filed by Nauticus with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

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Important Information for Investors and Stockholders

This press release relates to a proposed transaction between Nauticus and 3DAD. It does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Nauticus intends to file a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), which will include a document that serves as a prospectus and proxy statement of Nauticus, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Nauticus stockholders. Nauticus will also file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Nauticus are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Nauticus through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

Nauticus, 3DAD and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Nauticus’ stockholders in connection with the proposed transaction. A list of the names of the respective directors and executive officers of Nauticus and 3DAD and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

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